As filed with the U.S. Securities and Exchange Commission on May 20, 2025.

Registration No. 333-286203

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

AMENDMENT NO. 1 TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

BUUU Group Limited
(Exact name of registrant as specified in its charter)

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British Virgin Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

______________________

Flat B, 16/F, Ford Glory Plaza
37 Wing Hong Street
Cheung Sha Wan, Hong Kong
+852 3705 5244
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 Tel: +1 (212) 588-0022	Shane Wu, Esq. Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Telephone: (212) 930-970

______________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 20, 2025

BUUU Group Limited

1,500,000 Class A Ordinary Shares

This is an initial public offering (the “Offering”) of 1,500,000 Class A Ordinary Shares of no par value (the “Class A Ordinary Shares”), of BUUU Group Limited (“BUUU”, the “Company”). We anticipate that the initial public offering price (the “Offering Price”) will be between US$4.00 and US$6.00 per Ordinary Share. We are offering 1,500,000 Class A Ordinary Shares of our Company, on a firm commitment basis, representing 13.04% of the Class A Ordinary Shares following completion of the offering of our Company.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BUUU.” This Offering is contingent upon us listing our Class A Ordinary Shares on the Nasdaq Capital Market, or Nasdaq. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering cannot be completed.

BUUU’s issued share capital is a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall vote together as one class on all resolutions of the shareholders and have the same rights except each Class A Ordinary Share shall entitle its holder to one (1) vote and each Class B Ordinary Share shall entitle its holder to twenty (20) votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

Following this Offering, BUBI Services Limited (“BUBI”), our Controlling Shareholder, will retain controlling voting power in the Company based on having approximately 95.10% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. BUBI is ultimately owned as to 40% by Ms. Nana CHAN, our chair of the board and director, and 40% by Mr. Wai Kong POON, our Chief Executive Officer and Director. As a result, acting together, Ms. Chan and Mr. Poon can control the outcome of matters submitted to the shareholders for approval through BUBI. We may be deemed a “controlled company” within the meaning of the Nasdaq listing rules, and we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. For a more detailed discussion of the risk of the Company being a controlled company, see “Risk Factors — Risks Related to Our Corporate Structure — Our corporate actions will be substantially controlled by our Controlling Shareholder, BUBI Services Limited, which will have the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we may be deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 38 and “Prospectus Summary — Implication of Being a Controlled Company” on page 14 of this prospectus.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.    See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Class A Ordinary Shares.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” on page 13 and page 14 for additional information.

BUUU Group Limited, or BUUU, is a holding company incorporated in British Virgin Islands (“BVI”). BUUU is not a Chinese or Hong Kong operating company but is a holding company incorporated in the BVI. As a holding company with no material operations, BUUU conducts all of its operations through its operating entities, BU Creation Limited (“BU Creation”) and BU Workshop Limited (“BU Workshop”) (collectively, the “Operating Subsidiaries”), both of which are companies incorporated in Hong Kong. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the Operating Subsidiaries, but rather purchasing equity solely in BUUU, the BVI holding company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities BUUU is registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless.

All of our operations are conducted by our Operating Subsidiaries in Hong Kong, which is a special administrative region of the PRC. We currently do not have any operations in Mainland China. We do not have any operation or maintain an office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. However, since (1) our operations are located in Hong Kong, which is a special administrative region of the PRC, and (2) some of our customers are Mainland China companies, Mainland China individuals, or companies that have shareholders or directors that are Mainland China individuals, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, and the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong. We may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the cybersecurity, data security, and the oversight and control over overseas securities offerings by the PRC government. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers likes us. Such governmental actions:

•        could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong. However, due to the long-arm application of the current Mainland China laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our subsidiaries in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain” on page 29; and “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 34.

We are aware that, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Development in the PRC.”

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Administrative Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Administrative Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China; (ii) it is not controlled by any Mainland China entity or individual; (iii) it does not have any operation in the Mainland China, nor does it have any partnership or cooperation with any Mainland China entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the Mainland China; (v) none of the senior managers in charge of the business operations and management are citizens of the Mainland China or domiciled in Mainland China; and (vi) no revenue of the Company is generated from the Mainland China, this Offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC. Further, we believe that the Company is not considered a domestic enterprise under the Trial Administrative Measures and the Trial Administrative Measures do not apply to the Company, and its listing on Nasdaq does not require fulfilling the filing procedure to the CSRC. However, given the uncertainties arising from the legal system in the PRC and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering.

If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” on page 34.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the Securities and Exchange Commission (“SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in Mainland China and Hong Kong.

Our auditor, Onestop Assurance PAC, is headquartered in Singapore and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring in July 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the Determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates — without consultation with, nor input from, PRC authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. Our auditor, Onestop Assurance PAC, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. These recent developments could also add uncertainties to this Offering and we cannot assure you that the Nasdaq Capital Market or regulatory authorities would not apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 42.

BUUU has no operations of its own. It conducts its operations in Hong Kong through our Operating Subsidiaries. BUUU may rely on dividends or payments to be paid by our Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from BUUU, our holding company incorporated in BVI, to our Operating Subsidiaries in Hong Kong, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries in Hong Kong to BUUU.

There are no restrictions or limitations on our ability to distribute earnings from our subsidiaries, including our subsidiaries in Hong Kong, to BUUU and shareholders and the U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as it thinks fit, if it is satisfied, on reasonable grounds, that immediately following the dividend payment the value of our assets will exceed our liabilities and BUUU will be able to pay our debts as they become due. For the cash transfers between BUUU and the Operating Subsidiaries, and according to the BVI Act, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets of exceeds its liabilities, and the company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of BUUU’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to BUUU. Other than the above, we have not adopted, nor do we maintain, any cash management policies and procedures as of the date of this prospectus. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between BUUU and its subsidiaries, across borders and to U.S investors, nor is there any restrictions and limitations to distribute earnings from our business and subsidiaries, to BUUU and U.S. investors and amounts owed. To the Company’s best knowledge, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from BUUU to the Operating Subsidiaries or from the Operating Subsidiaries to BUUU, our shareholders and the U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Prospectus Summary — Transfers of cash to and from our subsidiaries” on page 4, “Prospectus Summary — Risk Factors Summary” on page 6, and “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 40, and our consolidated financial statements and related notes included elsewhere in this prospectus.

BUUU, our BVI holding company, since its incorporation on April 16, 2024, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between BUUU and its subsidiaries, or by the Operating Subsidiaries to BUUU. On September 1, 2024, BU Creation Limited and BU Workshop Limited declared a cash dividend of HK$7.1 million (approximately US$909,090) and HK$1.4 million (approximately US$179,257), respectively, to their then shareholders, for the purpose of distribution of retained profits. Save as disclosed above, as of the date of the prospectus, and for the six-month periods ended December 31, 2023 and 2024 and the fiscal year ended June 30, 2023 and 2024, our Operating Subsidiaries have not declared any dividends to their then shareholders, before the incorporation of BUUU. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are an “emerging growth company” and a “foreign private issuer” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an “Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” on pages 13 and 14 for additional information.

	Per Share		Total(4)
Offering price(1)	US$	5.00	US$	7,500,000
Underwriting discounts and commissions(2)	US$	0.35	US$	525,000
Proceeds to the company before expenses(3)	US$	4.65	US$	6,975,000

____________

(1)      Initial public offering price per share is assumed as US$5.00, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of the offering. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 128.

(3)      Excludes fees and expenses payable to the underwriters.

(4)      Assumes that the underwriters do not exercise any portion of their over-allotment option.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by the Company if any such shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, to purchase up to 225,000 additional Class A Ordinary Shares from us at the initial public offering price, less underwriting discounts, within 45 days from the closing of this Offering to cover over-allotments, if any. If the underwriters exercise the option in full, assuming the public offering price per share is US$5.00 (the midpoint of the range set forth on the cover page of this prospectus), the total underwriting discounts payable will be US$603,750, and the total proceeds to us, before expenses, will be US$8,021,250.

We expect our total cash expenses for this Offering to be approximately US$1,190,835, including expenses payable to the underwriters for their reasonable out-of-pocket expenses and non-accountable expense allowance, exclusive of the above discounts.

If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on or about [•] 2025.

The date of this prospectus is [•], 2025

We and the Underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Class A Ordinary Shares is made to the public in the BVI. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. The information in this registration statement is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed Offering, and only the prospectus dated hereof, is authorized by us to be used in connection with our proposed Offering. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this Offering and the distribution of this prospectus applicable to those jurisdictions.

Until and including ________, 2025 (the 25th days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on June 30 of each year. References in this prospectus to a financial year, such as “financial year 2024,” relate to our financial year ended June 30 of that calendar year.

Financial Information in U.S. Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars for the six-month period ended December 31, 2024 and 2023 were made at HK$7.79 to US$1.00 and HK$7.82 to US$1.00, and for the fiscal years ended 2023 and 2024 were made at HK$7.84 to US$1.00 and HK$7.81 to US$1.00, the exchange rate set forth in the H10 statistical release of the Federal Reserve Board on December 31, 2024 and December 29, 2023, June 30, 2023 and June 28, 2024, respectively.

We make no representation that the Hong Kong or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Except where the context otherwise requires and for purposes of this prospectus only, references to:

•        “Amended and Restated Memorandum and Articles of Association” refers to the current amended and restated memorandum and articles of association of BUUU (as defined below), as filed with the Registry of Corporate Affairs in the British Virgin Islands on October 18, 2024;

•        “BUUU” and “Company” refers to BUUU Group Limited, a BVI business company with limited liability incorporated under the laws of BVI, and the holding company of our businesses;

•        “BVI” refers to the British Virgin Islands;

•        “BVI Act” refers to the BVI Business Companies Act, 2020 (as amended);

•        “CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

•        “Controlling Shareholder” refers to BUBI Services Limited, or BUBI, a company incorporated under the laws of British Virgin Islands;

•        “Class A Ordinary Shares” refers to the Class A Ordinary Shares of BUUU (as defined below) of no par value and entitled to one (1) vote per share;

•        “Class B Ordinary Shares” refers to the Class B Ordinary Shares of BUUU (as defined below) of no par value and entitled to twenty (20) votes per share;

•        “GIH Industry Information Sheet” or “Industry Information Sheet” refer to the industry sheet commissioned by us and prepared by GOVEN Intelligence Holdings Limited, or “GIH,” an independent research firm, titled “GIH Industry Information Sheet”, to provide information regarding our industry and our market position in Hong Kong;

•        “Hong Kong dollar(s)”, or “HK$” refer to the legal currency of Hong Kong;

•        “Hong Kong” or “HKSAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

•        “Operating Subsidiaries” refers to BU Creation Limited and BU Workshop Limited, both of which are companies with limited liability incorporated under the laws of Hong Kong and subsidiaries of BUUU;

•        “Ordinary Shares” refers to Class A and Class B Ordinary Shares;

•        “PRC” refer to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

•        “PRC government” are to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “US$”, “$”, or “U.S. dollar(s)” refer to the legal currency of the United States;

•        “U.S.”, or “United States” refers to the United States of America;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•        “We”, “Group”, “us”, “or “our” refer to BUUU Group Limited, the BVI holding company that will issue the Class A Ordinary Shares being offered, and its subsidiaries.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

This prospectus contains information derived from various public sources and certain information from an industry report commissioned by us and prepared by GIH, a third-party industry research firm, to provide information regarding our industry and market position. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Industry data, projections and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. Neither we, the Underwriters nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Overview

Established in 2017, we have rapidly grown into a premier Meetings, Incentives, Conferences, and Exhibitions (“MICE”) solutions provider based in Hong Kong. Our comprehensive marketing service portfolio is designed to meet the diverse needs of our clients, spanning across two core areas: (i) event management and (ii) stage production.

(a)    Event management services

In the realm of event management, our operating subsidiary, BU Creation, excels as creative planners and meticulous executors. We curate and manage a wide spectrum of events, including cultural, artistic, recreational, and corporate promotions. Our approach is deeply collaborative, and we work closely with our clients to bring their visions to life. From the initial concept to the final execution, we ensure every detail is aligned with our clients’ objectives, delivering events that resonate and captivate audiences. In addition, we have collaborated with event production houses to co-host various remarkable events in Hong Kong. Notable examples include the S2O Songkran Music Festival Hong Kong, the Spartan Race Hong Kong, and the Grade 10 Asia Card Show Hong Kong.

Under our event management services, BU Creation directly engages in (i) design and planning, (ii) project management, and (iii) on-site supervision.

Our revenue derived from event management services represents approximately 77.9% and 77.5%, and 80.5% and 72.2% of our total revenue for the six months ended December 31, 2024 and 2023, and years ended June 30, 2024 and 2023, respectively.

(b)    Stage production services

Our expertise in stage production lies in our ability to transform spaces into immersive experiences. Our operating subsidiary, BU Workshop, meticulously coordinates with suppliers to integrate advanced lighting, visual and audio systems, stage performance elements and venue decorations. Our goal is to create environments that not only engage but also leave a lasting impression, elevating the impact of every event we manage.

Under our stage production services, BU Workshop directly manages the entire production process, from stage management and technical direction to the fabrication and installation of set elements. The lighting and visual and audio systems involved are sourced from its suppliers.

Our revenue derived from stage production services represents approximately 22.1% and 22.5%, and 19.5% and 27.8% of our total revenue for the six months ended December 31, 2024 and 2023, and years ended June 30, 2024 and 2023, respectively.

Our diverse clientele includes public institutions, marketing and public relations firms, real estate corporations, and a number of established brands. This broad customer base reflects our ability to deliver customized solutions that meet the high standards of various sectors. Our revenue decreased from approximately US$2.93 million for the six months ended December 31, 2023 to approximately US$2.87 million for the six months ended December 31, 2024, representing a slight decrease of approximately 2.0%; our profit before tax decreased from approximately US$0.48 million to approximately US$0.22 million in the corresponding periods, representing an decreased of approximately 54.6%. Our net income decreased from approximately US$0.435 million for the six months ended December 31, 2023 to approximately US$0.161 million for the six months ended December 31, 2024, representing a decrease of approximately 63.1%. Our revenue increased from approximately US$3.5 million for the year ended June 30, 2023 to approximately US$5.8 million for the year ended June 30, 2024, representing an increase of approximately 64.2%; while our profit before tax increased from approximately US$0.4 million to approximately US$1.0 million in the corresponding periods, representing an increase of approximately 178.9%. Our net income increased from approximately US$0.3 million for the year ended June 30, 2023 to approximately US$0.9 million for the year ended June 30, 2024, representing an increase of approximately 166.3%.

Competitive Strengths

We believe that the following competitive strengths:

•        Experienced and capable leadership

•        Comprehensive, one-stop MICE solutions

•        Innovative and skilled in-house design team

•        Stable relationships with a diversified customer base

For more details, see “Business — Our Competitive Strengths”.

Growth Strategies

•        Enhancing brand recognition and strengthening marketing initiatives

•        Integrating advanced technologies into our events

•        Expansion into the U.S. and Southeast Asia

For more details, see “Business — Growth Strategies”.

Corporate History and Structure

BUUU Group Limited (“BUUU”) is a holding company with no operations of its own. We conduct our operations primarily through BU Creation and BU Workshop, our Operating Subsidiaries in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of BUUU Group Limited, instead of the shares of our Operating Subsidiaries.

BUUU Group Limited was incorporated under the laws of the BVI on April 16, 2024. It is a holding company and is not actively engaged in any business. The registered office of BUUU is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, BVI. BUUU was authorized to issue a maximum of 50,000 Shares with no par value of a single class. At the time of the BUUU’s incorporation, 1 share was legally and beneficially owned by BUBI Services Limited (“BUBI Services”), a company incorporated under the law of the BVI. As of the date of this prospectus, BUBI Services is directly owned as to 40% by Ms. Nana CHAN (400 ordinary shares); 20% (200 ordinary shares) by Mr. Wai Kwong POON; and 40% (400 ordinary shares) by Perfect Wood Limited.

On October 17, 2024, BUUU resolved and approved to increase the maximum number of shares it is authorized to issue from 50,000 with no par value to 500,000,000 with no par value. On the same day, BUUU resolved and approved to re-designate (a) 249,999,999 authorized but unissued ordinary shares of no par value into 249,999,999 Class A ordinary shares (“Class A Ordinary Shares”) of no par value; and (b) 250,000,000 authorized but unissued ordinary shares of no par value into 250,000,000 Class B ordinary shares (“Class B Ordinary Shares”) of no par value, and re-designate a total of 1 issued ordinary shares of no par value owned by BUBI Services into 1 Class A Ordinary Shares of no par value. Immediately upon the re-designation became effective on October 22, 2024, 6,039,999 Class A Ordinary Shares were issued and allotted to BUBI Services at a total consideration of US$1 (“Allotment 1”). Following Allotment 1, BUUU was held as to 100% (6,040,000 Class A Ordinary Shares with no par value) by BUBI Services.

On November 7, 2024, BUUU entered into Sale and Purchase Agreements with A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited, respectively. Pursuant to the Sale and Purchase Agreements, BUUU is to sell, and A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited are to acquire 2,500,000, 480,000, 480,000, 100,000 and 400,000 Class A Ordinary Shares, at the consideration of US$12,500, US$2,400, US$2,400, US$500 and US$2,000, respectively (collectively “Allotment 2”).

On November 18, 2024, BUUU (as purchaser) entered into a Sale and Purchase Agreement with Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (as vendors), respectively. Pursuant to the Sale and Purchase Agreement, Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited are to sell, and BUUU is to acquire 40%, 40% and 20% of the issued share capital of BU Creation. In consideration of the acquisition, BUUU allotted and issued an aggregate of 2,500,000 Class B Ordinary Shares to BUBI Services upon the direction of Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited, and with the consent of BUUU (“Share Swap 1”). Immediately after Share Swap 1, BU Creation became wholly owned by BUUU.

On November 18, 2024, BUUU (as purchaser) entered into a Sale and Purchase Agreement with Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (as vendors) to acquire an aggregate of 75% of the share capital of BU Workshop. Pursuant to the Sale and Purchase Agreement, Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited are to sell, and BUUU is to acquire 30%, 30% and 15% of the issued share capital of BU Workshop. In consideration of the acquisition, BUUU allotted and issued an aggregate of 2,500,000 Class B Ordinary Shares to BUBI Services upon the direction of Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited, and with the consent of BUUU (“Share Swap 2”, together with Share Swap 2, the “Share Swaps”)). Immediately after Share Swap 2, BUUU owned 75% of the issued share capital of BU Workshop. Following the Share Swaps and as of the date of this prospectus, BUUU has 10,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares in issue.

On December 13, 2024, pursuant to a sale and purchase agreement entered into between Glitter Win International Limited and Excellent Prospect Investment Holding Limited, Excellent Prospect Investment Holding Limited has acquired 480,000 Class A Ordinary Shares from Glitter Win International Limited, representing 4.8% of the Class A Ordinary Shares in issue of BUUU.

The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus, upon the completion of the abovementioned issuances and transactions:

Shareholders	Number and percentage of Class A Ordinary Shares Issued	Number and percentage of Class B Ordinary Shares Issued
BUBI Services Limited	6,040,000 (60.4%)	5,000,000 (100%)
A Max Holding Limited	2,500,000 (25.0%)	—
Excellent Prospect Investment Holding Limited	480,000 (4.8%)	—
Tight Core Limited	480,000 (4.8%)	—
Storm Citadel Global Limited	100,000 (1.0%)	—
Virtuous Accolade Limited	400,000 (4.0%)	—
Total:	10,000,000 (100%)	5,000,000 (100%)

The following diagram illustrates the corporate structure of our Group as of the date of this prospectus and upon completion of this Offering.

BUBI Services Limited
British Virgin Islands
A Max Holding Limited
British Virgin Islands
Other Existing <5% Shareholders (1)
Public Shareholding
Pre-offering: 60.4% (6,040,000) Class A Ordinary Shares and 100% (5,000,000) Class B Ordinary Shares
Post-offering: 52.52% (6,040,000) Class A Ordinary Shares and 100% (5,000,000) Class B Ordinary Shares
Pre-offering: 25.0% (2,500,000) Class A Ordinary Shares
Post-offering: 21.74% (2,500,000) Class A Ordinary Shares
Pre-offering: 14.60% (1,460,000) Class A Ordinary Shares
Post-offering: 12.70% (1,460,000) Class A Ordinary Shares
Pre-offering: N/A
Post-offering: 13.04% (1,500,000) Class A Ordinary Shares
BUUU Group Limited (2)
British Virgin Islands
100%
75%
BU Creation Limited (3)
Hong Kong
BU Workshop Limited (3)
Hong Kong

____________

(1)      As of the date of this prospectus, there are four (4) shareholders of record that have shareholding less than 5%.

(2)      BUUU Group Limited is a holding company with no operation of its own. The ordinary shares offered in this prospectus are those of BUUU Group Limited.

(3)      BUUU Group Limited conducts all its operation through its operating subsidiaries, BU Creation Limited and BU Workshop Limited, both incorporated under the laws of Hong Kong.

Our Operating Subsidiaries

As at the date of this prospectus, the ownership of our Operating Subsidiaries are as follows:

Name	Background	Ownership
BU Creation

Incorporated on May 11, 2017 as a private company limited by shares under the laws of Hong Kong.

Immediately prior to the reorganization, it was owned as to 40% (40 ordinary shares) by Ms. Nana CHAN; 40% (40 ordinary shares) by Mr. Wai Kwong POON; and 20% (20 ordinary shares) by Perfect Wood Limited.

As part of the reorganization, on November 18, 2024, BUUU (as purchaser) entered into a sale and purchase agreement with Ms. Nana CHAN, Mr. Wai Kwong POON, Perfect Wood Limited (as vendors) and BUBI services (as allotee), pursuant to which BUUU acquired the entire share capital of BU Creation.

100% owned by BUUU
BU Workshop

Incorporated on September 13, 2019 as a private company limited by shares under the laws of Hong Kong.

Immediately prior to the Reorganization, it was owned as to 30% (30 ordinary shares) by Ms. Nana CHAN; 30% (30 ordinary shares) by Mr. Wai Kwong POON; 15% (15 ordinary shares) by Perfect Wood Limited; and 25% (25 ordinary shares) by Mr. Sze Ho LI.

As part of the reorganization, on November 18, 2024, BUUU (as purchaser) entered into a sale and purchase agreement with Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (as vendors) and BUBI services (as allotee), pursuant to which BUUU acquired 75% of the share capital of BU Workshop.

75% owned by BUUU and 25% owned by Mr. Sze Ho LI

Transfers of Cash to and from Our Subsidiary

BUUU has no operations of its own. It conducts its operations in Hong Kong through its Operating Subsidiaries. BUUU may rely on dividends or payments to be paid by its Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from BUUU, our holding company incorporated in BVI, to our Operating Subsidiaries in Hong Kong, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries in Hong Kong to BUUU.

There is no restriction under the BVI Act on the amount of funding that BUUU may provide to its subsidiaries in Hong Kong (i.e., BUUU to its Operating Subsidiaries) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, BUUU. The Operating Subsidiaries are also permitted under the laws of Hong Kong, to provide funding to BUUU, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our Operating Subsidiaries in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and we will be able to satisfy our debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between BUUU and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from the subsidiaries, to BUUU and U.S. investors and amounts owed. See “Regulations” on page 94 and “Dividend Policy” on page 54.

To Company’s best knowledge, the laws and regulations of the PRC do not currently have any material impact on the transfer of cash from BUUU to the Operating Subsidiaries or from the Operating Subsidiaries to BUUU, our shareholders and the U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Furthermore, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

BUUU, our BVI holding company, since its incorporation on April 16, 2024, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between BUUU and its subsidiaries, or by the Operating Subsidiaries to BUUU. On September 1, 2024, BU Creation Limited and BU Workshop Limited declared a cash dividend of HK$7.1 million (approximately US$909,090) and HK$1.4 million (approximately US$179,257), respectively, to their then shareholders, for the purpose of distribution of retained profits. Save as disclosed above, as of the date of the prospectus, and for the six-month periods ended December 31, 2023 and 2024 and fiscal years ended June 30, 2023 and 2024, our Operating Subsidiaries did not declare any dividends to its then shareholders, before the incorporation of BUUU.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries by way of dividend payments. We do not have any present plan to declare or pay any dividends on our Class A Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Risk Factors — Risks related to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 40 and our consolidated financial statements and related notes included elsewhere in this prospectus, for more information.

Risk Factors Summary

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to Doing Business in Hong Kong

We are headquartered in Hong Kong and all of our operation and business are conducted through our Operating Subsidiaries in Hong Kong. Hong Kong is a special administrative region of the PRC, we are therefore subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, and the legal and operational risks associated with operating in Mainland China may also apply to our operations in Hong Kong. We may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to doing business in the PRC in general. The PRC government may intervene or influence the current and future operations in Hong Kong at any time. The PRC government may chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 29 for a more detailed discussion of the risks involved. These risks include but are not limited to, the following:

•        All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain. See more detailed discussion of this risk factor on page 29 of this prospectus.

•        There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 31 of this prospectus.

•        If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 34 of this prospectus.

•        The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiaries in Hong Kong, which represent substantially all of our business. See more detailed discussion of this risk factor on page 35 of this prospectus.

•        The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering. See more detailed discussion of this risk factor on page 35 of this prospectus.

•        There are political risks associated with conducting business in Hong Kong. See more detailed discussion of this risk factor on page 36 of this prospectus.

•        Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. See more detailed discussion of this risk factor on page 36 of this prospectus.

•        Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations. See more detailed discussion of this risk factor on page 37 of this prospectus.

Risks Related to our Business and Industry

•        There is no assurance that our customers will continue to retain our services.

•        The quality of our customer support and service offerings is paramount to our clients, and any failure to maintain high standards could result in clients discontinuing the use of our services, potentially leading to a decline in our sales.

•        We are exposed to credit risks with our customers.

•        Our revenue may experience fluctuations from period to period due to variations in the services required by our customers and the timing of event completions.

•        Our failure to maintain the confidentiality, integrity, and availability of our systems, software, and solutions could seriously damage our reputation and affect our ability to retain customers and attract new business.

•        We engage our suppliers on an individual project basis, and their failure to meet our requirements may affect the quality of our services.

•        Our insurance coverage may be inadequate to protect us from potential losses.

•        Our final billings to our customers may differ from the initial quotations and we may encounter disagreements with our customers in relation to the final billings.

•        Our services fees are determined based on the estimated time and costs involved in a project, which may deviate from the actual time and costs incurred, and as a consequence, an inaccurate estimation of costs to be incurred may adversely affect our financial results.

•        Our business is subject to seasonality.

•        Undetected errors or failures in our services could lead to a loss of or delay in market acceptance, potentially causing significant harm to our business.

•        We currently do not own the properties on which we carry out our business, and we are exposed to the risks associated with the commercial real estate rental market.

•        Our operations may be interrupted by malfunctions or deficiencies in our IT infrastructure.

•        Some of our systems and services are developed by third parties or supported by third-party hardware and software, and our business and reputation could suffer if these third-party systems and services fail to perform properly or are no longer available to us.

•        Failing to keep pace with technological advancements and evolving client needs could adversely affect our business. If we are unable to effectively develop, launch, or integrate new technologies into our services, it may harm our reputation, reduce our sales, and negatively impact our operating income.

•        Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

•        Assertions by a third party that we have infringed, misappropriated, or otherwise violated their intellectual property could subject us to costly and time-consuming litigation and adversely impact our business.

•        We may be subject to litigation, arbitration, or other legal proceeding risk.

•        Increasing labor costs and labor shortages in our industry may affect our business, financial condition, and results of operations.

•        The highly competitive and fragmented market for our services may continue to create adverse price pressures.

•        We may not be able to attract and retain our core management team and other key personnel for our operations.

•        The Company may incur significant losses, and there can be no assurance that the Company will remain a profitable business.

•        The Company’s future revenue and operating results are unpredictable and may fluctuate significantly.

•        We may be unable to successfully implement our future business plans and objectives.

•        We may need to raise additional capital to support its operations.

•        Natural disasters, acts of war, and other catastrophic events may adversely affect our operations.

•        A re-occurrence of the COVID-19 pandemic or the sustained outbreak of other infectious diseases could have a material adverse impact on our business, operating results, and financial condition.

Risks Relating to Our Corporate Structure

•        The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, BUBI Services Limited, which will hold in the aggregate 95.10% of the voting power of our voting shares following the completion of this Offering preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

•        As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

•        We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

•        You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

Risks Relating to our Securities and this Offering

•        Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

•        There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

•        We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

•        Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

•        You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

•        Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

•        We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

•        Our existing shareholders that are not included in this registration statement will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

•        If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

•        We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

•        We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

•        We are a “foreign private issuer” and a BVI company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

•        Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

Regulatory Development in the PRC

We are a holding company incorporated in the BVI with all of the operations conducted by our Operating Subsidiaries in Hong Kong. We currently do not have, nor do we currently intend to establish, any subsidiaries nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicates the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, its ability to accept foreign investments, and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Cybersecurity review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC together with other relevant government authorities in Mainland China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China, the CAC, jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) (the “Measures”) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this Offering in the future.

Our Operating Subsidiaries may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes. To the Company’s best knowledge, we do not expect the Measures to have an impact on our business, operations or this Offering, given that (i) our Operating Subsidiaries are incorporated in Hong Kong (ii) we have no subsidiaries, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong).

The Company believes that each of our Operating Subsidiaries will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiaries were incorporated in Hong Kong and operate in Hong Kong without any subsidiaries or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, our Operating Subsidiaries have not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China which jeopardize the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operations or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of PRC or the rights and interest of any PRC organization and citizens. Therefore, to the Company’s best knowledge, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this Offering and the listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Administrative Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Administrative Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of its senior management team in charge of its business operations and management are Mainland China citizens or have their usual place(s) of residence located in Mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, the Company believes that the Trial Administrative Measures do not apply to us, that this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC under the Trial Measures, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the Mainland China; (ii) it is not controlled by any Mainland China entity or individual; (iii) it does not have any operation in the Mainland China, nor does it have any partnership or cooperation with any Mainland China entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the Mainland China; (v) none of the senior managers in charge of the business operations and management are citizens of the Mainland China or domiciled in Mainland China; and (vi) no revenue of the Company is generated from the Mainland China.

However, as given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Since the Trial Administrative Measures were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the Trial Administrative Measures become applicable to us or our Operating Subsidiaries in Hong Kong, if any of our Operating Subsidiaries is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiaries in Hong Kong, the business operation of the Operating Subsidiaries and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future.

If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Moreover, if there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Permission required from Hong Kong authorities

According to the opinion of David Fong & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, BUUU and our Operating Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. According to the opinion of David Fong & Co., as of the date of this prospectus, apart from business registration certificates, BUUU and our Operating Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to operate our business. According to the opinion of David Fong & Co., our Hong Kong Operating Subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Implications of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market, or Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

As at the date of this prospectus, 60.4% of the total issued and outstanding Class A Ordinary Shares and 100% of the total issued and outstanding Class B Ordinary Shares are owned by BUBI Services Limited, which in turn is owned 40% by Ms. Nana CHAN; 40% by Mr. Wai Kwong POON; and 20% by Ms. Li PAN through Perfect Wood Limited. Immediately following this Offering, BUBI Services Limited will beneficially own 52.52% of our total issued and outstanding Class A Ordinary Shares and 100% of our total issued and outstanding Class B Ordinary Shares, representing 95.10% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, Onestop Assurance PAC, is headquartered in Singapore and registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring in July 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the Determinations announced by the PCAOB on December 16, 2021. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our Offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” on page 42.

Corporate Information

Our principal executive office is located at Flat B, 16/F, Ford Glory Plaza 37 Wing Hong Street Cheung Sha Wan, Hong Kong. The telephone number of our principal executive office is +852 3705 5244. Our registered office and our registered agent’s office in the BVI are both located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 22 East 42nd Street, 18th Floor, New York, NY 10168.

We maintain a website at https://bucreation.com/. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Offering Price per Class A Ordinary Share:	The initial public offering price will be between US$4.00 to US$6.00 per Class A Ordinary Share.
Shares Offered by the Company:	1,500,000 Class A Ordinary Shares, excluding exercise of the over-allotment discussed below.
Over-Allotment:

BUUU has granted to the underwriters the option, exercisable for 15 days from the effective date of the registration statement, to purchase up to 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering.

Shares Issued and Outstanding Prior to the Offering:

10,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. Class A Ordinary Shares are entitled to one (1) vote per share and Class B Ordinary Shares are entitled to twenty (20) votes per share.

Shares Issued and Outstanding after the Offering:

11,500,000 Class A Ordinary Shares (or 11,725,000 Class A Ordinary Shares if the underwriters exercise the over-allotment option in full) and 5,000,000 Class B Ordinary Shares. Class A Ordinary Shares are entitled to one (1) vote per share and Class B Ordinary Shares are entitled to twenty (20) votes per share.

Lock-up

We, each of our Directors and Executive Officers and 5% or greater shareholders, have agreed, subject to certain exceptions, for a period of six (6) months from the effective date of the registration statement (for the Company, six (6) months after the closing of this Offering), not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements.”

Proposed trading market and symbol:

We have applied for the listing of our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BUUU”. This offering is contingent upon the listing of our Class A Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Class A Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Transfer Agent:	VStock Transfer, LLC
Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our Class A Ordinary Shares.

Use of Proceeds:

We estimate that we will receive net proceeds from this offering of approximately US$5.78 million (or US$6.81 million if the underwriters exercise the option to purchase additional Class A Ordinary Shares in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of US$5.00 per Class A Ordinary Share, being the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus. We intend to use the proceeds from this Offering for:

•   Approximately 25% for enhancing brand recognition and strengthening marketing initiatives;

•   Approximately 25% for expanding service offerings and broadening market reach;

•   Approximately 20% for integrating advanced technologies into our events;

•   Approximately 20% for expansion into the U.S. and Southeast Asia; and

•   The balance, approximately 10%, to fund other general corporate purposes.

See “Use of Proceeds” for more information.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Class A Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and, in the documents, referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Class A Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

Our business is project-based and profitability is dependent on the negotiated terms under each of the agreement through our Operating Subsidiaries, and may vary from project to project. There is no assurance that our customers will continue to retain our services.

We offer our services to clients on an individual project basis and typically do not enter into long-term contracts with them. The customers normally engage us on an as-needed basis and suit their event management needs for each project. As a result, the amount of work our clients commission us for can fluctuate, and they are under no obligation to hire us for future projects. The terms of the project agreements are negotiated independently. Therefore, the key terms of the agreements, namely, the scope of services, fees, the method and timing of payment vary from project to project. Moreover, various factors, such as the budget of the customers and the general market conditions, are unpredictable and beyond our control. As such, there is no assurance that we will be able to retain enough clients to sustain our current financial performance. Our ability to keep existing clients and attract new ones depends on various factors, such as the quality of our services, our marketing efforts, market demand for our offerings, and industry competition, many of which are beyond our control. Consequently, we might face challenges in maintaining our client base or attracting new business, which could lead to an adverse impact on our operations and financial results.

Customer retention is a critical component of our strategic business plan. There is no guarantee that our customers will continue to utilize our services to fulfil their ongoing needs, particularly in the face of offerings from competitors. Various factors may contribute to a decline in our customer retention rates, including:

•        our inability to demonstrate the value of our services to customers;

•        the pricing, performance, and functionality of our services;

•        the availability, pricing, performance, and functionality of competing services;

•        clients discontinuing the use of or anticipating a decreased need for our services in their operations;

•        consolidation within our customer base;

•        the impact of economic downturns and global economic conditions; or

•        reductions in our customers’ spending levels.

If our customer retention rates are lower than expected or decline for any reason, it may result in a decrease in our sales and adversely affect our profitability. Such outcomes could negatively impact our results of operations, financial position, and cash flow.

The quality of our customer support and service offerings is paramount to our clients, and any failure to maintain high standards could result in clients discontinuing the use of our services, potentially leading to a decline in our sales.

Providing quality customer support is essential for the successful promotion of our services. If we are unable to deliver a level of customer support and service that meets or exceeds our clients’ expectations, we may experience adverse consequences, including loss of clients and market share, inability to attract new customers, increased costs associated with service and support, and diversion of resources. Such outcomes could have a negative impact on our results of operations, financial position, and cash flow.

We are exposed to credit risks with our customers.

We typically grant our customers a credit period ranging from 60 to 90 days from the invoice date. Our average accounts receivable turnover days were approximately 62.4 days, and 37.1 days and 44.6 days for the six months ended December 31, 2024, and financial year ended June 30, 2023 and 2024 respectively. We do not have access to all the information necessary to form a comprehensive view on creditworthiness, as the complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information.

Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations, or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material cancellations by our customers during the six months ended December 31, 2024 and 2023, and the financial year ended June 30, 2023 and 2024, there is no assurance that our customers will not cancel their contracts and/or refuse to make payment in the future in a timely manner or at all.

We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected and our business, financial condition and results of operations may be adversely affected.

Our revenue and cost of sales may experience fluctuations from period to period due to variations in the services required by our customers and the timing of event completions.

We generally derives our revenue from service contracts, with each contract sum being determined with reference to quotations that are formulated on a cost-plus margin basis and substantially agreed upon between customers and us at the time when a project is awarded to us. Our revenue can vary significantly from period to period depending on the specific services requested by our customers. While our fee under such service contracts with our customers are generally due for payment at the end of our services, some of our suppliers may require an upfront payment at the time of their engagement. This timing discrepancy creates potential cash flow challenges. There can be no assurance that we will have sufficient cash flow to meet our obligations to suppliers, or that our customers will pay us on time to satisfy the amount due to our suppliers. If we are unable to generate enough cash flow, our suppliers may cease their provision of goods and services to us, which will materially and adversely affect our business operations and hence our business performance and financial condition. Furthermore, since our fees are generally pre-determined when a project is awarded, any substantial increase in the cost of sales may materially and adversely affect the results of operations and financial condition. Our Operating Subsidiaries do not enter into long-term supply contracts with its suppliers or subcontractors, so there is no assurance that they will not significantly increase the prices of their labor, materials and subcontracting charges in the future. There is also no assurance that our Operating Subsidiaries will be able to pass any increase in costs of sales to the customers in order to maintain gross profit margins. If we experience any significant/material increase in cost of sales, our gross profit margin might decrease and the business operations and financial position might be materially and adversely affected.

Additionally, the progress of our events, is subject to various factors beyond our control, such as obtaining the necessary licenses or permits from respective authorities and postponements of events. These factors can further influence the cash flow generated from our operations. Any delays in the completion of our events may result in deferred payments from our customers, thereby adversely affecting our cash flow and results of operations. If projects remain incomplete after a substantial amount of time and costs have been incurred by our Group, our results of operations and financial position may be adversely affected.

Our failure to maintain the confidentiality, integrity, and availability of our systems, software, and solutions could seriously damage our reputation and affect our ability to retain customers and attract new business.

Ensuring the confidentiality, integrity, and availability of our systems, software, and work processes is critical to our operations and to our customers, as we store and exchange proprietary and confidential information of our customers from time to time, including material non-public information. Maintaining effective and up-to-date security measures requires significant capital expenditures. Despite having backup capabilities for all critical systems and facilities, certain emergencies or contingencies, such as a computer virus attack, natural disaster, widespread power outage, or terrorist attack, could temporarily disrupt our operations and computer systems.

The inadvertent disclosure of information stored on our systems due to human error, security breaches through hacking or cybercrime, or leaks resulting from employee misconduct could severely damage our reputation and cause significant reputational harm to our clients. Techniques used to gain unauthorized access to, or to sabotage, systems evolve rapidly and are often undetected until executed. As with all software solutions, our software may be vulnerable to such attacks. These attacks could disrupt the proper functioning of our IT infrastructure, introduce errors in the output of our clients’ work, allow unauthorized access to sensitive, proprietary, or confidential information, and result in other undesirable or destructive outcomes.

Furthermore, during our production process, third-party service providers may access confidential customer information, exposing us to additional risks of information leaks or breaches of confidentiality obligations. An actual or perceived information leak or security breach could result in significant reputational damage, loss of clients, legal actions, and potential liability, any of which could materially and adversely affect our financial performance.

We engage our suppliers on an individual project basis, and their failure to meet our requirements may affect the quality of our services.

We engage our suppliers on an individual project basis and do not enter into long-term agreements with them. Consequently, the availability and willingness of our suppliers to provide services to us are only known when we request their services. We cannot guarantee that we will be successful in maintaining our working relationships with our suppliers. Additionally, we do not have direct control over the prices charged by our suppliers. Our suppliers typically have prescribed price lists, which are revised periodically. We cannot ensure that we will be able to secure quotations at current price levels for our outsourced works in the future. In the event that our suppliers refuse or are unavailable to provide services to us or significantly increase their prices, we may be unable to provide timely services to our customers or meet their requirements if we cannot engage alternative service providers at a reasonable price. Furthermore, we may incur additional operational costs, which may not be passed on to our customers. Consequently, our operations, business, reputation, and profitability may be adversely affected.

We have no control over the operations of our suppliers and cannot guarantee that we will be able to monitor their work processes as directly and effectively as monitoring our own staff. Our suppliers may fail to meet our requirements, which may lead to our failure to provide timely and quality services to our customers. Any failure of our suppliers to meet our requirements or schedule may materially and adversely affect our reputation and operational results. If our suppliers fail to meet our expectations or provide services, and we receive complaints from our customers, we may incur extra costs to rectify the works, or incur litigation costs and possible damages, which would adversely and materially affect our financial performance.

Our insurance coverage may be inadequate to protect us from potential losses.

We have obtained insurance to cover certain potential risks and liabilities, and we believe that our insurance coverage is in line with the industry standard. We provide work-related injury insurance for our employees, director life insurance and property all risks insurance for our office facilities. We have also obtained one-off insurances for our events on an as-needed basis, such as contractors’ all risks insurance and public liability insurance. There can be no assurance that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis or at all. Even if the insurance is sufficient, such claims may damage its reputation. In addition, there is no guarantee that its insurance premiums, which are generally dependent on various factors, such as the scope and value of the project and insurance claim record, will not increase in the future. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

There is no guarantee that safety measures and procedures implemented by our Operating Subsidiaries at works or event sites could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims and legal proceedings against us, arising from work injuries or accidents, and/or property damage.

Owing to the nature of our business, there are inherent risks of work injuries or accidents occurring in the course of our operations, particularly in carrying out physical works at the event sites by our subcontractors and their workers. If the safety measures and procedures implemented at the work sites are insufficient or not strictly adhered to by our subcontractors or their workers, it may result in accidents which would in turn lead to claims and legal proceedings against us for employees’ compensation, common law personal injury claims, fatal accidents, and/or property damage against us. If we are involved in any litigation or legal proceedings, the outcome of such proceedings could result in settlements or results which could adversely affect our financial condition. In addition, any litigation or legal proceedings could involve in substantial legal expenses as well as significant time and attention of our management, diverting their attention from our operations, and result in negative publicity against us. These would result in significant financial loss, damages to our reputation in the industry, and adversely affect our financial condition.

Our final billings to our customers may differ from the initial quotations and we may encounter disagreements with our customers in relation to the final billings.

Our customers may on occasions request for additional services, such as add-on requests, and accordingly the respective final billings may differ from the initial quotations we provided. Additional charges may also be incurred due to increases and variations in the requirements of our customers in relation to the specifications of the documents after commencement of the projects. We usually request confirmations or acknowledgements from them prior to providing those additional or varied services. However, we cannot guarantee that our customers would not disagree on the sum charged in the final billings. Our customers may refuse to pay the additional charges, which may affect our cash flow and financial performance.

Our services fees are determined based on the estimated time and costs involved in a project, which may deviate from the actual time and costs incurred, and as a consequence, an inaccurate estimation of costs to be incurred may adversely affect our financial results.

Our fee quotations provided to our customers are derived after taking into consideration, among others, labour costs, costs charged by our suppliers, the prevailing market rate of similar services offered in the market and length of our business relationship with the customer. Save for any add-on requests from our customers, our service fee will be fixed once the contract has been signed and any additional costs incurred during the service period would be borne by us. As such, cost management is critical in ensuring that each of our project meets its budgeted profit margin. There is no assurance that the costs estimated at the beginning of a contract will not be exceeded during the course of the contract period as the duration of our projects may vary. Cost overruns may arise from an increase in costs of material, increase in manpower requirements to cope with any unexpected delays so that the project may be completed in accordance with customer’s target schedule, and other unforeseen circumstances. The duration of a project may also affect the risk of cost overruns, and the longer the duration, the higher the risk of cost overruns. If we are unable to keep our costs within our original estimates, or we are not able to fully cover the increases in costs, our business operations, financial results and profitability may be adversely affected. In the event that we fail to properly or accurately estimate the time and costs of a project, or if there is any unforeseen factor leading to any substantial increase in such time and costs, we may be subject to cost overruns and liquidated damages or compensation claimed by customers. This will result in a lower profit margin and the financial performance may be materially and adversely affected.

Our business is subject to seasonality.

Our business has experienced seasonality. The demand of our services highly depends on the activity during major festivals, holidays, and the summer season in Hong Kong. During the six months ended December 31, 2024 and 2023, we experienced higher demands for our services during Christmas, during the years ended June 30, 2024 and 2023, we experienced higher demands for our services during Easter, the summer holiday, and Christmas. Accordingly, the demand for our services during such peak periods is generally higher and our financial performance may be better than the other seasons and may not accurately indicate our overall performance for the entire year. During non-peak seasons, we face certain fixed-cost expenses, such as rental and staff expenses, thereby our financial performance may be affected if there is less demand for our services during the relevant non-peak periods.

Undetected errors or failures in our services could adversely affect our reputation and profitability, potentially causing significant harm to our business.

Our services and deliverables may contain undetected errors at various stages of the process. Some of our customers require it to commit to technical standards with respect to design, safety or environmental requirements. We employ rigorous quality assurance procedures to ensure that our services and deliverables meet our customers’ needs and requirements. However, despite these procedures, errors may go unnoticed until after the services have been delivered to customers. Any such defects could also cause reputational harm, which could discourage business opportunities or new customers. This could adversely affect our reputation and profitability, cause client dissatisfaction, and result in a reduction in net sales and margins, all of which could adversely affect our business. Moreover, severe technical defects could lead to incidents of personal injuries or property damages, which could result in expensive and time-consuming litigation and damage payments. If any of the foregoing events occur, our business and financial performance could be materially and adversely affected.

We currently do not own the properties on which we carry out our business, and we are exposed to the risks associated with the commercial real estate rental market.

The properties occupied by us for our office and business purposes is leased from an independent third party. The term of the existing tenancy agreements is 2 years, expiring on January 15, 2026. Consequently, we are susceptible to rental fluctuations from time to time. Should there be a significant increase in the rental expenses for our existing leased properties, our operating expenses and pressure on our operating cash flow will increase, thereby materially and adversely affecting our business, results of operations, financial position, and prospects.

Additionally, there is no assurance that we will successfully renew the tenancy agreements for the relevant premises on commercially acceptable terms, or at all. There is also no assurance that such tenancy agreements will not be terminated before their expiration. Termination of our leases may occur beyond our control, such as breaches of agreements by the lessor of the premises. In such cases, we may need to relocate to another location, and additional costs would be incurred, adversely affecting our results of operations.

Furthermore, any disruption to our business operations due to relocation could lead to loss of productivity, interruption of services to our customers, and potential reputational damage. Finding suitable alternative premises on short notice may also be challenging and may come at a higher cost. These factors could collectively impair our ability to operate efficiently, thus negatively impacting our financial performance and overall business stability.

The commercial real estate rental market is influenced by various external factors, including economic conditions, changes in property market dynamics, and regulatory developments. Any adverse changes in these factors could further complicate our leasing situation, making it more difficult to secure favorable terms for our office space. Consequently, maintaining our current property or relocating to a new one may involve substantial financial and operational challenges, potentially hindering our growth and profitability.

Our operations may be interrupted by malfunctions or deficiencies in our IT infrastructure.

Our operations depend largely on the reliability and integrity of our IT infrastructure, which we rely on to electronically (i) communicate with our customers and suppliers; and (ii) carry out our design works. Accordingly, any interruption to our IT infrastructure may disrupt our operations and the continuous provision of our services.

We also rely on our IT infrastructure to protect the confidential and price-sensitive information we handle from unauthorized access. While we strive to maintain high standards of performance, reliability, and security of our IT infrastructure, we may still experience unexpected network interruptions, security breaches, or other system malfunctions, which may lead to leakage of such confidential and price sensitive information, and interruptions to the provision of our services. In such event, we may be susceptible to liabilities, such as complaints, claims or legal actions, which may also adversely affect our reputation and our business.

Our operations and provision of services may be disrupted if our office premises or our IT infrastructure are required to suspend operations due to the occurrence of events such as fires, power outages, hardware and software failures, terrorist attacks or other natural or man-made disasters. If such event happens and we are unable to respond promptly, we may have to suspend our operations and accordingly, our business may be adversely affected and the confidence of our customers in us may also be negatively affected.

Some of our systems and services are developed by third parties or supported by third-party hardware and software, and our business and reputation could be negatively impacted if these third-party systems and services fail to perform properly or are no longer available to us.

Certain systems and services that we provide are developed by third parties or rely on hardware we purchase or lease, as well as software licensed from third parties. The continued availability of these systems and services, as well as the hardware and software necessary for their operation, is not guaranteed on commercially reasonable terms, or at all. Any loss of the right to use this hardware or software could cause delays in the provisioning of our services, negatively impacting our business until we develop equivalent technology or identify, obtain, and integrate alternative solutions, if available. Additionally, our hardware vendors or software licensors may increase their prices, adversely affecting our business, operating results, and financial condition. Transitioning to new hardware vendors or software licensors could also detract our management’s focus from ongoing operations and cause operational delays.

Furthermore, third-party software underlying our services may contain undetected errors or bugs. We may be required to delay the commercial release of our services until any identified issues are resolved, and in some cases, we may need to implement enhancements or modifications to correct errors that are not detected until after deployment. Such delays and modifications could adversely affect our business, reputation, and financial performance.

Failing to keep pace with technological advancements and evolving client needs could adversely affect our business. If we are unable to effectively develop, launch, or integrate new technologies into our services, it may harm our reputation, reduce our sales, and negatively impact our operating income.

Our success in attracting new customers and increasing sales to existing ones heavily depends on our ability to improve and enhance our current services through technological innovation, whether through acquisitions or internal development. Our financial performance could suffer if our technological development does not meet our clients’ requirements, is not synchronized with market opportunities, or is not efficiently launched.

When developing new services or upgrading existing ones, there is no guarantee that these services or upgrades will be released on time or will be free from defects due to poor planning, execution, or other issues during development. If such problems occur, we could face negative publicity, damage to our reputation, loss of net sales, delays in market acceptance, or client claims against us. Moreover, significant investments in technological upgrades and enhancements may not yield a sustainable competitive edge. If clients do not widely adopt our services or innovations, the investments we have made may not be justified.

Should we fail to develop, license, or acquire new technological solutions or enhancements to our current services in a timely and cost-effective manner, or if our new or enhanced technological solutions do not gain market acceptance, our business, operational results, and financial condition could be materially and negatively impacted.

Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

We rely on information technology to maintain our electronic systems and database in the course of our business operations. Our suppliers’ and customers’ information, communications of our clients and our design artworks are electronically recorded in our systems. While we take measures to ensure the security of our information technology systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, human error, hacking and break-ins, cyber-attacks and similar events. The occurrence of any of these events could disrupt or damage our information technology systems and hamper our internal operations, disable our ability to handle the requests of customers efficiently or at all, and adversely impact our customer service, volumes, and revenues and result in increased cost.

Furthermore, threats to information technology systems, including as a result of cyberattacks and cyber incidents, continue to grow. Cybersecurity risks could include, but are not limited to, malicious software, attempts to gain unauthorized access to our data, and the unauthorized release, corruption, or loss of our data and personal information, interruptions in communication, loss of our intellectual property or theft of our sensitive or proprietary technology, loss or damage to our data delivery systems or other electronic security, including with our property and equipment.

If a cybersecurity event occurs, it could harm our business and reputation and could result in a loss of customers. Likewise, data privacy breaches by employees and others who access our systems may pose a risk that sensitive customer data may be exposed to unauthorized persons or to the public, adversely impacting our customer service, employee relationships, and our reputation.

While we continue to make efforts to evaluate and improve our systems and particularly the effectiveness of our security program, procedures, and systems, it is possible that our business, financial, and other systems could be compromised, which could go unnoticed for a prolonged period of time, and there can be no assurance that the actions and controls that we implement, or which we cause third-party service providers to implement, will be sufficient to protect our systems, information, or other property. Additionally, customers or third parties upon whom we rely face similar threats, which could directly or indirectly impact our business and operations. The occurrence of a cyber incident or attack could have a material adverse effect on our business, financial condition, and results of operations.

Assertions by a third party that we have infringed, misappropriated, or otherwise violated their intellectual property could subject us to costly and time-consuming litigation and adversely impact our business.

While we take measures to ensure that our business does not infringe the intellectual property of third parties, third parties have asserted, and may in the future assert, that we have infringed, misappropriated, or otherwise violated their patents or other intellectual property rights. There may be intellectual property rights held by others, including issued or pending trademarks or patents, that cover significant aspects of our operations, and we cannot assure you that we are not infringing, misappropriating, or violating, and have not infringed, misappropriated, or violated, any third-party intellectual property rights or that we will not be held to have done so or be accused of doing so in the future.

In the event of disputes over the use of any intellectual property in our services, there is a risk that claims may be made against us for intellectual property infringement. Any claim that we have violated intellectual property or other proprietary rights of third parties, with or without merit, could be time-consuming and costly to address and resolve, could divert the time and attention of management and technical personnel from our business, could place limitations on our ability to deliver our services to customers within the required timeframe. Also, we could be required to pay substantial monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a party’s intellectual property rights. We may also be required to enter into a royalty or licensing agreement that could include significant upfront and future licensing fees, which efforts may not be timely or prove successful at all and require us to indemnify customers or other third parties. Royalty or licensing agreements may be unavailable on terms acceptable to us, or at all. Any of these events could have a material adverse effect on our business and our results of operations.

We may be subject to litigation, arbitration, or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, the Company, BU Creation and BU Workshop are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine, or penalty could be material to our operating results or cash flow for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

In addition, even if we prevail in any litigation or enforcement proceedings against us, we could incur significant legal expenses defending against the claims, even those without merit. Moreover, because even claims without merit can damage our reputation or raise concerns among our clients, we may feel compelled to settle claims at significant cost.

Increasing labor costs and labor shortages in our industry may affect our business, financial condition, and results of operations.

As of December 31, 2024 and June 30, 2024, we had 14 and 14 employees, respectively. As at the date of this prospectus, we have 14 employees. We intend to hire additional staff in Hong Kong, Southeast Asia and the United States to facilitate our expansion plans.

The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions (such as the United States) are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including a mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties.

Although we have not experienced any labor shortage to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits, and employee headcount. We and our service providers compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive salaries and benefits compared to them.

Since we operate in a labor-intensive industry, we may face a shortage of labor in the future or experience increasing labor costs. If we fail to recruit sufficient staff or retain our existing employees at an acceptable cost, we may not be able to shift the extra costs to our customers due to their bargaining power or the competitive pricing model adopted by our competitors. Therefore, the increase in labor costs and labor shortage may adversely impact our business, expansion plans, financial condition, and results of operations.

The highly competitive and fragmented market for our services may continue to create adverse price pressures.

The MICE industry is highly competitive, and the industry remains highly fragmented in Hong Kong and internationally. Management expects that competition will increase from existing competitors, as well as new and emerging entrants. Additionally, as we expand our service offerings, we may face competition from new and existing competitors. As a result, competition may lead to additional pricing pressure on our services, which could negatively impact our results of operations, financial position and cash flow.

If we are unable to anticipate or tailor our event management solutions to our customers’ preferences, our financial performance could be adversely affected.

Customers generally compare proposals, solutions, and quotations of various MICE service providers and select the plans and works which are the most suitable for them. Our success depends on our capability to anticipate customer preferences and develop proposals or ideas which are suitable and preferred by its customers or potential customers. Our Operating Subsidiary continuously monitors changes the trends through attendance at international industry events, internal marketing research, and regular communication with its suppliers and professionals who provide valuable input on market trends. However, as customer preferences are highly subjective in nature, we may fail to anticipate or respond effectively to customer preferences or changes to their preferences. In such event, its financial performance could be adversely affected.

We may not be able to attract and retain our core management team and other key personnel for our operations.

Our success and growth depend on our on the knowledge, experience, and expertise of our management team, who is responsible for overseeing financial condition and performance, sales and marketing, operational process, and business strategy formulation, as well as the ability to identify, hire, train, and retain suitable, skilled, and qualified employees. In particular, Ms. Nana CHAN, our Director, and Chairperson of the Board, who has over 8 years of experience in the MICE industry and Mr. Wai Kwong POON, our Director, and Chief Executive Officer, who has more than 20 years of experience in the MICE industry in Hong Kong. See “Management”. Ms. Chan and Mr. Poon have made significant contribution to our success and have an indispensable value in guiding our future development. There is no assurance that we will be able to continue to retain the services of any or all of our management team and key personnel, particularly our customer service, technical and sales personnel. If any of these personnel is unable or unwilling to continue to serve in his or her present position, and we are unable to find a suitable replacement in a timely manner, at acceptable cost or at all, the loss of their services may cause disruption to our business and may have an adverse impact on our ability to manage or operate our business effectively. The results of our operations may be adversely affected as a result. Our business operation is generally manual in nature, and any deterioration of labor relations may adversely affect our operational stability and efficiency. We cannot give any assurance that favorable labor relations can be maintained. Any industrial action or strike by our labor force beyond our control may also cause temporary or prolonged disruption to our business operation.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

The Company may incur significant losses, and there can be no assurance that the Company will remain a profitable business.

During the six months ended December 31, 2024 and 2023, we had recorded a net income after taxation of approximately US$0.2 million and approximately US$0.4 million, respectively. During the years ended June 30, 2024 and 2023, we had recorded a net income after taxation of approximately US$0.9 million and approximately US$0.3 million, respectively. There is no assurance that the Company may continue to maintain a profit from its operation. Its ability to remain profitable depends in material part on success in growing and expanding the Company’s products and services. There can be no assurance that this will occur. Unanticipated problems and expenses often encountered in offering new and unique services may impact whether the Company is successful. Furthermore, the Company may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, insurance, legal or regulatory requirements and changes to such requirements or other unforeseen difficulties. There can be no assurance that the Company will remain profitable. If the Company sustains losses over a period of time, it may be unable to continue in business.

The Company’s future revenue and operating results are unpredictable and may fluctuate significantly.

It is difficult to accurately forecast the Company’s revenues and operating results, and they could fluctuate in the future due to several factors. These factors may include acceptance of the Company’s services; the amount and timing of operating costs and capital expenditures; competition from other market venues or services that may reduce market share and create pricing pressure; and adverse changes in general economic, industry and regulatory conditions and requirements.

The Company’s operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

We may not be able to implement our business strategies and future plans successfully.

Our business strategies and future plans are set out in the paragraph headed ‘‘Growth Strategies’’ under the section headed ‘‘Business’’ and in the ‘‘Use of Proceeds’’ section in this prospectus. However, the successful implementation of these strategies and plans depends on a number of factors, and some of the factors are beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected. As all of our revenue and profit is derived from our event management and stage production services to the extent that any diversification efforts into new fields that complement our marketing solutions business prove unsuccessful, our business performance could be materially adversely affected by volatile swings in capital market activity that directly impact the demand for our services.

In addition, our future plans may place substantial demands on our managerial, operational, technological, financial, and other resources. To manage and support our growth, we may need to improve our existing operational and administrative structure, improve our financial and management controls, and enhance our ability to recruit, train and retain existing and/or additional qualified personnel and staff. All of these endeavors will require substantial attention and time from management and significant additional expenditures. We cannot assure you that we will be able to manage any future growth effectively and efficiently, and our ability to capitalize on new business opportunities may be materially and adversely affected if we fail to do so, which could in turn materially and adversely affect our business, results of operations, financial condition, and prospects.

We may undertake acquisitions, investments, joint ventures, or other strategic alliances, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

Our strategy includes plans to grow both organically and through possible acquisitions, joint ventures, or other strategic alliances. Joint ventures and strategic alliances may expose us and our subsidiaries to new operational, regulatory, and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition targets or alliance partners. Even if we identify suitable targets or partners, the evaluation, negotiation, and monitoring of the transactions could require significant management attention and internal resources and we may be unable to complete an acquisition or alliance on terms commercially acceptable to us. The costs of completing an acquisition or alliance may be costly and we may not be able to access funding sources on terms commercially acceptable to us. Even when acquisitions are completed, we may encounter difficulties in integrating the acquired entities and businesses, such as difficulties in retention of clients and personnel, challenge of integration and effective deployment of operations or technologies, and assumption of unforeseen or hidden material liabilities or regulatory non-compliance issues. Any of these events could disrupt our business plans and strategies, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the acquisitions, strategic investments, joint ventures, or strategic alliances, and we may be unable to recover our investment in such initiatives. We cannot assure you that we could successfully mitigate or overcome these risks.

We may need to raise additional capital to support its operations.

We may require additional financing over time, the amount and timing of which will depend on several factors, including the pace of expansion of our opportunities and customer base, the scope of product development to be undertaken, the need to respond to customer demands for improved services, the cash flow generated by operations, the extent of losses related to identified risk factors, and unanticipated expenditures. We cannot fully predict the extent to which it will require additional financing. There can be no assurance regarding the availability or terms of such financing. Any new investor may require future debt financing or issuance of preferred equity by us to be senior to shareholders’ rights, and any future equity issuance could dilute the value of our shares.

Natural disasters, acts of war, and other catastrophic events may adversely affect our operations.

Natural disasters, acts of God, wars, epidemics, material interruptions in service, or stoppages in transportation, as well as other events that are beyond our control, can have adverse effects on local economies, infrastructures, airports, port facilities, and international trade. Such events can also result in the closure of ports or airports and disruptions to raw material flows. Major earthquakes, weather events, cyberattacks, heightened security measures (actual or threatened), terrorist attacks, strikes, civil unrest, pandemic, or other catastrophic events may also cause a disruption or failure of our systems or operations thereby causing delays in providing services or performing other critical functions. In such an event, our business, financial condition, and results of operations may be adversely affected.

A re-occurrence of the COVID-19 pandemic or the outbreak of other infectious diseases could have a material adverse impact on our business, operating results, and financial condition.

Since early 2020, the ongoing COVID-19 pandemic has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings, and has caused significant disruption to worldwide economic activities, including economic activities in Hong Kong (where we operate in).

The COVID-19 outbreaks in Hong Kong in early 2020 and early 2022 resulted in temporary pandemic-related lockdowns. These outbreaks caused companies in Hong Kong such as ours, as well as our customers and suppliers, to implement temporary adjustments to work schedules and travel plans and to implement alternative work arrangements for some employees to work from home and collaborate remotely. As a result, we have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Since April 2022, in light of the reduced severity of the COVID-19 pandemic in Hong Kong, our alternative work arrangement was largely abolished. Nonetheless, as our business depends on our employees, if any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

At the date of this prospectus, most countries around the globe have abolished measures to contain COVID-19. The Hong Kong government has gradually abolished its entry-restrictions and COVID-19 control measures since November 2022. Furthermore, the PRC government has also significantly lessened its travel restrictions and abolished the quarantine requirements for international arrivals to mainland China from January 8, 2023.

Furthermore, our results of operations have been affected by the COVID-19 pandemic. Due to the travel restrictions, quarantine and social control measures in Hong Kong, lots of in-person events and exhibitions were either postponed, suspended, or shifted to virtual formats. As a result of which, we experienced reduced demand for our marketing solutions services. In particular, the revenues as well as growth of our revenue have been hindered due to the COVID-19 impact.

The pandemic, government measures in response to the pandemic, and the global economic deterioration, could result in an economic downturn in Hong Kong in the foreseeable future. Such a downturn in global and Hong Kong’s economy may lead our client to adopt the conservative marketing strategies, ultimately led to a decline in our clients’ marketing activities and therefore our marketing solutions services. All of which could adversely affect our business and, in turn, negatively impact our business and the results of operations.

Given the general slowdown in economic conditions globally, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2024 and beyond.

Risks Relating to Doing Business in Hong Kong

All of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

We have no operations in Mainland China. Our Operating Subsidiaries are located and operate their business in Hong Kong, a special administrative region of the PRC. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of certain PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political arrangement, or other unforeseeable reasons.

In the event that we or our Operating Subsidiaries in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention;

•        cause devaluation of our securities or delisting; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiaries are located and operate in Hong Kong, we are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this Offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiaries in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiaries in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, to the Company’s best knowledge, we and our Operating Subsidiaries will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this Offering or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiaries are incorporated and operating in Hong Kong only without any subsidiaries or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiaries has in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiaries has been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, to the Company’s best knowledge, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiaries in Mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong, none of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiaries or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiaries in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this Offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for ours and our Operating Subsidiaries’ operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. See “Regulation” on page 94.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiaries in Hong Kong, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed into law the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiaries in Hong Kong, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allows Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries’ business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our operations are concentrated in Hong Kong. Our business performance is highly influenced by the conditions of capital and financial market in Hong Kong. Unfavorable market and economic conditions and the material deterioration of the political and regulatory environment in Hong Kong, Mainland China, and elsewhere in the world could materially and adversely affect our business, financial condition, prospects, and results of operations.

All our business and operations were carried out in Hong Kong. Our results of operations and prospects are highly susceptible to any development of change in government policies, as well as economic, social, political and legal development in Hong Kong. Events with adverse impacts on investors’ confidence and risk appetites, such as riots or mass civil disobedience movements and general deterioration of the local economy, may lead to a reduction in business environment, MICE activities, investment or trading activities and in turn our business performance. Any change in the Hong Kong local economic, social and political environment, all of which are beyond our control, may lead to a prolonged period of sluggish market activities which would in turn have material adverse impact on our business.

The economic conditions in general of Hong Kong are highly sensitive to conditions of the capital markets, political, social and economic conditions in Mainland China and globally. When there are unfavorable changes to the global or local market conditions, the business environment and the economy in Hong Kong may experience negative fluctuations in its performance. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence business and economic condition as a whole and have a negative impact on our business as a whole, the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and the results of operations. Additionally, continued turbulence in the international financial markets may adversely affect our ability to access the capital markets to meet liquidity needs. Markets and economic conditions could be negatively impacted by many factors, both economically and politically, beyond our control, such as the inability to access capital markets, control of the foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in the allocation of resources, inability to meet financial commitments in a timely manner, terrorism, pandemics such as the Covid-19 pandemic, political uncertainty, Russo — Ukraine war, the outcome of the Sino — US trade dispute, civil unrest, fiscal or other economic policy of Hong Kong or other governments, and the timing and nature of any regulatory reform.

The current heightened tensions in international economic relations, such as the one between the United States and China, may also give rise to uncertainties in global economic conditions and adversely affect the business environment of Hong Kong. Amid these tensions, the U.S. government has imposed and may impose additional measures on entities in China, including sanctions. The U.S. government has imposed and has continued to propose to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Unfavorable economic conditions in Hong Kong, Mainland China, and elsewhere in the world, and the escalations of the tensions that affect trade relations may lead to slower growth in the global economy in general, could negatively affect our clients’ business and materially reduce demand for our services, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenues or within a timeframe sufficient to offset any decreases in revenues relating to changes in the market and economic conditions.

Given the close tie between Hong Kong and Mainland China, the stability of the Hong Kong economy and domestic market is susceptible to the general economic, political and regulatory environment in Mainland China. For the year ended March 31, 2024, a portion of our revenue is derived from our clients which are based and operate in Mainland China. The economy of Mainland China differs from the economies of most developed countries in a number of aspects, such as the extent of government intervention, growth rate, and control of the foreign exchange. In particular, the PRC government exerts substantial control over the growth of the domestic economy by means of, among others, resource allocation. There is no assurance that the PRC government will not implement reforms or policies which may drastically (i) restrict Mainland China company from conducting business abroad and in Hong Kong; and/or (ii) restrict Mainland China companies and businesses to participate in global economy. Such intervention or policies changes may potentially affect the attractiveness of Hong Kong as an alternative venue for Mainland China business to host events or conducting MICE activities in Hong Kong, or otherwise diminish the economic or market condition of Hong Kong, given the substantial reliance of Hong Kong economy on the business activities of Company based in Mainland China. If the Chinese government implements market-oriented reforms involving unprecedented or experimental revision of its economic reform measures, there is no guarantee that adjustments to its policies will not negatively affect our operations and business development.

Furthermore, the outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military action in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We are currently actively monitoring the situation in Ukraine, however, we cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Risks Relating to Our Corporate Structure

The dual-class structure of our Ordinary Shares will have the effect of concentrating voting control with our Controlling Shareholder, BUBI Services Limited, which will hold in the aggregate 95.10% of the voting power of our voting shares following the completion of this Offering preventing you and other shareholders from influencing significant decisions, including the election of directors, amendments to our organizational documents and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, there are currently 10,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has twenty (20) votes. Class A Ordinary Shares and Class B Ordinary Shares are not convertible into each other.

Through BUBI Services Limited, the Class B Ordinary Shares outstanding are controlled by Ms. Nana CHAN (Company’s Chair of the Board and Director) and Mr. Wai Kong POON (Company’s Chief Executive Officer and Director), representing 96.40% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this Offering, Mr. Poon and Ms. Chan, acting together through BUBI Service Limited, will hold 95.10% of the aggregate voting power, assuming that the underwriters do not exercise its over-allotment option.

Because of the one-to-twenty voting ratio between our Class A and Class B Ordinary Shares, Ms. Chan and Mr. Poon acting together, through BUBI Service Limited, will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the Class B Ordinary Shares represent at least 51% of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Ordinary Shares in the future, the one-to-twenty voting ratio between the two classes of our ordinary shares will result in further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as BUBI Service Limited owns a controlling or significant voting interest in our Ordinary Shares, it generally will be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

•        the election of directors;

•        determinations with respect to our business direction and policies, including the appointment and removal of directors;

•        determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•        our financing and dividend policy;

•        determinations with respect to our tax returns; and

•        compensation and benefits programs and other human resources policy decisions.

Even if BUBI Service Limited were to dispose of certain of its shares of our Ordinary Shares such that it would control less than a majority of the voting power of our outstanding Ordinary Shares, it may be able to influence the outcome of corporate actions so long as it retains Class B Ordinary Shares. During the period of BUBU Service Limited’s controlling or significant ownership of our Ordinary Shares, investors in this Offering may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholder, BUBI Service Limited, may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this Offering, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale or other liquidity event and might ultimately affect the market price of our Class A Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our Class A Ordinary Shares. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Through BUBI Service Limited, Ms. Nana CHAN (our Chair of the Board and Director) and Mr. Wai Kwong POON (our Chief Executive Officer and Director) beneficially own the majority of the voting power of our outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Stock Market LLC, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the rules of the Nasdaq Stock Market LLC, and the requirement that our compensation and nominating committees consist entirely of independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiaries by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

BUUU is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between BUUU and its subsidiaries, across borders and to U.S. investors, nor is there any restrictions and limitations to distribute earnings from the subsidiaries, to BUUU and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China do not currently have any material impact on the transfer of cash between BUUU and our Operating Subsidiaries, or vice versa. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, our Operating Subsidiaries’ operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are located in Hong Kong, outside of the United States, and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to the public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under BVI law.

We are a BVI business company with limited liability incorporated under the laws of the BVI. Our corporate affairs are governed by our memorandum and articles of association (as may be amended from time to time), the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Certain corporate governance practices in the BVI, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital.”

Risks Relating to our Securities and this Offering

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed.

Our auditor, Onestop Assurance PAC, is headquartered in Singapore and registered with the PCAOB, that is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring in July 2023. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the Determinations announced by the PCAOB on December 16, 2021. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA Act are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

There has been no public market for our Class A Ordinary Shares prior to this Offering, and you may not be able to resell our Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares. Although we have applied to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid public market for our Class A Ordinary Shares will develop. If an active public market for our Class A Ordinary Shares does not develop following the completion of this Offering, the market price of our Class A Ordinary Shares may decline and the liquidity of our Class A Ordinary Shares may decrease significantly.

The initial public offering price for our Class A Ordinary Shares will be determined by negotiation between us the Underwriters and may vary from the market price of our Class A Ordinary Shares following our initial public offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If you purchase our Class A Ordinary Shares in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of our Class A Ordinary Shares are likely to be highly volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based U.S. listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Mainland Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Mainland Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us or our industry;

•        variations in our revenues, profit, and cash flow;

•        the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine conflicts;

•        changes in the economic performance or market valuations of other marine transportation services providers or bunkering facilitators; and political, social and economic conditions in the PRC, Hong Kong and Asia;

•        actual or anticipated fluctuations in our financial results of operations and changes or revisions of our expected results;

•        fluctuations of exchange rates among Hong Kong dollar, Renminbi, and the U.S. dollar;

•        changes in financial estimates by securities research analysts;

•        detrimental negative publicity about us, our services, our officers, directors, other beneficial owners, professional parties we partner with, or our industry;

•        announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        litigation or regulatory proceedings involving us, our officers, or directors;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on the Nasdaq Capital Market, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares purchased.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Class A Ordinary Shares. Assuming no exercise of the over-allotment option by the underwriters, if you purchase shares in this Offering, you will incur immediate dilution in the pro forma net tangible book value per share from the price per Ordinary Share that you pay for the shares. Accordingly, if you purchase shares in this Offering, you will incur immediate and substantial dilution of your investment. See “Dilution”.

You must rely on price appreciation of our Class A Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the BVI law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial conditions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares. Please refer to the section titled “Dividend Policy” section for more information.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

Our existing shareholders will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under the Rule 144.

Our existing shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their pre-offering shares under Rule 144, they may be more willing to accept a lower sales price than the Offering Price. This fact could impact the trading price of our Class A Ordinary Shares following completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrades us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this Offering) the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — Material United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations”.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities may meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, and Nasdaq had concerns that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small. The insiders of our Company will still hold a large portion of the Company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our Class A Ordinary Shares may not be listed or may be delisted, which could negatively impact the price of our Class A Ordinary Shares and your ability to sell them.

We will seek to have our Class A Ordinary Shares approved for listing on the Nasdaq Capital Market upon consummation of this Offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our Class A Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that our Class A Ordinary Shares will continue to be listed on the Nasdaq Capital Market.

In addition, following this Offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Class A Ordinary Shares could be subject to delisting.

If the Nasdaq Capital Market delists our Class A Ordinary Shares from trading, we could face significant consequences, including:

•        a limited availability for market quotations for our Class A Ordinary Shares;

•        reduced liquidity with respect to our Class A Ordinary Shares;

•        a determination that our Ordinary Share is a “penny stock” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

•        limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•        being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•        reduced disclosure obligations regarding executive compensation; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of this Offering.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this Offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are a “foreign private issuer” and a BVI company, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

Further issuances of Class B Ordinary Shares may result in a dilution of the percentage ownership of the existing holders of Class A Ordinary Shares as a total proportion of Ordinary Shares in the Company.

The Company may issue more Class B Ordinary Shares. The issuance of additional Class B Ordinary Shares may result in dilution to holders of our Class A Ordinary Shares. Each Class A Ordinary Share entitles its holder to one (1) vote per share, while each Class B Ordinary Share carries twenty (20) votes per share. As a result, holders of Class B Ordinary Shares have significantly greater voting power than holders of Class A Ordinary Shares. If we decide to issue more Class B Ordinary Shares, it could have the effect of increasing the overall voting power of holders of Class B Ordinary Shares relative to holders of Class A Ordinary Shares, potentially diminishing the influence and control of holders of Class A Ordinary Shares over our company’s affairs.

This dilution in voting power could impact the ability of holders of Class A Ordinary Shares to influence important corporate decisions, including those related to corporate governance, mergers, acquisitions, and other significant transactions. It may also result in decisions that are not aligned with the interests of holders of Class A Ordinary Shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us and our industry. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

•        future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our need to raise additional financing to fund daily operations and successfully grow;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies;

•        current and future economic and political conditions;

•        expected changes in our revenues, costs or expenditures;

•        the trends in, and size of, the bunkering market in the Asia Pacific;

•        our expectations regarding demand for, and market acceptance of, our products and services;

•        our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

•        our expectations regarding our customer base;

•        our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

•        competition in our industry;

•        relevant laws, regulations, and policies relating to the bunkering industry in the Asia Pacific;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        our ability to hire and retain qualified management personnel and key employees;

•        overall industry, economic and market performance;

•        volatility of fuel prices and the effects of the Russian invasion of Ukraine and actions by, or disputes among or between, oil producing countries with respect to matters related to the price or production of oil; and

•        the other factors described in “Risk Factors.”.

This prospectus also contains certain market data relating to the bunkering industry in the Asia Pacific region that are based on industry publications and reports. This information involves a number of assumptions, estimates and limitations. These industry publications, surveys and forecasts generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Nothing in such data should be construed as advice. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The bunkering industry in the Asia Pacific region may not grow at the rates projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of the Class A Ordinary Shares. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we have referred to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

Based upon an assumed midpoint initial public offering price of US$5.00 per Ordinary Share (the midpoint of the offering price set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this Offering, after deducting the underwriting discounts and the estimated offering expenses payable by us, of approximately US$5.78 million (or US$6.81 million if the underwriters exercise its over-allotment option).

We plan to use the net proceeds we will receive from this Offering as follows:

•        Approximately 25% for enhancing brand recognition and strengthening marketing initiatives;

•        Approximately 25% for expanding service offerings and broadening market reach;

•        Approximately 20% for integrating advanced technologies into our events;

•        Approximately 20% for expansion into the U.S. and Southeast Asia;

•        The balance, approximately 10%, to fund other general corporate purposes.

As of the date of this prospectus, we have not identified any specific investment or acquisition opportunities.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

Our Company, since its incorporation on April 16, 2024, has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, nor have any dividends or distributions been made by our subsidiaries to the BVI holding company. Furthermore, no payments of any kind (including transfers, capital contributions and loans) have been made between BUUU and its subsidiaries, or by the Operating Subsidiaries to BUUU. For the six-month period ended December 31, 2023 and 2024 and fiscal years ended June 30, 2023 and 2024, our Operating Subsidiaries have not declared any dividends to their then shareholders, before the incorporation of BUUU.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not currently have any plans to declare or pay any dividends in the near future on our shares. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable BVI laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our Operating Subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolution of directors, declare and authorize a distribution (which includes a dividend) to our shareholders from time to time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution (a) the company will be able to pay its debts as they fall due; and (b) the value of our assets exceeds its liabilities.

We rely on dividends paid by our Operating Subsidiaries for its cash requirements, including funds to pay any dividends and other cash distributions to its shareholders, service any debt it may incur and pay its operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Operating Subsidiaries.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CORPORATE HISTORY AND STRUCTURE

Corporate History

BUUU Group Limited (“BUUU”) is a holding company with no operations of its own. We conduct our operations primarily through BU Creation and BU Workshop, our Operating Subsidiaries in Hong Kong. The Class A Ordinary Shares offered in this prospectus are those of BUUU Group Limited, instead of the shares of our Operating Subsidiaries.

BUUU Group Limited was incorporated under the laws of the BVI on April 16, 2024. It is a holding company and is not actively engaged in any business. The registered office of BUUU is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, BVI. BUUU was authorized to issue a maximum of 50,000 Shares with no par value of a single class. At the time of the BUUU’s incorporation, 1 share was legally and beneficially owned by BUBI Services Limited (“BUBI Services”), a company incorporated under the law of the BVI. As of the date of this prospectus, BUBI Services is directly owned as to 40% by Ms. Nana CHAN (400 ordinary shares); 20% (200 ordinary shares) by Mr. Wai Kwong POON; and 40% (400 ordinary shares) by Perfect Wood Limited.

On October 17, 2024, BUUU resolved and approved to increase the maximum number of shares it is authorized to issue from 50,000 with no par value to 500,000,000 with no par value. On the same day, BUUU resolved and approved to re-designate (a) 249,999,999 authorized but unissued ordinary shares of no par value into 249,999,999 Class A ordinary shares (“Class A Ordinary Shares”) of no par value; and (b) 250,000,000 authorized but unissued ordinary shares of no par value into 250,000,000 Class B ordinary shares (“Class B Ordinary Shares”) of no par value, and re-designate a total of 1 issued ordinary shares of no par value owned by BUBI Services into 1 Class A Ordinary Shares of no par value. Immediately upon the re-designation became effective on October 22, 2024, 6,039,999 Class A Ordinary Shares were issued and allotted to BUBI Services at a total consideration of US$1 (“Allotment 1”). Following Allotment 1, BUUU was held as to 100% (6,040,000 Class A Ordinary Shares with no par value) by BUBI Services.

On November 7, 2024, BUUU entered into Sale and Purchase Agreements with A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited, respectively. Pursuant to the Sale and Purchase Agreements, BUUU is to sell, and A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited are to acquire 2,500,000, 480,000, 480,000, 100,000 and 400,000 Class A Ordinary Shares, at the consideration of US$12,500, US$2,400, US$2,400, US$500 and US$2,000, respectively (collectively “Allotment 2”). Following Allotment 2, BUUU is owned as to 60.4%, 25.0%, 4.8%, 4.8%, 1.0% and 4.0% by BUBI services, A Max, Glitter Win, Tight Core, Storm Citadel and Virtuous Accolade, respectively.

On November 18, 2024, BUUU (as purchaser) entered into a Sale and Purchase Agreement with Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (as vendors), respectively. Pursuant to the Sale and Purchase Agreement, Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited are to sell, and BUUU is to acquire 40%, 40% and 20% of the issued share capital of BU Creation. In consideration of the acquisition, BUUU allotted and issued an aggregate of 2,500,000 Class B Ordinary Shares to BUBI Services upon the direction of Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited, and with the consent of BUUU (“Share Swap 1”). Immediately after Share Swap 1, BU Creation became wholly owned by BUUU.

On November 18, 2024, BUUU (as purchaser) entered into a Sale and Purchase Agreement with Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (as vendors) to acquire an aggregate of 75% of the share capital of BU Workshop. Pursuant to the Sale and Purchase Agreement, Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited are to sell, and BUUU is to acquire 30%, 30% and 15% of the issued share capital of BU Workshop. In consideration of the acquisition, BUUU allotted and issued an aggregate of 2,500,000 Class B Ordinary Shares to BUBI Services upon the direction of Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited, and with the consent of BUUU (“Share Swap 2”, together with Share Swap 2, the “Share Swaps”)). Immediately after Share Swap 2, BUUU owned 75% of the issued share capital of BU Workshop. Following the Share Swaps and as of the date of this prospectus, BUUU has 10,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares in issue.

On December 13, 2024, pursuant to a sale and purchase agreement entered into between Glitter Win International Limited and Excellent Prospect Investment Holding Limited, Excellent Prospect Investment Holding Limited has acquired 480,000 Class A Ordinary Shares from Glitter Win International Limited, representing 4.8% of the Class A Ordinary Shares in issue of BUUU.

The following table sets forth the breakdown of equity ownership of the Company as of the date of the prospectus, upon the completion of the abovementioned issuances and transactions:

Shareholders	Number and percentage of Class A Ordinary Shares Issued	Number and percentage of Class B Ordinary Shares Issued
BUBI Services Limited	6,040,000 (60.4%)	5,000,000 (100%)
A Max Holding Limited	2,500,000 (25.0%)	—
Excellent Prospect Investment Holding Limited	480,000 (4.8%)	—
Tight Core Limited	480,000 (4.8%)	—
Storm Citadel Global Limited	100,000 (1.0%)	—
Virtuous Accolade Limited	400,000 (4.0%)	—
Total:	10,000,000 (100%)	5,000,000 (100%)

Corporate structure

The following diagram illustrates the corporate structure of our Group as of the date of this prospectus and upon completion of this Offering, assuming no exercise of the over-allotment option.

____________

(1)      As of the date of this prospectus, there are four (4) shareholders of record that have shareholding less than 5%.

(2)      BUUU Group Limited is a holding company with no operation of its own. The ordinary shares offered in this prospectus are those of BUUU Group Limited.

(3)      BUUU Group Limited conducts all its operation through its operating subsidiaries, BU Creation Limited and BU Workshop Limited, both incorporated under the laws of Hong Kong.

Our Operating Subsidiaries

As at the date of this prospectus, the ownership of our Operating Subsidiaries are as follows:

Name	Background	Ownership
BU Creation

Incorporated on May 11, 2017 as a private company limited by shares under the laws of Hong Kong.

Immediately prior to the reorganization, it was owned as to 40% (40 ordinary shares) by Ms. Nana CHAN; 40% (40 ordinary shares) by Mr. Wai Kwong POON; and 20% (20 ordinary shares) by Perfect Wood Limited.

As part of the reorganization, on November 18, 2024, BUUU (as purchaser) entered into a sale and purchase agreement with Ms. Nana CHAN, Mr. Wai Kwong POON, Perfect Wood Limited (as vendors) and BUBI services (as allotee), pursuant to which BUUU acquired the entire share capital of BU Creation.

100% owned by BUUU
BU Workshop

Incorporated on September 13, 2019 as a private company limited by shares under the laws of Hong Kong.

Immediately prior to the Reorganization, it was owned as to 30% (30 ordinary shares) by Ms. Nana CHAN; 30% (30 ordinary shares) by Mr. Wai Kwong POON; 15% (15 ordinary shares) by Perfect Wood Limited; and 25% (25 ordinary shares) by Mr. Sze Ho LI.

As part of the reorganization, on November 18, 2024, BUUU (as purchaser) entered into a sale and purchase agreement with Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (as vendors) and BUBI services (as allotee), pursuant to which BUUU acquired 75% of the share capital of BU Workshop.

75% owned by BUUU and 25% owned by Mr. Sze Ho LI

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the net proceeds of $5,784,165 for the issuance and sale of 1,500,000 Class A Ordinary Shares in this offering at an initial public offering price of US$5.00 per Class A Ordinary Share (being the midpoint of the offer price range), after deducting the estimated underwriting discounts, non-accountable expense allowance and other estimated offering expenses (including underwriter accountable expenses) payable by us. The gross offering proceeds of $7,500,000 less underwriting discounts and non-accountable expense allowance of $600,000 and estimated offering expenses of approximately $1,115,835 payable by us.

As of December 31, 2024
(All amounts in thousands of US$, except for share and per share data, unless otherwise noted)

	Actual	Pro Forma As Adjusted(1)
	US$	US$
Cash and cash equivalents	392,686	6,296,820

Deferred initial public offering (“IPO”) costs	119,969	—

Indebtedness
Bank borrowings	487,444	487,444

Equity
Share capital (500,000,000 shares authorized, no-par value, 10,000,000 Class A shares issued and outstanding on actual basis; 11,500,000 Class A shares issued and outstanding on pro forma as adjusted basis)(1)(2)	19,823	5,803,988
Subscription receivable	(19,801)	(19,801)
Retained earnings	373,451	373,451
Accumulated other comprehensive income	11,189	11,189
Capital and reserves attributable to equity holders of the Company	384,662	6,168,827
Non-controlling interests	31,728	31,728
Total Equity	416,390	6,200,555
Total capitalization(3)	903,834	6,687,999

____________

(1)      Reflects the net proceeds we expect to receive from the sale of Class A Ordinary Shares in this Offering (excluding any over-allotment shares that may be sold pursuant to the over-allotment option). The pro forma as adjusted information above is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. You should read this table in conjunction with “Use of Proceeds”, “Description of Class A Ordinary Shares”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

(2)      The number of our Class A Ordinary Shares had been adjusted retrospectively to reflect the increase of share capital. See “Description of Class A Ordinary Shares” for more details.

(3)      Total capitalization is equal to the sum of total indebtedness and total shareholders’ equity.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per Class A Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by US$1.38 million, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses (including underwriter accountable expenses) payable by us. If the underwriters exercise their over-allotment option in full, an increase of 225,000 in the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase the pro forma as adjusted amount of total capitalization by US$1,035,000, assuming no change in the assumed initial public offering price of US$5.00 per Class A Ordinary Share which is the midpoint of the estimated offering price range as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Share and the pro forma net tangible book value per Class A Ordinary Share after the offering. Dilution results from the fact that the offering price per Class A Ordinary Share is substantially in excess of the book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2024 was approximately $0.04 per Class A Ordinary Share.

Net tangible book value per Class A Ordinary Share as of December 31, 2024 represents the amount of total consolidated assets less intangible assets and total consolidated liabilities, divided by the number of total Class A Ordinary Shares outstanding.

We will have 11,500,000 Class A Ordinary Shares issued and outstanding upon completion of the offering or 11,725,000 Class A Ordinary Shares assuming the full exercise of over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2024 will be approximately US$0.54 per Class A Ordinary Share. This would result in dilution to investors in this Offering of approximately US$4.46 per Class A Ordinary Share or approximately 89.2% from the assumed offering price of US$5.00 per Class A Ordinary Share. Net tangible book value per Class A Ordinary Share would increase to the benefit of present shareholders by US$0.50 per Class A Ordinary Share attributable to the purchase of the Class A Ordinary Shares by investors in this Offering.

The following table sets forth the estimated net tangible book value per Class A Ordinary Share after the offering and the dilution to persons purchasing Class A Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Class A Ordinary Shares had been adjusted retrospectively to reflect the increase of share capital. See “Description of Class A Ordinary Shares” for more details.

Assumed midpoint offering price per Class A Ordinary Share	$5.00
Net tangible book value per Class A Ordinary Share before the offering	$0.04
Increase per Class A Ordinary Share attributable to payments by new investors	$0.50
Pro forma net tangible book value per Class A Ordinary Share after the offering	$0.54
Dilution per Class A Ordinary Share to new investors	$4.46

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$5.00 per Class A Ordinary Share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $1.38 million, the net tangible book value per Class A Ordinary Share after giving effect to this offering by $0.12 per Class A Ordinary Share and the dilution in net tangible book value per Class A Ordinary Share to new investors in this offering by $0.88 per Class A Ordinary Share, assuming no change to the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus, no exercise of over-allotment option and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary share, as adjusted to give effect to this offering, would be $0.63 per Class A Ordinary Share, and the dilution in pro forma net tangible book value per Class A Ordinary Share to new investors purchasing ordinary shares in this offering would be $5.37 per Class A Ordinary Share.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Established in 2017, we have rapidly grown into a premier MICE solutions provider based in Hong Kong. Our comprehensive marketing service portfolio is designed to meet the diverse needs of our clients, spanning across two core areas: (i) event management and (ii) stage production.

Key Factors that Affect Operating Results

Market demand and competition

The event management and stage production sector in Hong Kong is characterized by fierce competition, primarily due to low entry barriers that facilitate the entry of numerous companies into the market. This crowded environment poses several risks for both established and new firms. With many companies competing for the same clientele, aggressive pricing strategies often emerge as firms strive to win contracts. While competitive pricing can attract customers, it frequently results in a detrimental race to the bottom, undermining profit margins and threatening financial stability. In this pursuit to stay competitive, companies may compromise on quality or service standards, which can harm their reputation and long-term success.

Moreover, this competitive landscape heightens the chances of market saturation. As more players join the industry, the demand for services may become diluted, making it increasingly difficult for companies to stand out. This saturation can result in fewer growth opportunities and greater challenges in attracting new clients, as potential customers are faced with an overwhelming array of choices.

Geographical Limitations

Our Group’s clients primarily comprising local businesses, the market presents limited opportunities for growth and diversification. This uniformity can lead to market saturation, where the demand for events and productions fails to keep pace with the increasing number of service providers. Consequently, the overall health of the industry is compromised, as companies struggle to thrive within a confined customer base. To remain competitive, firms must innovate and distinguish themselves by offering unique services that resonate with local clients.

Additionally, dependence on a narrow client base or specific sectors poses substantial risks. Economic fluctuations or shifts in client budgets can significantly affect operations, particularly for companies reliant on a handful of major clients. Given that the industry is primarily tailored to the Hong Kong market, any downturn in local economic conditions can have pronounced effects. While diversifying the client portfolio is crucial, achieving this in a saturated market can be challenging, as attracting new clients often proves difficult.

Economic Sensitivity

A key factor influencing our Group’s performance is its sensitivity to economic conditions. Our business model is closely tied to clients’ budgets, which can vary significantly based on the broader economic landscape. During times of economic uncertainty or downturns, companies tend to cut back on spending for exhibitions and promotions, which can directly affect the revenue of event management firms. To navigate this cyclical demand, we have developed strategies that enhance our resilience, such as diversifying our service offerings and fostering long-term client relationships to ensure a consistent flow of projects.

Additionally, external factors like regulatory changes and global economic shifts can present challenges. However, we have learned from past disruptions, such as the COVID-19 pandemic, which highlighted the industry’s vulnerability to unforeseen events. In response, we have implemented robust contingency plans to mitigate risks, ensuring that we remain agile and prepared for future challenges while continuing to deliver quality services.

Rising Costs

Inflation presents a significant challenge to the operational viability of the company, especially regarding rising labor and material costs, which are critical components of event management and stage production company. In recent years, these expenses have escalated, negatively impacting profit margins and compelling companies to reassess their pricing strategies. As the costs of human resources and construction materials continue to rise, any increase in wages for suppliers’ employees and average consumer prices can further elevate the overall costs of services provided. Consequently, businesses must find effective ways to manage these expenses without compromising service quality. This may involve investing in more efficient processes, exploring cost-effective materials, or renegotiating contracts with suppliers. Failure to adapt to these rising costs could jeopardize the company’s competitiveness and overall performance, making it essential for firms to implement strategic measures to maintain high-quality productions while safeguarding their profitability.

Summary of Results of Operations

The following discussion is based on our Group’s historical results of operations and may not be indicative of our Group’s future operating performance.

Comparison of the six month ended December 31, 2024 and 2023

The following table sets forth certain income statement data for the six months ended December 31, 2024 and 2023:

	For the six months ended December 31,
	2024		2023
	US$	Percentage of total revenue (in %)	US$	Percentage of total revenue (in %)	Percentage Change (in %)
Revenue	2,868,494	100.0	2,926,578	100.0	(2.0)
Costs of revenue	(2,120,486)	73.9	(2,210,424)	75.5	(4.1)
Gross profit	748,008	26.1	716,154	24.5	4.4
Operating expenses
General administrative expenses	(519,272)	18.1	(220,831)	7.5	9.6
Profit from operations	228,736	8.0	495,323	16.9	2.2
Other income, net	1,077	0.1	957	0.1	12.5
Finance costs	(10,279)	0.4	(12,766)	0.4	(19.5)
Income before income tax	219,534	7.7	483,514	16.5	2.7
Provision for income tax expenses	(58,965)	2.1	(48,060)	1.6	22.7
Net Income	160,569	5.6	435,454	14.9	0.5

Revenues

We currently operate our business in Hong Kong and generate revenue primarily from the provision of event management and stage production services.

The table below sets forth a breakdown of our revenue for the six months ended December 31, 2024 and 2023:

	For the six months ended December 31,
	2024		2023
Service Type	US$	Percentage of total revenue (in %)	US$	Percentage of total revenue (in %)
Event management services	2,235,481	77.9	2,267,221	77.5
Stage production services	633,013	22.1	659,357	22.5
Total	2,868,494	100.0	2,926,578	100.0

For the six months ended December 31, 2024, our revenue was $2,868,494, a decrease of $58,084, or approximately 2.0%, compared to $2,926,578 for the six months ended December 31, 2023. We derive a significant portion of our total revenue from the provision of event management services, which comprise $2,235,481 or 77.9% and $2,267,221 or 77.5% of our total revenue for the six months ended December 31, 2024 and 2023, respectively. The decrease of $31,740 or approximately 1.4% for the six months ended December 31, 2024 was primarily due to the downturn in the local economy, which significantly impacted our clients’ budgeting decisions and led to the cancellation of some non-festival events that were conducted in 2023. Fortunately, we secured several scalable new clients in 2024, and the festival events organized for these clients helped offset the negative effects of the economic downturn. Apart from providing event management services, we generated revenue from the provision of stage production services. During the six months ended December 31, 2024 and 2023, we recognized the stage production services revenue of $633,013 or 22.1% and $659,357 or 22.5% of our total revenue, respectively. The decrease of $26,344 or approximately 4.0% for the six months ended December 31, 2024 was mainly attributable to the same reason as the decrease in event management service.

Cost of Revenue

For the six months ended December 31, 2024 and 2023, cost of revenue consists of the following:

	For the six months ended December 31,
	2024		2023
	US$	Percentage of total cost of revenue (in %)	US$	Percentage of total cost of revenue (in %)
Purchase costs	883,370	41.7	972,929	44.0
Labor costs	362,619	17.1	389,414	17.6
Subcontracting costs	874,497	41.2	848,081	38.4
Total	2,120,486	100.0	2,210,424	100.0

For the six months ended December 31, 2024, our cost of revenues was $2,120,486, an decrease of $89,938, or 4.1%, compared to $2,210,424 for the six months ended December 31, 2023. The decrease was mainly attributable to the following reasons:

Purchase costs represent 41.7% and 44.0% of total cost of revenue for the six months ended 2024 and 2023, respectively. Purchase costs cover transportation, equipment and supplies, furniture, materials, and consumables in the implementation of our event and exhibition projects. A decrease of $89,559 or 9.2% for the six months ended December 31, 2024 was mainly due to higher purchase costs incurred on certain projects during the six months ended December 31, 2023. During six month ended December 31, 2023, we strategically focused on expanding our event management services into the entertainment and sports sectors, these projects are more sizable and complex which requires a greater supply of high-quality and functional high-end furniture and equipment. During six months ended December 31, 2023, we obtained a relatively large-scale and complex project, namely, “S2O Hong Kong Songkran Music Festival”, these projects were relatively large and complex in scale in which the purchase costs incurred on these projects were relatively greater than the smaller scale projects we completed during six months ended December 31, 2024.

Labor costs including labor compensation and related benefits for our full-time and part-time staff represent 17.1% and 17.6% of total cost of revenue for the six months ended December 31, 2024 and 2023, respectively. An decrease of $26,795 or 6.9% for the six months ended December 31, 2024 was mainly due to the decrease in headcount of our direct labor from approximately 16 average headcount during six month ended December 31, 2023 to approximately 15 average headcount during six months ended December 31, 2024.

Subcontracting costs represent 41.2% and 38.4% of total cost of revenue for the six months ended December 31, 2024 and 2023, respectively. An increase of $26,416 or 3.1% for the six months ended December 31, 2024 was mainly driven by inflation. Subcontracting costs cover services to implement a part of our event and exhibition projects that we outsourced to external providers due to the need for specialized expertise or lack of internal capacities including (i) event decoration cost such as the backdrop printing, banner and other accessories; (ii) cost of hiring event MC, entertainers and performers such as dance group, DJs, singer, etc to make the event program more unique and attractive; (iii) cost of hiring service personnel such as PRs and event advisers to ensure professionalism for the event; and (iv) event technology set up and media rental cost such as linking and supporting sound and light equipment, projection equipment, LED screens, computers and other IT tools for the best effect.

Overall, the decrease in the cost of revenue was proportionately larger than the decrease in revenue, primarily because we managed several relatively large-scale and complex projects during the six months ended December 31, 2023, which necessitated higher cost inputs. These projects were not repeated in the six months ended December 31, 2024.

Gross Profit

For the six months ended December 31, 2024, our gross profit was $748,008, representing an increase of $31,854, or 4.4%, compared to $716,154 for the six months ended December 31, 2023. As a percentage of revenue, our gross profit increased from approximately 24.5% for the six months ended December 31, 2023 to 26.1% for the six months ended December 31, 2024. The increase in our gross margin was mainly due to the decrease in the cost of revenue was proportionately larger than the decrease in revenue, primarily because we managed several relatively large-scale and complex projects during the six months ended December 2023, which necessitated higher cost inputs. These projects were not repeated in the six months ended December 2024.

Operating Expenses

Our operating expenses include general administrative expenses which comprise of administrative staff costs, entertainment and traveling expense, depreciation of property, plant and equipment, lease expense, office expenses and legal and professional fees.

For the six months ended December 31, 2024, our general administrative expenses were $519,272, representing an increase of $298,441, or 135.1%, compared to $220,831 for the six months ended December 31, 2023. This increase was mainly due to:

•        Administrative staff costs comprised of compensation, related benefits and recruitment expenses for our management and operating personnel constitute $61,990 or 25.6% and $49,957 or 11.9% of our general administrative expenses for the six months ended December 31, 2024 and 2023, respectively, representing an increase of $12,033, or 24.1%. The increase was mainly due to the salary increment during the six months ended December 31, 2024 and the additional headcount of operating staff that our average headcount increased from approximately 2 staff in six months ended December 31, 2023 to approximately 3 staff in six months ended December 31, 2024 to support our business growth.

•        Legal and professional fees constitute $287,421 or 55.4% and $7,693 or 3.5% of our general administrative expenses for the six months ended December 31, 2024 and 2023, respectively, representing an increase of $279,728 or 3636.1%, the increase was mainly due to the audit fee incurred during the application process of the IPO. The legal and professional fees mainly represent secretarial fee, statutory audit fee and tax consultancy fee for filing of annual returns, the provision of audit reports and the submission of tax returns as required under the relevant Hong Kong laws and regulations for all companies operating in Hong Kong. We expect our legal and professional fees will increase over time, reflecting the expense incurred during the application process of the IPO, as well as the higher costs of operating as a public company after the completion of the IPO.

Other Income

Other income is comprised mainly of miscellaneous income, interest income on bank deposits and government grants received for financial support to our business.

For the six months ended December 31, 2024 and 2023, other income was $1,077 and $957 respectively. The amount is insignificant for the six months ended December 31, 2024 and 2023.

Finance Costs

Finance costs comprised of finance charges for finance leases and interest expense on interest-bearing bank borrowings.

For the six months ended December 31, 2024, finance costs were $10,279, a decrease of $2,487 or approximately 19.5%, as compared to $12,766 for the six months ended December 31, 2023. The decrease was mainly due to the change in the effective interest rates on bank borrowings.

Provision for Income Tax Expense

We operate our business in Hong Kong and is subject to the Hong Kong corporate income tax rate of 16.5% on income derived from Hong Kong.

For the six months ended December 31, 2024 and 2023, provision for income tax expense was $58,965 and $48,060, respectively.

Net Income

For the six months ended December 31, 2024, our net income was $160,569, representing a decrease of $274,885 or 63.1%, compared to a net income of $435,454 for the six months ended December 31, 2023, primarily due to the reasons discussed above.

Liquidity and Capital Resources

Our principal sources of liquidity and capital resources have been cash flow from operations and cash advances from related parties. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations.

Given our current availability of capital to us, we believe our existing cash, cash equivalents, and cash flow from future operations will be sufficient to fund our operations for the next 12 months from the date of the release of this prospectus. We also believe that sufficient resources will be available beyond that point with the proceeds obtained from the offering of Shares hereunder.

As of December 31, 2024 and June 30, 2024, we had cash and cash equivalents of $392,686 and $448,888, respectively.

The following table summarizes the key cash flow components from our consolidated statements of cash flows for the periods indicated:

Comparison of Six Months Ended December 31, 2024 and 2023

	For the six months ended December 31,
	2024	2023
	USD	USD
Net cash provided by operating activities	$464,318	23,502
Net cash used in investing activities	—	(5,307)
Net cash used in financing activities	(523,223)	(58,471)
Net decrease in cash and cash equivalents	(58,905)	(40,276)
Effect of exchange rate changes on balance of cash held in foreign currencies	2,703	1,788
Cash and cash equivalents at the beginning of the period	448,888	515,931
Cash and cash equivalents at the end of the period	392,686	477,443

Operating Activities

For the six months ended December 31, 2024

Net cash inflows from operating activities were $464,318 for the six months ended December 31, 2024. The difference between our net income of $160,569 and net cash inflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $69,253 and the cash generated in operating assets and liabilities in an aggregate amount of $234,496.

The adjustment of non-cash items is comprised of (i) depreciation of property, plant and equipment of $23,468; (ii) lease expenses of $35,214 for office premise and warehouse in Hong Kong; (iii) finance costs of $10,279 relating to the finance charges on finance leases and interest expense on bank borrowings; and (iv) movement on deferred income tax of $292.

The cash provided by operating assets and liabilities was mainly attributable to (i) increase in trade receivables of $(191,795), mainly due to more event projects were completed near the period-end for which the payment is due in the following period; (ii) increase in deposits and prepayments of $(158,486), mainly resulting from the payment of certain prepaid services during the period; (iii) increase in contract assets of $(174,883), mainly due to more services provided but not yet billed to customers closer to the end of the six months ended December 31, 2024, as compared to that of the fiscal year ended June 30, 2024; (iv) increase in trade payables, other payables and accruals of $522,703, mainly due to the increase in the amount due to our vendors as more projects were completed near the period-end; (v) increase in income tax payable of $58,672 which represented the provision amount for income tax on our taxable income for the period; and (vi) decrease in amounts due with related parties of $203,955 which represented repayments made by related parties during the period.

For the six months ended December 31, 2023

Net cash inflows from operating activities were $23,502 for the six months ended December 31, 2023. The difference between our net income of $435,454 and net cash inflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $48,114 and the cash used in operating assets and liabilities in an aggregate amount of $(460,066).

The adjustment of non-cash items is comprised of (i) depreciation of property, plant and equipment of $24,064; (ii) lease expenses of $15,304 for office premise and warehouse in Hong Kong; (iii) finance costs of $8,597 relating to the finance charges on finance leases and interest expense on bank borrowings; and (iv) movement on deferred income tax of $149.

The cash used in operating assets and liabilities was mainly attributable to (i) increase in trade receivables of $(689,224), mainly due to more event projects were completed near the period-end for which the payment is due in the following period; (ii) increase in deposits and prepayments of $(130,344), mainly resulting from the payment of certain prepaid services during the period; (iii) increase in contract assets of $(53,236), mainly due to more services provided but not yet billed to customers closer to the end of the six months ended December 31, 2023, as compared to that of the fiscal year ended June 30, 2023; (iv) increase in trade payables, other payables and accruals of $545,198, mainly due to the increase in the amount due to our vendors as more projects were completed near the period-end; (v) increase in income tax payable of $47,911 which represented the provision amount for income tax on our taxable income for the period and (vi) increase in amounts due with related parties of $(156,636) which represented expense paid on behalf of our related parties.

Investing Activities

Net cash outflows from investing activities were $nil for the six months ended December 31, 2024

Net cash outflows from investing activities were $5,307 for the six months ended December 31, 2023 respectively, which was due to (i) payment of $3,708 for the purchase of property, plant and equipment; and (ii) cash outflow related to the disposal of BU Production on September 23, 2023 of $1,599.

Financing Activities

Net cash outflows from financing activities were $(523,223) for the six months ended December 31, 2024, which was attributable to (i) payments of a dividend to shareholders of $(508,205); (ii) proceeds from loans payables of $180,000; (iii) repayment of bank loan payables of $(60,941) to the term loans with a bank in Hong Kong; (iv) payment of finance lease liabilities of $(14,108) related to the hire purchase financing for our motor vehicles; and (v) payments of offering costs related to the initial public offering of $(119,969) during the six months ended December 31, 2024.

Net cash outflows from financing activities were $(58,471) for the six months ended December 31, 2023, which was attributable to (i) repayment of bank loan payables of $(44,422) to the term loans with a bank in Hong Kong; and (ii) payment of finance lease liabilities of $(14,049) related to the hire purchase financing for our motor vehicles.

Off-Balance Sheet Arrangements

As of December 31 2024 and June 30, 2024, we had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Comparison of the Years Ended June 30, 2024 and 2023

The following table sets forth certain income statement data for the years ended June 30, 2024 and 2023:

	For the years ended June 30,
	2024		2023
	US$	Percentage of total revenue (in %)	US$	Percentage of total revenue (in %)	Percentage Change (in %)
Revenue	5,812,204	100.0	3,538,973	100.0	64.2
Costs of revenue	(4,311,964)	74.2	(2,830,655)	80.0	52.3
Gross profit	1,500,240	25.8	708,318	20.0	111.8
Operating expenses
General administrative expenses	(471,550)	8.1	(342,678)	9.7	37.6
Profit from operations	1,028,690	17.7	365,640	10.3	181.3
Other income, net	4,938	0.1	21,685	0.6	(77.2)
Finance costs	(24,624)	0.4	(25,510)	0.7	(3.5)
Income before income tax	1,009,004	17.4	361,815	10.2	178.9
Provision for income tax expenses	(128,787)	2.2	(31,283)	0.9	311.7
Net Income	880,217	15.2	330,532	9.3	166.3

Revenues

We currently operate our business in Hong Kong and generate revenue primarily from the provision of event management and stage production services.

The table below sets forth a breakdown of our revenue for the fiscal years ended June 30, 2024 and 2023:

	For the years ended June 30,
	2024		2023
Service Type	US$	Percentage of total revenue (in %)	US$	Percentage of total revenue (in %)
Event management services	4,681,586	80.5	2,554,480	72.2
Stage production services	1,130,618	19.5	984,493	27.8
Total	5,812,204	100.0	3,538,973	100.0

For the fiscal year ended June 30, 2024, our revenue was $5,812,204, an increase of $2,273,231, or 64.2%, compared to $3,538,973 for the fiscal year ended June 30, 2023. We derive a significant portion of our total revenue from the provision of event management services, which comprise $4,681,586 or 80.5% and $2,554,480 or 72.2% of our total revenue for the fiscal year 2024 and 2023, respectively. The increase of $2,127,106 or 83.3% for the fiscal year 2024 was mainly attributable to the scale of projects we obtained was generally larger in fiscal year 2024 which the average project fee grew from approximately $28,071 per project for the fiscal year 2023 to approximately $51,446 per project for the fiscal year 2024. Apart from providing event management services, we generated revenue from the provision of stage production services. During the fiscal years ended June 30, 2024 and 2023, we recognized the stage production services revenue of $1,130,618 or 19.5% and $984,493 or 27.8% of our total revenue, respectively. The increase of $146,125 or 14.8% for the fiscal year 2024 was mainly attributable to the same reason as the increase in event management service.

Cost of Revenue

For the fiscal years ended June 30, 2024 and 2023, cost of revenue consists of the following:

	For the years ended June 30,
	2024		2023
	US$	Percentage of total cost of revenue (in %)	US$	Percentage of total cost of revenue (in %)
Purchase costs	1,638,294	38.0	658,962	23.3
Labor costs	829,051	19.2	656,124	23.2
Subcontracting costs	1,844,619	42.8	1,515,569	53.5
Total	4,311,964	100.0	2,830,655	100.0

For the fiscal year ended June 30, 2024, our cost of revenues was $4,311,964, an increase of $1,481,309, or 52.3%, compared to $2,830,655 for the fiscal year ended June 30, 2023. The increase was mainly attributable to the following reasons:

Purchase costs represent 38.0% and 23.3% of total cost of revenue for the fiscal years 2024 and 2023, respectively. Purchase costs cover transportation, equipment and supplies, furniture, materials, and consumables in the implementation of our event and exhibition projects. An increase of $979,332 or 148.6% for the fiscal year ended June 30, 2024 was mainly due to higher purchase costs incurred on certain projects. During fiscal year ended June 30, 2024, we strategically focused on expanding our event management services into the entertainment and sports sectors, these projects are more sizable and complex which requires a greater supply of high-quality and functional high-end furniture and equipment. In fiscal year ended June 30, 2024, we obtained two relatively large-scale and complex projects, namely, “S2O Hong Kong Songkran Music Festival” and “Hong Kong Fitness & Wellness Expo”, these projects were relatively large and complex in scale in which the purchase costs incurred on these projects were relatively greater than the smaller scale projects we completed in fiscal year ended June 30, 2023.

Labor costs including labor compensation and related benefits for our full-time and part-time staff represent 19.2% and 23.2% of total cost of revenue for the fiscal year 2024 and 2023, respectively. An increase of $172,927 or 26.4% for the fiscal year ended June 30, 2024 was mainly due to the salary increment and the increase in headcount of our direct labor from approximately 10 average headcount in fiscal year 2023 to approximately 13 average headcount in fiscal year 2024 for supporting our surge of new projects. In addition, we hired more part-time workers to assist with the increased number of projects obtained in fiscal year 2024.

Subcontracting costs represent 42.8% and 53.5% of total cost of revenue for the fiscal year 2024 and 2023, respectively. An increase of $329,050 or 21.7% for the fiscal year ended June 30, 2024 was mainly due to more resources and components from subcontractors that we needed to complete the larger scale and more complex projects. Subcontracting costs cover services to implement a part of our event and exhibition projects that we outsourced to external providers due to the need for specialized expertise or lack of internal capacities including (i) event decoration cost such as the backdrop printing, banner and other accessories; (ii) cost of hiring event MC, entertainers and performers such as dance group, DJs, singer, etc to make the event program more unique and attractive; (iii) cost of hiring service personnel such as PRs and event advisers to ensure professionalism for the event; and (iv) event technology set up and media rental cost such as linking and supporting sound and light equipment, projection equipment, LED screens, computers and other IT tools for the best effect.

Overall, the increase in cost of revenue was proportionately less than the increase in revenue due to the fixed costs, including labor costs, which do not increase in line with revenue and are spread over the increased revenues.

Gross Profit

For the fiscal year ended June 30, 2024, our gross profit was $1,500,240, representing an increase of $791,922, or 111.8%, compared to $708,318 for the fiscal year ended June 30, 2023. As a percentage of revenue, our gross profit increased from 20.0% for the fiscal year ended June 30, 2023 to 25.8% for the fiscal year ended June 30, 2024. The increase in our gross margin was mainly due to the growth in our revenues, while fixed costs did not increase in line with revenue and were spread over the increased of revenue.

Operating Expenses

Our operating expenses include general administrative expenses which comprise of administrative staff costs, entertainment and traveling expense, depreciation of property, plant and equipment, lease expense, office expenses and legal and professional fees.

For the fiscal year ended June 30, 2024, our general administrative expenses were $471,550, representing an increase of $128,872, or 37.6%, compared to $342,678 for the fiscal year ended June 30, 2023. This increase was mainly due to:

•        Administrative staff costs comprised of compensation, related benefits and recruitment expenses for our management and operating personnel constitute $142,424 or 30.2% and $47,742 or 13.9% of our general administrative expenses for the fiscal years ended June 30, 2024 and 2023, respectively, representing an increase of $94,682, or 198.3%. The increase was mainly due to the salary increment during the fiscal year ended June 30, 2024 and the additional headcount of operating staff that our average headcount increased from approximately 2 staff in fiscal year of 2023 to approximately 3 staff in fiscal year of 2024 to support our business growth.

•        Entertainment and traveling expense constitute $143,620 or 30.5% and $89,698 or 26.2% of our general administrative expenses for the fiscal years ended June 30, 2024 and 2023, respectively, representing an increase of $53,922, or 60.1%. This increase was attributable to the expense incurred for promoting and marketing strategy through business meetings and frequent customer visits. The increase in revenues during the fiscal year ended June 30, 2024 has signified our success on spending entertainment and traveling efforts on locating potential customers and securing new event projects.

•        Depreciation of property, plant and equipment constitute $46,202 or 9.8% and $51,285 or 15.0% of our general administrative expenses for the fiscal years ended June 30, 2024 and 2023, respectively. During the fiscal year of 2024, we had spent on purchasing a new motor vehicle on a finance lease, acquiring new computer equipment and renovating the newly leased office and warehouse to fulfill our growing business.

•        Lease expense constitute $43,195 or 9.2% and $59,163 or 17.3% of our general administrative expenses for the fiscal years ended June 30, 2024 and 2023, respectively. The decrease was due to the early termination of an operating lease for an office premise that was signed under BU Production, which we had disposed of this subsidiary on September 23, 2023.

•        Office expenses comprised of utilities, cleaning expense, building management fee, bank charges, low-value computer equipment and consumables constitute $75,293 or 16.0% and $82,001 or 23.9% of our general administrative expenses for the fiscal years ended June 30, 2024 and 2023, respectively, representing a decrease of $6,708, or 8.2%. The decrease was mainly due to the incurrence of the non-recurring items in fiscal year of 2023 including the loss on disposal of property, plant and equipment of $4,211 and the loss on cash surrender value on life insurance policies of $7,792, which were absent in fiscal year of 2024.

•        Legal and professional fees constitute $17,463 or 3.7% and $10,365 or 3.0% of our general administrative expenses for the fiscal years ended June 30, 2024 and 2023, respectively. The legal and professional fees mainly represent secretarial fee, statutory audit fee and tax consultancy fee for filing of annual returns, the provision of audit reports and the submission of tax returns as required under the relevant Hong Kong laws and regulations for all companies operating in Hong Kong. Although the amount is insignificant for the fiscal years ended June 30, 2024 and 2023, we expect our legal and professional fees will increase over time, reflecting the expense incurred during the application process of the IPO, as well as the higher costs of operating as a public company after the completion of the IPO.

Other Income

Other income is comprised mainly of miscellaneous income, interest income on bank deposits and government grants received for financial support to our business.

For the fiscal year ended June 30, 2024, other income was $4,938, representing a decrease of $16,747 or 77.2%, as compared to $21,685 for the fiscal year ended June 30, 2023. The decrease was mainly due to the decrease in government grants of $11,819 from $12,251 for the fiscal year ended June 30, 2023 to $432 for the fiscal year ended June 30, 2024.

Finance Costs

Finance costs comprised of finance charges for finance leases and interest expense on interest-bearing bank borrowings.

For the fiscal year ended June 30, 2024, finance costs were $24,624, a decrease of $886 or 3.5%, as compared to $25,510 for the fiscal year ended June 30, 2023. The decrease was mainly due to the change in the effective interest rates on bank borrowings.

Provision for Income Tax Expense

We operate our business in Hong Kong and is subject to the Hong Kong corporate income tax rate of 16.5% on income derived from Hong Kong.

For the fiscal years ended June 30, 2024 and 2023, provision for income tax expense was $128,787 and $31,283, respectively.

Net Income

For the fiscal year ended June 30, 2024, our net income was $880,217, representing an increase of $549,685 or 166.3%, compared to a net income of $330,532 for the fiscal year ended June 30, 2023, primarily due to the reasons discussed above.

Liquidity and Capital Resources

Our principal sources of liquidity and capital resources have been cash flow from operations and cash advances from related parties. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations.

Given our current availability of capital to us, we believe our existing cash, cash equivalents, and cash flow from future operations will be sufficient to fund our operations for the next 12 months from the date of the release of this prospectus. We also believe that sufficient resources will be available beyond that point with the proceeds obtained from the offering of Shares hereunder.

As of June 30, 2024 and 2023, we had cash and cash equivalents of $448,888 and $515,931, respectively.

The following table summarizes the key cash flow components from our consolidated statements of cash flows for the periods indicated:

Comparison of Fiscal Years Ended June 30, 2024 and 2023

	For the Years Ended June 30,
	2024	2023
	USD	USD
Net cash provided by operating activities	$87,272	$143,110
Net cash used in investing activities	(27,001)	(70,205)
Net cash (used in) provided by financing activities	(129,096)	359,314
Net (decrease) increase in cash and cash equivalents	(68,825)	432,219
Effect of exchange rate changes on balance of cash held in foreign currencies	1,782	182
Cash and cash equivalents at the beginning of the year	515,931	83,530
Cash and cash equivalents at the end of the year	448,888	515,931

Operating Activities

For the fiscal year ended June 30, 2024

Net cash inflows from operating activities were $87,272 for the fiscal year ended June 30, 2024. The difference between our net income of $880,217 and net cash inflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $111,646 and the cash used in operating assets and liabilities in an aggregate amount of $(904,591).

The adjustment of non-cash items is comprised of (i) depreciation of property, plant and equipment of $46,202; (ii) lease expenses of $43,195 for office premise and warehouse in Hong Kong; (iii) finance costs of $24,624 relating to the finance charges on finance leases and interest expense on bank borrowings; (iv) movement on deferred income tax of $(667); and (v) gain on the cash surrender value of $(1,708) of life insurance policies purchased for one of our directors and we are the policyholder.

The cash used in operating assets and liabilities was mainly attributable to (i) increase in trade receivables of $(655,722), mainly due to more event projects were completed near the year-end for which the payment is due in the following year; (ii) increase in deposits and prepayments of $(130,429), mainly due to the non-trade receivables due from BU Production which ceased to be our subsidiary upon the disposal on September 23, 2023; (iii) increase in trade payables, other payables and accruals of $158,554, mainly due to the increase in the amount due to our vendors as more projects were completed near the year-end; (iv) increase in income tax payable of $129,455 which represented the provision amount for income tax on our taxable income for the year; and (v) increase in amounts due with related parties of $(330,553) which represented expense paid on behalf of our related parties.

For the fiscal year ended June 30, 2023

Net cash inflows from operating activities were $143,110 for the fiscal year ended June 30, 2023. The difference between our net income of $330,532 and net cash inflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $156,195 and the cash used in operating assets and liabilities in an aggregate amount of $(343,617).

The adjustment of non-cash items is comprised of (i) depreciation of property, plant and equipment of $51,285; (ii) lease expenses of $59,163 for office premise and warehouse in Hong Kong, we had early terminated an operating lease during the year, recorded a gain on lease termination of $(741); (iii) finance costs of $25,510 relating to the finance charges on finance leases and interest expense on bank borrowings; (iv) movement on deferred income tax of $8,975; (v) loss on disposal of property, plant and equipment of $4,211; (vi) loss on the cash surrender value of $7,792 of life insurance policies purchased for one of our directors and we are the policyholder.

The cash used in operating assets and liabilities was mainly attributable to (i) increase in trade receivables of $(357,533), mainly due to more event projects were completed near the year-end for which the payment is due in the following year; (ii) decrease in deposits and prepayments of $107,000, mainly due to certain prepaid services were fully utilized or significantly reduced; (iii) increase in trade payables, other payables and accruals of $312,532, mainly due to the increase in the amount due to our vendors as more projects were completed near the year-end; (iv) decrease in advance from a customer of $(134,874), mainly due to the service related to the advance received was being rendered during the year; and (v) increase in amounts due with related parties of $(238,852) which represented expense paid on behalf of our related parties.

Investing Activities

Net cash outflows from investing activities were $(27,001) for the fiscal year ended June 30, 2024, which was due to (i) payment of $25,402 for the purchase of property, plant and equipment; and (ii) cash outflow related to the disposal of BU Production on September 23, 2023 of $(1,599).

Net cash outflows from investing activities were $(70,205) for the fiscal year ended June 30, 2023, which was due to (i) payment of $8,444 for the purchase of property, plant and equipment; and (ii) payment of $(61,761) in connection with the purchase of two life insurance policies for one of our directors.

Financing Activities

Net cash outflows from financing activities were $(129,096) for the year ended June 30, 2024, which was attributable to (i) repayment of bank loan payables of $(100,997) to the term loans with a bank in Hong Kong; and (ii) payment of finance lease liabilities of $(28,099) related to the hire purchase financing for our motor vehicles.

Net cash inflows from financing activities were $359,314 for the year ended June 30, 2023, which was attributable to (i) proceeds from bank loans of $498,225; (ii) repayment of bank loan payables of $(85,062) to the term loans with a bank in Hong Kong; and (ii) payment of finance lease liabilities of $(53,849) related to the hire purchase financing for our motor vehicles.

Off-Balance Sheet Arrangements

As of June 30, 2024 and 2023, we had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Internal Control over Financial Reporting

Prior to this offering, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal controls and our independent registered public accounting firm has not conducted an audit of our internal controls. However, in connection with the audit of our consolidated financial statements as of and for the fiscal years ended June 30, 2024 and 2023, we identified a material weakness in our internal controls. As defined by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified is related to the lack of sufficient personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfil U.S. GAAP and SEC financial reporting requirements.

We have started and intend to implement measures to improve our internal controls to address the underlying causes of the material weakness. In particular, we have hired a specialized U.S. GAAP accounting consultant to assist us in the preparation of our financial statements in U.S. GAAP. We have also commenced searching for full time qualified accounting personnel with experience in U.S. GAAP to fill up the key roles in the finance operations. We expect the material weaknesses to be remediated after listing at no material cost.

Critical Accounting Policies and Estimates

Trade receivables

Trade receivables are recorded at the invoiced amount less expected credit losses as needed.

To estimate expected credit losses, the Company has identified the relevant risk characteristics of its customers and considers past collection experience, current economic conditions, and expected future economic conditions. The Company did not record provision for expected credit losses for the six months ended December 31, 2024 and 2023, and for the years ended June 30, 2024, and 2023.

Related parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

Revenue from contracts with customers

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented and determines revenue recognition by applying the following five-step model:

•        Identification of the contract, or contracts, with a customer;

•        Identification of the performance obligations in the contract;

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when, or as, the Company satisfies a performance obligation.

Segment reporting

The Company generates its revenue from one service line and operates as a single operating segment. Due to the integrated structure of the Company’s business, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance.

The Company generates revenue from the provision of event management services and the provision of stage production services. During the six months ended December 31, 2024 and 2023, and the years ended June 30, 2024 and 2023, all revenue was generated from Hong Kong and from third parties.

Event management services

The Company provides customized event management services upon requests from its customers in exchange for a fixed transaction price. The service generally entail design, logistics, layout of events and coordination and supervision of the actual event set-up and implementation. These services are not distinct within the context of the contracts and are considered as a single performance obligation.

The Company recognizes revenue that are satisfied over time by measuring the progress toward complete satisfaction of the performance obligation using a single method of measuring progress which depicts the performance in transferring control of the associated goods or services to the customers. The Company uses input methods to measure the progress toward the complete satisfaction of performance obligations satisfied over time. Significant management judgment is required in determining the level of effort required under an arrangement and the period over which the Company is expected to complete the performance obligations under an arrangement. At each reporting period, the Company measures the progress based on the budgeting and costing systems and estimates the proportion of service rendered based on the ratio of costs incurred to estimated total costs.

Stage production services

Apart from the event management services, the Company also provides stage production services, including sales of furniture pieces, essential decor items, stage equipment and the corresponding installation service to its customers. The transaction price is fixed. The Company recognizes revenues from stage production services at a point of time when the goods are delivered to the customer.

Contract balances

Contract assets

The Company recognizes a contract asset when revenue is recognized in advance of invoicing on a customer contract, unless the right to payment for that revenue is unconditional (i.e. requiring no further performance and only the passage of time). If a right to payment is determined to meet the criteria to be considered ‘unconditional’, then the Company will recognize a trade receivable. As of December 31, 2024, and June 30, 2024 and 2023, the balances of contract asset amounted to $212,516, and $37,012 and $nil, respectively.

Contract liability

The Company presents the consideration that a customer pays before the Company transfers the service to the customer as a contract liability (advance from customers) when the payment is made. An advance from customers is the Company’s obligation to transfer services to a customer for which the Company has received consideration from the customer. As of December 31, 2024, and June 30, 2024, and 2023, the balances of advance from customers amounted to $33,367, and $21,910 and $23,053, respectively.

Contract costs

The Company applies the practical expedient in ASC Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of revenue.

Risks and uncertainties

Economic and political risk

The Company’s operating subsidiaries conduct business in Hong Kong, a Special Administrative Region of the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in Hong Kong are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of trade receivables. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for a provision for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on trade receivables.

Details of the customers which accounted for 10% or more of the revenue are as follows:

		For the six months ended December 31,
	Name of customer	2024	% revenue	2023	% revenue
Customer A	Airport Authority Hong Kong	$661,010	23.0%	$657,438	22.5%
Customer B	Hysan Development Company Limited	547,497	19.1%	—	—%
Customer C	Wealth Union Limited	200,897	7.0%	635,188	21.7%
Customer D	6DX Production Limited	—	—%	488,802	16.7%
		$1,409,404	49.1%	$1,781,428	60.9%
		For the years ended June 30,
	Name of customer	2024	% revenue	2023	% revenue
Customer A	Airport Authority Hong Kong	$1,694,083	29.1%	$806,316	22.8%
Customer B	Wealth Union Limited	866,590	14.9%	437,083	12.3%
Customer C	mib Design Studio Limited	488,749	8.4%	455,273	12.9%
Customer D	Apex Services Limited	34,960	0.6%	380,343	10.7%
Customer E	NU Skin Enterprises Hong Kong, LLC	259,121	4.5%	374,026	10.6%
		$3,343,503	57.5%	$2,453,041	69.3%

Details of the customers which accounted for 10% or more of the trade receivables are as follows:

	Name of customer	As of December 31, 2024	% trade receivables	As of June 30, 2024	% trade receivables
Customer A	Hysan Development Company Limited	$272,073	25.2%	$—	—%
Customer B	Airport Authority Hong Kong	262,392	24.3%	1,025	0.1%
Customer C	Black Charcoal Production Limited	21,556	2.0%	256,142	29.0%
Customer D	6DX Production Limited	78,345	7.3%	239,702	27.1%
Customer E	mib Design Studio Limited	45,700	4.2%	122,395	13.9%
		$680,066	63.0%	$619,264	70.1%

		As of June 30,
	Name of customer	2024	% trade receivables	2023	% trade receivables
Customer A	Airport Authority Hong Kong	$239,702	27.1%	$—	—%
Customer B	Wealth Union Limited	256,142	29.0%	—	—%
Customer C	mib Design Studio Limited	122,395	13.9%	120,958	22.5%
Customer D	Apex Services Limited	13,974	1.6%	186,307	34.6%
Customer E	NU Skin Enterprises Hong Kong, LLC	—	—%	113,902	21.1%
		$632,213	71.6%	$421,167	78.2%

Quantitative And Qualitative Disclosures About Market Risk

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through regularly evaluating the collectability of financial assets, based on a combination of factors such as credit worthiness, past transaction history, current economic industry trends and changes in payment patterns. We identify credit risk collectively based on industry and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. To manage liquidity risk, the Company monitors and maintains a level of cash and cash equivalents deemed adequate by the management to finance the Company’s operations and mitigate the effects of fluctuations in cash flows

INDUSTRY

The information presented in this section has been derived from an industry report commissioned by us and prepared by GIH, an independent research firm, regarding our industry and our market position in China. We refer to this report as the “GIH report.” We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Definition of the MICE Industry

The Meetings, Incentives, Conferences, and Exhibitions (MICE) industry, also known as business tourism, involves the planning, organizing, conducting, and attending of business-related events. This sector is vital for economic activity, bringing participants together for networking and knowledge-sharing. MICE tourism typically involves large groups, planned well in advance, and significantly contributes to both local and global economies.

The MICE Industry in Hong Kong

Hong Kong is globally recognized as a premier destination for MICE activities due to its strategic location, advanced infrastructure, and strong connectivity. It was named “Best City for Meetings in Asia” by Smart Travel Asia in 2020 and “Most Anticipated Overseas Meeting & Incentive Destination” by the China Travel Industry Awards in 2022. The city’s competitiveness as a MICE destination has continuously improved, ranking fifth in the 2024 World Competitiveness Ranking by the International Institute for Management Development (IMD). With excellent air connectivity and status as one of the world’s busiest aviation hubs, Hong Kong is a preferred location for international conventions and exhibitions, making it a leading MICE destination in the Asia-Pacific region.

According to the Hong Kong Tourism Board (HKTB), the city hosted 125 large-scale exhibitions in 2023, marking a 30% increase from 2022. These events attracted over 1.3 million overseas visitors, underscoring Hong Kong’s appeal as a premier MICE destination. Further, in the first half of 2024, the HKTB reported securing over 60 world-class MICE events across key sectors, including aviation, education, architecture, medical sciences, innovation and technology, and financial services. This robust pipeline of events reflects the city’s strategic efforts to attract high-value business tourism.

Number of Large-Scale Exhibitions in Hong Kong (2016-2023)

Number of Large-Scale Exhibitions in Hong Kong (2016-2023)
160
140
120
100
80
60
40
20
0
135
140
145
138
30
50
96
125
2016
2017
2018
2019
2020*
2021*
2022*
2023

**2020-2022: Impacted by the COVID-19 pandemic*

Source: Hong Kong Tourism Board, GIH

To further bolster the MICE sector, the Hong Kong government allocated an additional HK$200 million (approximately US$25.5 million) in its 2023-24 budget to the HKTB. This funding aims to enhance the city’s competitiveness in securing international business events.

These developments highlight Hong Kong’s commitment to strengthening its position as a leading hub for international conferences and exhibitions, leveraging government support and strategic initiatives to drive growth in the MICE industry.

Number of Overnight MICE Arrivals by Major Market (2023)

800,000
600,000
400,000
200,000
0
6,451
28,104
53,556
71,158
82,169
129,677
242,637
683,684
Macao SAR
Australia, New Zealand and South Pacific
Taiwan
North Asia
The Americas
Europe, Africa and the Middle East
South and Southeast Asia
Mainland China

Source: Hong Kong Tourism Board, GIH

Segment share for MICE sector (2023)

70%
60%
50%
40%
30%
20%
10%
0%
61%
14%
25%
Meeting & Incentive
Convention
Exhibition

Source: Hong Kong Tourism Board, GIH

Economic Contribution

The MICE industry significantly drives Hong Kong’s economy. In 2023, approximately 47,800 individuals were engaged in tourism-related sectors, including MICE, accommodation services, and travel agency activities, while 371,700 people were involved in partially related industries, such as food and beverage services, retail trade, and transport services. Inbound and outbound tourism generated a value added of approximately $11.1 billion, contributing 0.4% to Hong Kong’s Gross Domestic Product (GDP) and 0.8% to total employment.

Following the resumption of normal travel in 2023, inbound visitors to Hong Kong surged from 605,000 in 2022 to 34.0 million in 2023, demonstrating a robust recovery in the tourism and MICE industries. Government initiatives and strategic support, such as funding schemes for small-sized meeting and convention groups, are solidifying Hong Kong’s position as a leading MICE hub.

Number of Inbound Visitors to Hong Kong (2016-2023)

Number of Inbound Visitors to Hong Kong (2016-2023)
in Millions
70
60
50
40
30
20
10
0
56.65
58.47
65.15
55.91
3.57
0.09
0.6
34
2016
2017
2018
2019
2020*
2021*
2022*
2023

*2020-2022: Impacted by the COVID-19 pandemic
Source: Hong Kong Tourism Board, GIH

Number of Visitors Arrivals to Hong Kong (2016-2023)
in Millions
70
60
50
40
30
20
10
0
56.65
58.47
65.15
55.91
3.57
0.09
0.6
34
2016
2017
2018
2019
2020*
2021*
2022*
2023
Australia, NZ & South Pacific
Europe, Africa & the Middle East
Mainland China
North Asia
South & Southeast Asia
Taiwan
The Americas

**2020-2022: Impacted by the COVID-19 pandemic*

Source: Hong Kong Tourism Board, GIH

Growth Drivers of Hong Kong’s MICE Market

Strategic Location:    Hong Kong’s proximity to key Asia-Pacific financial markets and half of the world’s population within a five-hour flight makes it ideal for business events. The city is well-connected by air, land, and sea, with multiple access points to Mainland China, including the Hong Kong-Zhuhai-Macao Bridge, Guangzhou-Shenzhen-Hong Kong High-Speed Rail, and cross-boundary ferry services.

Transportation and Connectivity:    Hong Kong International Airport (HKIA) connects the city with over 220 destinations worldwide. HKIA’s integration with AsiaWorld-Expo and proximity to the Hong Kong Convention and Exhibition Centre (HKCEC) provide excellent connectivity for MICE travelers. The city’s extensive public transportation network — including the Mass Transit Railway (MTR), buses, trams, and ferries — offers seamless access to event venues and accommodations.

Digital Infrastructure:    Hong Kong’s advanced digital infrastructure includes over 45,000 free Wi-Fi hotspots and extensive 5G coverage, enabling digital connectivity at events and supporting hybrid and virtual formats. Cutting-edge technology at key venues and high-tech capabilities of many hotels foster a conducive environment for MICE activities.Top-notch Venues and

Top-notch Venues and Accommodation:    Hong Kong hosts world-class event venues, such as the HKCEC and AsiaWorld-Expo, equipped for large-scale international events. With over 92,000 hotel rooms ranging from luxury to budget-friendly, the city can comfortably accommodate MICE visitors. Many hotels offer specialized meeting and conference facilities, enhancing the city’s appeal as a MICE destination.

Government Support and Business Environment:    Hong Kong’s open-market policies, minimal licensing requirements, protective intellectual property legislation, and low tax rates enhance its attractiveness as a MICE destination. Government support for business events includes subsidies and funding schemes aimed at attracting international meetings and conventions. The Hong Kong Tourism Board’s initiatives, such as funding for small-sized MICE groups, promote industry growth.

Competitive Landscape

Hong Kong’s MICE industry features a diverse competitive landscape with a wide range of service providers, including event organizers, stand constructors, insurance companies, freight forwarders, travel agents, and hotels. Event organizers often offer comprehensive solutions, including conference planning, exhibition management, and integrated services. The presence of leading international and regional players, combined with high market competition, drives continual innovation in service offerings and technology use.

Notable Hong Kong MICE in recent years

Hong Kong has recently hosted several notable MICE events, underscoring its status as a premier destination for international gatherings. Set out below are some significant events that have taken place:

Tatler Gen.T Summit 2023:    Held in September 2023, the Tatler Gen.T Summit converged corporate leaders, tech venture founders, style icons, and cultural trendsetters in Hong Kong. This inaugural event facilitated rich conversations among Asia’s most influential young leaders from fields such as Web3, AI, technology, arts and culture, sports, human sciences, and F&B, igniting new possibilities and collaborations.

WOW Summit 2023:    In March 2023, Hong Kong hosted the WOW Summit, marking the first large-scale Web3 event in the city since its borders reopened. The summit attracted global experts, entrepreneurs, and investors in the blockchain and cryptocurrency sectors, highlighting Hong Kong’s commitment to becoming a hub for digital innovation.

Jewellery & Gem World Hong Kong 2023:    Jewellery & Gem World Hong Kong (JGW) returned to its original dual-venue format in September 2023. The event was held at AsiaWorld-Expo from September 18-22 and at the Hong Kong Convention and Exhibition Centre from September 20-25. JGW showcased a vast array of gemstones, diamonds, and fine jewelry, attracting exhibitors and buyers from around the world.

Asia Fruit Logistica 2023:    Asia Fruit Logistica, Asia’s leading international trade show for the region’s fresh produce business, was held from September 6-8, 2023, at AsiaWorld-Expo. The event brought together key players in the fresh fruit and vegetable sector, facilitating business opportunities and knowledge exchange.

Cosmoprof Asia 2023:    After a special edition in Singapore in 2022, Cosmoprof Asia returned to Hong Kong in November 2023. The event took place at AsiaWorld-Expo from November 14-16 and at the Hong Kong Convention and Exhibition Centre from November 15-18. As a leading B2B event for the beauty industry in the Asia-Pacific region, it featured a wide range of products and services, attracting professionals from across the globe.

These events highlight Hong Kong’s resilience and adaptability in the MICE sector, showcasing its ability to host diverse and large-scale international gatherings across various industries.

Market Outlook and Trends

The Hong Kong MICE market is poised for growth, driven by factors such as the city’s strategic location, government initiatives, and increasing technological integration. Key trends include the adoption of hybrid event formats, combining in-person and virtual experiences to increase reach and engagement. The integration of advanced technologies like AR and VR is expected to enhance event customization, creating more immersive experiences for attendees.

According to GIH, the global MICE market is projected to reach approximately USD 1.78 trillion by 2030, growing at a compound annual growth rate (CAGR) of 7.5%. As a leading hub, Hong Kong is expected to capture a significant share of this growth due to its strategic advantages, world-class facilities, and continuous investment in digital and transport infrastructure.

Market Segmentation and Key Opportunities

Corporate Meetings and Conferences:    Corporate meetings and conferences dominate Hong Kong’s MICE landscape, benefiting from the city’s position as a global financial hub. Key sectors such as finance, technology, and healthcare actively utilize Hong Kong for large-scale meetings, leveraging the city’s advanced infrastructure and professional services.

Exhibitions and Trade Shows:    Trade exhibitions form a critical component, accounting for a significant portion of MICE activities. For instance, the Hong Kong Electronics Fair and Art Basel Hong Kong attract global participants, underscoring the city’s prominence in fostering international trade connections.

Incentive Travel:    Incentive travel is gaining traction, with multinational corporations using Hong Kong’s unique blend of urban attractions and cultural heritage as a reward destination. Initiatives like the Hong Kong Tourism Board’s “Hong Kong Rewards!” program further enhance the city’s appeal for incentive travelers.

Hybrid and Virtual Events:    The increasing adoption of hybrid and virtual formats presents opportunities for organizers to extend their reach beyond physical boundaries. Hong Kong’s robust 5G infrastructure and technological advancements position it as a leader in this evolving trend.

BUSINESS

Our mission

Our mission is to be a leading provider of comprehensive meetings, incentives, conferences and exhibitions (“MICE”) solutions, delivering exceptional event management and stage production. We are committed to exceeding our clients’ expectations by crafting innovative, high-quality experiences that meet their unique specifications and drive their success.

Overview

Established in 2017, we have rapidly grown into a premier MICE solutions provider based in Hong Kong. Our comprehensive marketing service portfolio is designed to meet the diverse needs of our clients, spanning across two core areas: (i) event management and (ii) stage production.

(a)    Event management services

In the realm of event management, our operating subsidiary, BU Creation, excels as creative planners and meticulous executors. We curate and manage a wide spectrum of events, including cultural, artistic, recreational, and corporate promotions. Our approach is deeply collaborative, and we work closely with our clients to bring their visions to life. From the initial concept to the final execution, we ensure every detail is aligned with our clients’ objectives, delivering events that resonate and captivate audiences. In addition, we have collaborated with event production houses to co-host various remarkable events in Hong Kong. Notable examples include the S2O Songkran Music Festival Hong Kong, the Spartan Race Hong Kong, and the Grade 10 Asia Card Show Hong Kong.

Under our event management services, BU Creation directly engages in (i) design and planning, (ii) project management, and (iii) on-site supervision.

Our revenue derived from event management services represents approximately 77.9% and 77.5,% and 80.5% and 72.2% of our total revenue for the six months ended December 31, 2024 and 2023, and years ended June 30, 2024 and 2023, respectively.

(b)    Stage production services

Our expertise in stage production lies in our ability to transform spaces into immersive experiences. Our operating subsidiary, BU Workshop, meticulously coordinates with suppliers to integrate advanced lighting, visual and audio systems, stage performance elements and venue decorations. Our goal is to create environments that not only engage but also leave a lasting impression, elevating the impact of every event we manage.

Under our stage project services, BU Workshop directly manages the entire production process, from stage management and technical direction to the fabrication and installation of set elements. The lighting and visual and audio systems required are sourced from its suppliers.

Our revenue derived from stage production services represents approximately 22.1% and 22.5,% and 19.5% and 27.8% of our total revenue for the six months ended December 31, 2024 and 2023, and years ended June 30, 2024 and 2023, respectively.

Our diverse clientele includes public institutions, marketing and public relations firms, real estate corporations, and a number of established brands. This broad customer base reflects our ability to deliver customized solutions that meet the high standards of various sectors. Our revenue decreased from approximately US$2.93 million for the six months ended December 31, 2023 to approximately US$2.87 million for the six months ended December 31, 2024, representing a slight decrease of approximately 2.0%; our profit before tax decreased from approximately US$0.48 million to approximately US$0.22 million in the corresponding periods, representing an decrease of approximately 54.6%. Our net income decreased from approximately US$0.435 million for the six months ended December 31, 2023 to approximately US$0.161 million for the six months ended December 31, 2024, representing a decrease of approximately 63.1%. Our revenue increased from approximately US$3.5 million for the year ended June 30, 2023 to approximately US$5.8 million for the year ended June 30, 2024, representing an increase of approximately 64.2%; while our profit before tax increased from approximately US$0.4 million to approximately US$1.0 million in the corresponding periods, representing an increase of approximately 178.9%. Our net income increased from approximately US$0.3 million for the year ended June 30, 2023 to approximately US$0.9 million for the year ended June 30, 2024, representing an increase of approximately 166.3%.

Our competitive strengths

Experienced and capable leadership

Our leadership team is a cornerstone of our success, bringing together extensive experience and industry expertise. Ms. Nana CHAN, our Chairperson, has over 8 years of experience in the MICE industry in Hong Kong, coupled with extensive managerial experience that is essential in driving our strategic vision. Mr. Wai Kwong POON, our Chief Executive Officer, also has over 20 years of experience in the same industry, with a proven track record of excellence in leadership. Together, Ms. Chan and Mr. Poon play pivotal roles in steering our strategic development and guiding major decision-making processes. They are supported by a management team that is deeply experienced in the MICE solutions industry, ensuring that our company remains competitive and well-positioned to capitalize on emerging market opportunities.

Comprehensive, one-stop MICE solutions

We provide seamless, all-encompassing MICE solutions designed to elevate our clients’ brands through exceptional events and impactful visual experiences. Our professional event planning team manages every aspect of the event process, from the initial concept to on-site execution, ensuring an engaging experience for the audience. We meticulously oversee every detail, including venue selection, vendor coordination, attendee registration, and post-event reporting. Beyond our comprehensive event management services, we offer state-of-the-art stage production capabilities that leave a lasting impact on attendees. Our in-house creative designers collaborate closely with clients to deeply understand their brand positioning and objectives, transforming them into impactful brand identities and visual assets. This integrated approach enables us to deliver holistic MICE solutions that not only serve to highlight our clients’ brands but also create meaningful engagement with the audience. Our unwavering commitment to excellence is evident in our thorough understanding of our clients’ needs, as well as our flexibility and responsiveness to their requests. These qualities ensure that our MICE solutions consistently meet and exceed our clients’ expectations.

Innovative and skilled in-house design team

Our in-house design team is renowned for its outstanding creativity and exceptional execution capabilities. With a keen understanding of each client’s specific needs and brand guidelines, our team possesses the expertise to seamlessly integrate a wide array of design features, layouts, and formats into every deliverable, ensuring that each project has a unique and impactful presentation. Our in-house design team plays a pivotal role in elevating the quality of our outputs, optimizing production timelines, and managing our resources efficiently. Their innovative approach, coupled with meticulous attention to detail, ensures that we consistently deliver high-quality, visually captivating materials that not only meet but exceed our clients’ expectations.

Stable relationships with a diversified customer base

By leveraging our industry reputation and proactive customer relationship management, we have successfully built a broad and diverse customer base, including public institutions, marketing and public relations firms, real estate corporations, and a number of established brands. This success is largely due to our expansive business network and the unwavering dedication of our management and business development teams. Their strategic initiatives and commitment to excellence have enabled us to forge strong, long-lasting relationships with our clients, driving sustained growth and solidifying our market presence. For the six months ended December 31, 2024 and 2023, and financial year ended June 30, 2023 and 2024, our top five customers accounted for 63.9% and 75.5,% and 69.4% and 67.9% of our total revenue respectively.

Our ability to maintain close and stable relationships with customers from various industries also allows us to gain deeper insights into their evolving needs and emerging market trends. This understanding enhances our ability to consistently meet and exceed our clients’ expectations, ensuring that our solutions are both relevant and impactful.

Growth Strategies

Enhancing brand recognition and strengthening marketing initiatives

We are committed to building upon our existing marketing efforts to further elevate our brand and expand our market share within the MICE solutions industry. Our strategy involves increasing brand awareness through targeted promotional activities, including active participation in industry events and exhibitions. By leveraging various marketing platforms and channels, we aim to strengthen our business development capabilities, attract new customers, and solidify our position as a leader in the industry. Additionally, we plan to enhance our brand credibility through the acquisition of intellectual properties for well-established events, from time to time. Expanding our event portfolio in this manner will not only strengthen our operational capabilities but also position us to continually showcase our commitment and ability to deliver comprehensive and exceptional experiences. These efforts will further entrench our status as an established market player, driving long-term growth and reinforcing our competitive edge in the evolving MICE landscape. We do not currently have any specific target for the event or event’s intellectual properties acquisitions.

Expanding service offerings and broadening market reach

To continuously improve our service capabilities, we intend to selectively pursue strategic acquisition opportunities with upstream suppliers. This approach will allow us to enhance our expertise in event management, exhibition, and stage production services. Our focus is on identifying and acquiring businesses that complement our existing strengths and facilitate geographic expansion. While specific targets have not yet been identified, we are particularly interested to explore the acquisition target or opportunities that align with our core competencies, such as information technology companies, stage equipment providers, and media and interactive communications providers. Our proactive approach to growth reflects our unwavering commitment to innovation and excellence in the MICE solutions industry. By staying at the forefront of industry advancements, we are dedicated to delivering unparalleled value to our customers and ensuring long-term success.

Integrating advanced technologies into our events

A key aspect of our growth strategy is to increase the integration of advanced technologies such as live streaming, augmented reality (AR) and virtual reality (VR) into our events. By enhancing our technological capabilities, we aim to create a more immersive and engaging experience for our event participants. While in-person events remain a cornerstone of our business, the evolution of virtual and hybrid formats presents an exciting opportunity to expand our audience reach by creating dynamic, tech-driven events that resonate with modern attendees. Increased integration of these technologies will also allow us to tailor experiences to the preferences and behaviors of our attendees in real time. By integrating advanced digital solutions into our events, we will not only differentiate our offerings but also solidify our position within the MICE industry. This strategy positions us to meet the growing demand for technology-enhanced innovation at events, thereby driving higher attendance, boosting satisfaction, and ensuring sustainable growth and a lasting competitive advantage. We plan to integrate these technologies in our business through procurement from third party information technologies vendors in or around early-2026 and we expect the procurement costs would be approximately US$ 1.0 million in this regard.

Expansion into the U.S. and Southeast Asia

As part of our strategic growth, we are planning to expand into the U.S. and Southeast Asia to capitalize on new market opportunities. In the U.S., we will leverage our strengths in event management and stage production to establish a strong presence in key metropolitan areas such as New York City. Our focus will be on forming strategic partnerships and delivering tailored solutions that meet the unique needs of this market. In Southeast Asia, we aim to tap into the region’s rapid economic growth by establishing regional offices in key cities. These offices will allow us to offer culturally relevant MICE solutions while maintaining our global standards of excellence. This expansion reflects our commitment to growth and innovation, positioning us as a key player in these dynamic regions. As at the date of this prospectus, we do not have an exact timeframe for our expansion plan into the U.S. and Southeast Asia.

Our services

Showcased below are highlights from successful events organized by us.

The S2O Songkran Music Festival Hong Kong 2023:

THE WORLD'S WETTEST PARTY
HELLO Hong Kong
HELLO Hong Kong
S2O
S2O
HONG KO

The AVEDA Walk For Water 2023:

The Gay Games 11 Hong Kong 2023:

The Power Up The Games campaign held at Airside, Kai Tak:

Event Management Services

In providing our event management services, we take on the role of a comprehensive event manager, crafting tailored plans for a diverse range of cultural, artistic, recreational, and corporate promotional events according to our clients’ specific requests. Our process is meticulously divided into three key stages: (i) design and planning, (ii) project management, and (iii) on-site supervision.

(i)     Design and planning

We collaborate with our clients to develop themes and concepts that align with their event objectives, ensuring that each element — whether it be a location, product, or service — is presented in the most impactful and effective manner. Our team creates detailed, all-encompassing plans that outline every aspect of the event’s execution. Additionally, we design and provide essential graphics and content to suppliers, enabling them to create promotional materials for various channels, including printed and online advertisements, web pages, and social media platforms.

(ii)    Project management

Our team oversees the entire execution of the event, coordinating seamlessly with our in-house stage production teams or engaging external service providers as needed. We manage all on-site operational services and the production of event materials, ensuring that every detail is executed to perfection.

(iii)   On-site supervision

We are also responsible for the on-site supervision of the event. This includes overseeing the installation and decoration at the venue, conducting final inspections to ensure that all elements meet our stringent quality standards, and confirming that the event aligns with the agreed-upon specifications and requirements of the client.

Stage Production Services

Our stage production services help to bring creative visions to life. We coordinate with suppliers to manage all aspects of stage production, including lighting, visual and audio systems, stage performances, venue decoration, and software technology. Our goal is to create immersive exhibitions and stages that captivate audiences and leave a lasting impression.

Sales and marketing

Our ability to secure new business is deeply rooted in our strong industry reputation and proven track record. We have cultivated long-lasting relationships with a diverse clientele, including public institutions, marketing and public relations firms, real estate corporations, and a number of established brands, and this is a testament to our unwavering commitment to delivering high-quality MICE solutions. Our sales and marketing efforts are led by our Chief Executive Officer, Mr. Poon, who has more than 20 years of experience in the MICE industry in Hong Kong.

We place immense value on building and maintaining customer loyalty, which we recognize as a cornerstone of our success. Our dedicated customer care services are instrumental in fostering close connections with our clients, ensuring they feel valued and understood. We prioritize obtaining feedback from our customers after the completion of each project to ensure customer satisfaction. Our close relationship with our clients also enables us to understand and better address the unique needs of each client, ensuring personalized services and fostering long-term partnerships. Through these efforts, we are able to continuously enhance our market presence and build robust, trust-based relationships.

While we prioritize maintaining our existing client relationships, we are equally focused on growth and diversification. We actively pursue new business opportunities with companies that have yet to engage our services. Our business development team is committed to maintaining strong customer relationships, staying informed about market developments, and identifying potential opportunities. In addition, we strategically operate and maintain our website, https://bucreation.com/, and our Instagram account, @bu.creation. These platforms serve not only as dynamic showcases of our Group’s background, services, and latest developments but also functions as vital tools in our online marketing efforts. By leveraging these digital platforms, we are able to expand our market coverage, attract new customers, and strengthen our commercial presence in Hong Kong. The strategic use of our website and Instagram account allows us to reach a wider audience, engage with potential clients, and effectively promote our brand in an increasingly digital world.

Operations

Our business operations are structured into three distinct phases: the pitching and tendering phase, the execution phase, and the post-project phase.

Pitching and tendering phase

During the pitching and tendering phase, we meticulously review the project brief provided by the potential customer to thoroughly understand the objectives, goals, and concepts of the project. We then conduct a comprehensive evaluation of the prospective project, taking into account (i) the project’s purpose; (ii) customer expectations; (iii) the nature and scale of the project; (iv) technical specifications; (v) available manpower; and (vi) any potential challenges. Following this internal assessment, we assemble a specialized project team that will (i) research similar projects; (ii) assess alternative MICE solutions; (iii) compare the strengths and weaknesses of these alternatives; (iv) consult with our suppliers on capacity and obtain fee quotations; and (v) create preliminary designs and drawings for customer review. Based on supplier quotations and our cost estimates, the project team prepares a preliminary profit and loss plan, establishing the initial budget for the project. This proposed quotation or tendering price is then submitted for management approval.

We may also be required to prepare and submit formal tender documents, which undergo a thorough review and approval process by our management prior to submission for the customers’ consideration. Upon acceptance of our quotation or tender by the customer, we confirm the details of the quotation, material selections, and work schedules.

Execution phase

Following customer approval of the implementation plan, our project team advances to the execution phase:

(a)     Event management services

Our project team coordinates with suppliers to provide various on-site operational services, produce event materials, and develop marketing channels. Throughout this phase, we maintain rigorous on-site supervision to ensure that all setup and required work are executed in strict accordance with our implementation plans. Should any defects or irregularities arise, or if the customer requests modifications, we will promptly direct our suppliers to implement corrective actions. Prior to the event, our team coordinates final run-throughs with our suppliers to ensure smooth execution of the event. Depending on the event’s nature and scale, the execution phase may span from a few days to a month, with our project team actively managing the event throughout its duration.

(b)    Stage production services

We collaborate with suppliers to construct the complete physical and technical environment necessary for our customers’ events. This includes sourcing and managing suppliers for lighting, visual and audio systems, and integrating these elements to create a cohesive aesthetic experience. Additionally, we oversee stage performances, venue decorations, and software integration to support on-site operations. Our team manages the entire production process, from stage management and technical direction to the fabrication and installation of set elements, ensuring flawless execution.

Post project phase

Upon project completion, we conduct a wrap-up meeting with our customers to gather feedback and ensure satisfaction with the final deliverables and overall engagement. Based on this feedback, we are able to identify potential areas for improvement as well as new opportunities for additional services or support.

Depending on the customer’s requirements, we may prepare detailed post-project reports. These reports document the project highlights and details, including the theme, event flow, guest lists, sponsor lists, guest feedback, media coverage, and include photos and videos of the event.

Customers

Our diverse clientele includes public institutions, marketing and public relations firms, real estate corporations, and a number of established brands. For the six months ended December 31, 2024 and 2023, we have provided services to over 30 and 40 customers, respectively. For the years ended June 30, 2024 and 2023, we have provided services to over 50 and 40 customers, respectively.

The following table sets out the percentage of revenue generated from our top five customers:

For the six months ended December 31, 2024:

	Name of customer	Revenue %
1.	Airport Authority Hong Kong	23.0
2.	Hysan Development Company Limited	19.1
3.	Nan Fung Group	8.8
4.	Wealth Union Limited	7.0
5.	Jebsen Beverage Company Limited	6.0
	Total:	63.9

For the six months ended December 31, 2023:

	Name of customer	Revenue %
1.	Airport Authority Hong Kong	22.5
2.	Wealth Union Limited	21.7
3.	6DX Production Limited	16.7
4.	Gay Game Hong Kong	7.7
5.	mib Design Studio Limited	6.9
	Total:	75.5

For the year ended June 30, 2024:

	Name of customer	Revenue %
1.	Airport Authority Hong Kong	29.1
2.	Nan Fung Group	14.9
3.	6DX Production Limited	9.2
4.	mib Design Studio Limited	8.4
5.	Hybrid Group Limited	6.3
	Total:	67.9

For the year ended June 30, 2023:

	Name of customer	Revenue %
1.	Airport Authority Hong Kong	22.8
2.	mib Design Studio Limited	12.9
3.	Nan Fung Group	12.3
4.	Apex Services Limited	10.7
5.	NU Skin Enterprises Hong Kong, LLC	10.6
	Total:	69.3

General terms with customers

As is standard industry practice, we generally do not enter into long-term agreements with our customers, but rather offer our services on an individual project basis.

The material terms of our engagement with our customers are summarized as follows:

Principal terms		Descriptions
Scope of service:	:	The type and scope of works which we are required to perform.
Payment term	:

Depending on commercial negotiations, the payment structure may include upfront fees upon confirmation or engagement, an agreed-upon progress payment and the remaining balance due on or after the event day.

Intellectual property rights	:

Our client may grant us permission to use its intellectual property, such as logos, in the design and production of goods as part of our performance under the engagement. Additionally, we may assign to our client any rights to the designs or works created by us for the purpose of fulfilling the engagement.

Credit and payment terms

We typically grant our customers a credit period ranging from 60 to 90 days from the invoice date. Payments are generally settled in Hong Kong dollars via telegraphic transfer.

Pricing strategy

When determining our service fees for each customer engagement, we carefully evaluate several key factors, including: (i) the type and nature of the MICE solutions required; (ii) the costs of services, encompassing material costs, labor expenses, and supplier charges; (iii) the scale and complexity of the project; (iv) current market rates and competitor pricing; (v) the size and reputation of the customer; (vi) our existing relationship with the customer; and (vii) potential future business opportunities that the customer may present.

Suppliers

Our suppliers comprise mainly stage equipment providers, printing production facilities and information technology companies. For the six months ended December 31, 2024 and 2023, there was 1 supplier accounted for over 10% of the total purchases for the periods. For the year ended June 30, 2024, none of our suppliers accounted for over 10% of the total purchases for the year. For the year ended June 30, 2023, there was 1 supplier accounted for over 10% of the total purchases for the year.

We engage our suppliers on an individual project basis and hence we did not enter into any long-term or exclusive cooperation agreement with them.

Competition

While the MICE solutions industry lacks a formal qualification system, we believe that success in this field hinges on several critical factors: effective and efficient organization and management, strong emergency management capabilities, and specialized knowledge in areas such as equipment assembly and debugging techniques. These competencies are essential for the successful execution of events and exhibitions. Consequently, customers tend to prefer established providers with a proven track record and reputation, like ourselves, while new market entrants often face challenges in gaining a foothold.

We differentiate ourselves from competitors by excelling in efficiency, service quality, responsiveness, and design capabilities. Our competitive edge is further strengthened by our unwavering focus on customer service, our ability to consistently meet clients’ requirements in a timely manner, and our commitment to delivering high-quality work.

Quality control

Maintaining the highest standards of quality is a fundamental aspect of our operations and a key driver of our reputation in the MICE solutions industry. Our commitment to quality control permeates every facet of our business, ensuring that all projects meet the stringent expectations of our clients and reflect our dedication to excellence.

We have implemented a robust Quality Management System (QMS) that governs our entire operation. This system is designed to guarantee consistency, reliability, and excellence across all services we provide. Our QMS includes clearly defined procedures and rigorous quality checkpoints that are adhered to throughout our projects.

To uphold these standards, we work closely with our clients to fully understand their objectives and expectations. This collaborative approach allows us to set precise quality benchmarks that guide every aspect of our work. We also maintain strict oversight of our suppliers and partners, ensuring that all materials and services meet the highest industry standards.

Our team of experienced staff is committed to ensuring excellence in every project, paying close attention to every detail from inception to completion. We uphold rigorous quality standards throughout the process, ensuring that all outcomes surpass client expectations.

Continuous improvement is at the heart of our quality control strategy. We conduct thorough reviews after each project, gathering feedback from clients and internal teams to identify areas for enhancement. These insights are used to refine our processes, ensuring that we consistently deliver top-tier services.

Seasonality

We generally observe a significant increase in activity during major festivals, holidays, and the summer season in Hong Kong. Our peak periods often occur around Easter, the summer holiday, and Christmas, when event bookings surge as companies and individuals plan celebrations, parties, and other festive gatherings

Employees

We employed 14 full-time staff in Hong Kong as of the date of this prospectus, 14 full-time staff in Hong Kong as of December 31, 2024, 14 full-time staff in Hong Kong as of June 30, 2024, 14 full-time staff in Hong Kong as of June 30, 2023 and 6 full-time staff in Hong Kong as of June 30, 2022. The following table sets forth the number of employees of our Group by functions as of the date of December 31, 2024, June 30, 2024, 2023 and 2022:

	Number of staff As of
	December 31, 2024	June 30, 2024	June 30, 2023	June 30, 2022
Function
Management	2	2	2	1
Administration, accounting and finance	2	2	1	—
Business development	3	3	3	1
Design and production	3	3	5	2
Event management	4	4	3	2
Total	14	14	14	6

We have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. We have not experienced any difficulties in recruiting suitable employees. Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal.

Trainings are provided to our newly joined staff for the tasks they perform and we offer continuous trainings to our employees from time to time to improve their skills and to develop their potential. We consider our labor practices and employee relations to be good.

Insurance

As of the date of this prospectus, we have maintained insurance policies on employees’ compensation, director life insurance and property all risks insurance for our office facilities. We have also secured one-off insurance coverage for our events on an as-needed basis, such as contractors’ all risks insurance and public liability insurance. We consider our insurance policies to be adequate and in line with industry standard. We were not subject to any material insurance claims or liabilities arising from our business operation.

Properties

We do not own any real property.

As of the date of this prospectus, we entered into the following lease agreement:

Location	Tenant	Term of Lease	Usage
Flat B, 16/F Ford Glory Plaza, No. 37 Wing Hong Street, Kowloon	BU Creation	From January 16, 2024 to January 15, 2026	Office

Licenses and Permits

As of the date of this prospectus, apart from business registration certificates, the Company and/or its subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our operating subsidiaries in Hong Kong, BU Creation and BU Workshop, have received all requisite permissions or approvals from the Hong Kong authorities to operate their businesses in Hong Kong and no permission or approval has been denied.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. During the six months ended December 31, 2024 and 2023, and years ended June 30, 2024 and 2023 and as of the date hereof, neither we nor any of our subsidiaries have been involved in any other litigation, claim, administrative action or arbitration which had a material adverse effect on the operations or financial condition of the Company.

Intellectual Properties

As of the date of this prospectus, we have registered the following trademark:

Place of registration	Trademark	Owner	Status	Trademark Number	Classes	Expiry Date
Hong Kong		BU Creation	Registered	306457708	35, 41	21 January 2034

We are also the registered owner of the domain name https://bucreation.com/, which was registered on May 26, 2017 and expires on May 26, 2028.

REGULATIONS

Our business operations are conducted in Hong Kong and are primarily subject to Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities.

Business Registration

Business Registration Ordinance

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

Taxation

Inland Revenue Ordinance

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the “IRO”) regulates taxes on property, earnings and profits in Hong Kong. The IRO provides that every person including corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the Latest Practicable Date, the standard profits tax rate for corporations is at 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Employment

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

The EO provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the Employment Ordinance, any employer who wilfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the EO provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Any employer who wilfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

The amount to be contributed and/or deducted by an employer for a contribution period is in the case of a casual employee who is a member of an industry scheme, an amount determined by reference to a scale specified in an order made in accordance with the MPFSO.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees respectively in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease or dies from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labour of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

Minimum Wage Ordinance

The prescribed minimum hourly wage rate (currently set at HK$40.0 per hour) for every employee is govern by the Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (the “MWO”). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

Independent contractors

Under the Hong Kong laws, a worker may be categorised as either an independent contractor or an employee. There are several important factors to distinguish an employee from an independent contractor, among others, (i) control over work procedures, working time and method; (ii) ownership and provision of work equipment, tools and materials; and (iii) whether the person is free to hire helpers to assist in the work. A company is generally not liable to take up employer’s obligations under the EO, the ECO, the MWO and the MPFSO in respect of its independent contractors.

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong) (the “OSHO”) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Under the OSHO, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by:

(a)     providing and maintaining plant and systems of work that are safe and without risks to health;

(b)    making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances as regards any workplace under the employer’s control;

(c)     providing all necessary information, instructions, training and supervision to the employee to ensure the safety and health at work;

(d)    providing and maintaining means of access to and egress from the workplace that are safe and without any risks to health; and

(e)     providing and maintaining a working environment for the employees that is safe and without risks to health.

An employer who fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 or on conviction on indictment to a fine of HK$10,000,000. An employer who intentionally knowingly or recklessly fails to comply with any of the above provisions commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for 6 months or on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for 2 years.

The Commissioner for Labor may by virtue of section 9(1) of the OSHO issue an improvement notice against non-compliance of the OSHO. The Commissioner for Labor may also by virtue of section 10(1) of the OSHO issue a suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. An employer who fails to comply with an improvement notice without reasonable excuse commits an offence punishable by a fine of HK$400,000 and imprisonment for 12 months. An employer who contravenes a suspension notice without reasonable excuse commits an offence punishable by a fine of HK$1,000,000 and imprisonment for 12 months.

Personal data

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) protects the privacy interests of living individuals in relation to personal data. The ordinance covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose. The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the PDPO. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed.

Intellectual Property

Copyright Ordinance

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) protects recognized categories of literary, dramatic, musical and artistic work, as well as sound recordings, films, broadcasts and cable programs, and typographical arrangement of published editions. Certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner would constitute “primary infringement” of copyright which does not require knowledge of infringement.

According to the Copyright Ordinance, a person may incur civil liability for “second infringement” if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. Nevertheless, the person will only be liable if, at the time he committed the act he knew or had reason to believe that he was dealing with infringing copies. Section 31 of the Copyright Ordinance provides that the copyright in a work is infringed by a person, who, without the licence of the copyright owner, amongst others, possesses for the purpose of or in the course of any trade or business or sells or lets for hire, or offers or exposes for sale or hire a copy of a work which his, and which he knows or had reason to believe to be, an infringing copy of the work.

The Copyright Ordinance also imposes criminal liability under section 118 which provides that a person commits an offence if he, without the consent of the copyright owner of a copyright work, makes for sale or hire an infringing copy of the work or possesses an infringing copy of the work with a view to its being, among other, sold or let for hire by any person for the purpose of or in the course of that trade or business. Section 119A of the Copyright Ordinance provides that when a person, for the purpose of or in the course of a copying service business, possesses a reprographic copy of a copyright work as published in a book, magazine or periodical, being a copy that is an infringing copy of the copyright work. Among other defences, the Copyright Ordinance provides that it is a defence for the person charged to prove that he did not know and had no reason to believe that the copy of a copyright work in question was an infringing copy of the copyright work.

The Copyright Ordinance further provides that any person who contravenes Section 118 or 119A of the Copyright Ordinance shall be guilty of an offence and shall be liable to a fine of HK$50,000 and to imprisonment for 4 years.

Trade Marks Ordinance

The Trade Marks Ordinance provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)     identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)    identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)     similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)    identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)     applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)    at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorized by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Occupiers Liability

Occupiers Liability Ordinance

The Occupiers Liability Ordinance (Chapter 314 of the laws of Hong Kong) regulated the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the premises. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take reasonable care of the premises in all circumstances so as to ensure that his visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Events and exhibitions

Place of Public Entertainment Ordinance and Places of Public Entertainment Regulations

The Places of Public Entertainment Ordinance (Chapter 172 of the laws of Hong Kong) (the “PPEO”) provides for the regulation of places of public entertainment in that no person shall keep or use any place of public entertainment without a licence granted under the PPEO.

Regulation 162 of the Places of Public Entertainment Regulations (Chapter 172A of the laws of Hong Kong) provides that any person who desires to keep or use any place of public entertainment (other than a theatre or cinema) shall apply to the licensing authority for the grant of a licence in respect thereof not less than 42 days before the commencement of the proposed entertainment.

A Guide to Application for Places of Public Entertainment License for Places Other Than Cinemas and Theatres issued by the Food and Environmental Hygiene Department provides that, if temporary structures are involved in the public entertainment event, an applicant should consult the Buildings Department and appoint an Authorised Person (AP)/Registered Structural Engineer (RSE) to prepare structural calculation to justify that the structures are structurally suitable and the means of escape provisions are adequate for the event.

Besides, an applicant needs to comply with, among others, all requirements imposed by the Director of Fire Services. The proof of compliance with fire safety requirements is a Fire Services Certificate (FSC) issued by the Fire Services Department, and such certificate is one of the pre-requisites for the issue of a licence. Based on the set-up of the entertainment venue, an applicant is required to obtain a Certificate of Fire Service Installations and Equipment issued by a registered fire service installation contractor as well as other relevant documents necessary for the issue of a FSC.

According to Section 4 of the PPEO, it is an offence to keep or use any place of public entertainment without a licence issued under the PPEO and any person convicted of the offence shall be liable to a fine up to $25,000 and imprisonment for 6 months, and to a further fine of $2,000 for every day during which the offence has continued. The licensing authority will consider all relevant factors including, but not limited to, any objections from relevant government departments and any non-compliance by the applicant with the requirements imposed by the licensing authority and/or relevant government departments, before deciding on an application.

MANAGEMENT

Directors and Executive Officers

The following table provides information regarding our directors and executive officers as of the date of this prospectus:

Directors and Executive officers	Age	Position
Nana, CHAN	41	Director and the Chairperson of the Board
Wai Kwong, POON	51	Director and Chief Executive Officer
Chun Kit, YU	35	Chief Financial Officer
Chun Kit, TSUI	47	Independent Director nominee*
Ho Wa, CHA	35	Independent Director nominee*
Pak Lun Patrick, AU	38	Independent Director nominee*

____________

*        The nominee of independent director will become effective upon the effectiveness of the registration statement of which this prospectus forms a part.

Nana, CHAN is a Director, and Chairperson of the Board, overseeing the general corporate strategy and business development and risk management of the Company. Ms. Chan has more than 8 years of experience in the event management industry in Hong Kong. Prior to joining the Company in 2017, Ms. Chan has been serving Irregular Consulting Limited, a financial public relation consultancy firm in Hong Kong, from December 2015 to August 2017 with her last position as account manager (investor relations). Ms. Chan has also worked as a senior visual merchandising officer of Ulferts of Sweden (Far East) Limited from April 2006 to January 2009 and a senior visual merchandising officer of Fantastic Natural Cosmetics Limited from January 2009 to December 2015. Ms. Chan received a higher diploma of 3D (Spatial) Design interior architecture from Caritas Bianchi College of Careers in 2005.

Wai Kwong, POON is a Director, and the Chief Executive Officer of the Company, overseeing the general corporate strategy and business operation of the Company. Mr. Poon has more than 20 years of experience in the event management industry in Hong Kong. Prior to joining the Company in 2021, Mr. Poon has accumulated extensive experiences in different brands and event and event and exhibition production agencies in Hong Kong. From 2016 to 2021, he served as the art director of To Be Concepts Limited, an event agency in Hong Kong. Before that, he was the art director of To Be Communications Limited, another event agency in Hong Kong from 2013 to 2016. From 2011 to 2013, he held the role of art director of To Be Design Limited, a design firm in Hong Kong. Earlier in his career, Mr. Poon served as a senior graphic designer of Ulferts of Sweden (Far East) Limited from 2006 to 2010. From 1998 to 2005, Mr. Poon served as a graphic designer of Oriental Press Group, a press group in Hong Kong. From 1995 to 1998, Mr. Poon served as a graphic artist of Design X.O., a design firm in Hong Kong. Mr. Poon completed a Communication Design Diploma Course from Hong Kong Designfirst in 1995.

Chun Kit, YU is the Chief Financial Officer of the Company. Mr. Yu has also been working for and advising public companies in Hong Kong since 2018. Since February 2024, Mr. Yu served as an independent non-executive director for WK Group Holdings Limited. Since April 2022, he served as an independent non-executive director for Sinohope Technology Holdings Limited. Since September 2019, Mr. Yu served as the company secretary of Global Uin Intelligence Holdings Limited (formerly known as Global Dining Holdings Limited and Singapore Food Holdings Limited). Since April 2018, Mr. Yu has been the financial controller and company secretary of Boltek Holdings Limited. Since August 2024, Mr. Yu served as the director of Junee Limited (NASDAQ: JUNE), a company listed on the NASDAQ Capital Market. From January 2025, Mr. Yu has been an independent director of Skyline Builders Group Holding Limited (NASDAQ: SKBL). In addition to his roles in public companies, Mr. Yu was an assistant manager at Kingston Corporate Finance Limited from 2016-2018, an assistant manager at KPMG from 2014-2015 and an associate at BDO Limited from 2011-2014. Mr. Yu graduated from Hong Kong Polytechnic University with a bachelor’s degree in accounting and finance in 2011. Mr. Yu has also been a member of the Hong Kong Institute of Certified Public Accountants since 2015.

Chun Kit, TSUI will be appointed as an independent director and will be the chairman of the audit committee and the member of the nominating committee and the compensation committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. He has over 20 years of experience in audit, accounting and finance. He currently serves as the Chief Financial Officer of PS International Group Limited (NASDAQ: PSIG). Mr. Tsui commenced his career at Lawrence Cheung C.P.A. Company Limited from 2000 to 2004 as an audit senior. He then joined BDO McCabe Lo Limited from 2004 to 2005 as an audit senior associate. From 2005 to 2006, Mr. Tsui was a lecturer at Hong Kong Institute of Vocational Education. From 2006 to 2013, he joined PricewaterhouseCoopers Hong Kong, where he provided audit assurance and accounting consulting services to customers in various industries, and his last position was a manager. From 2013 to 2020, he served as the general finance manager of Beijing Energy International Holding Co., Ltd. (formerly known as Panda Green Energy Group Limited)(stock code: 00686.HK). From 2020 to 2022. Mr. Tsui also served as the finance director of Aceso Life Science Group Limited (stock code: 00474.HK). Mr. Tsui obtained a Bachelor degree in Accountancy from Hong Kong Polytechnic University in 2000 and a Master degree in Professional Accountancy from University of London in 2018. He has been a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants since 2008 and 2010, respectively.

Ho Wa, CHA will be appointed as an independent director and will be the chairman of the compensation committee and the member of the audit committee and the nominating committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Cha was admitted as a solicitor of the High Court of Hong Kong in 2019 and has been a practicing solicitor since then. Mr. Cha has over 6 years of experience in the legal industry. Mr. Cha has been a consultant of Messrs. Eddie Lee & Co., Solicitors since 2023. Mr. Cha was an assistant solicitor of Messrs. Peter K.S. Chan & Co. from 2018 to 2021 and was a partner from 2021 to 2023. From 2025, Mr. Cha has been an independent director of Skyline Builders Group Holding Limited (NASDAQ: SKBL). Since 2024, Mr. Cha has been an independent non-executive director of WK Group (Holdings) Limited (stock code: 2535.HK). From 2023 to 2024, Mr. Cha was an independent non-executive director of Ficus Technology Holdings Limited (stock code: 8107.HK). From 2020 to 2021, Mr. Cha was an independent non-executive director of Century Energy International Holdings Limited (stock code: 8132.HK). Mr. Cha obtained a Bachelor of Arts from the Chinese University of Hong Kong in 2013, and further obtained a degree of Juris Doctor and a Postgraduate Certificate in Laws from the Chinese University of Hong Kong in 2015 and 2016, respectively.

Pak Lun Patrick, AU will be appointed as an independent director and will be the chairman of the nominating committee and the member of the audit committee and the compensation committee, effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Au has served as a director of MANC Family Office Ltd. since 2021 and a director of MMPC World LTD since 2021. Mr. Au was an executive director of QMMM Holdings Limited (NASDAQ: QMMM) from 2023 to 2025, the Chief Financial Officer of ManyMany Creations Limited, a subsidiary of QMMM Holdings Limited, from 2022 to 2025, an executive director of Lapco Holdings Limited (stock code: 8472.HK), a company listed on the Hong Kong Stock Exchange, from 2023 to 2024 and the joint company secretary of Crosstec Group Holdings Ltd. (stock code: 3893.HK), a company listed on the Hong Kong Stock Exchange, from 2022 to 2023. From 2021 to 2022, Mr. Au served as the president, CEO and director of MSB Global Capital Corp (OTC Pink: MSBM). From 2019 to 2021, Mr. Au served as vice president of Greenpro Capital Corp (NASDAQ: GRNQ). From 2017 to 2019, Mr. Au was the assistant accounting manager of Hui Kai Financial Group Limited. From 2016 to 2017, Mr. Au was an associate (financial accounting) of SBI Securities (Hong Kong) Limited. From 2013 to 2015, Mr. Au was an assistant general manager and senior accountant (corp. finance) of Oilco Asia Pacific Limited. From 2012 to 2013, Mr. Au was the audit semi-senior of Kaizen Certified Public Accountants Limited. From 2009 to 2011, Mr. Au was the audit semi-senior level II of Akin CPA Limited. Mr. Au received his master’s degree of Corporate Governance from The Hong Kong Polytechnic University. Mr. Au is a member of Hong Kong Institute of Certified Public Accountants, The Institute of Chartered Accountants in England and Wales, The Hong Kong Chartered Governance Institute and The Chartered Governance Institute of Chartered Governance Professional.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Duties of Directors

Under BVI law, our Directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Act. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under BVI law.

Terms of Directors

Pursuant to our Amended and Restated Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

We expect our board of directors to consist of 5 directors, three of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of shareholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him forthwith after becoming aware of the fact that he is interested in such contract or transaction. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

We plan to establish three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We plan to adopt a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Ho Wa, CHA, Chun Kit, TSUI, Pak Lun Patrick, AU upon the effectiveness of their appointments. Chun Kit, TSUI, will be the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Ho Wa, CHA, Chun Kit, TSUI, Pak Lun Patrick, AU upon the effectiveness of their appointments. Ho Wa, CHA will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.    Our nominating committee will consist of Ho Wa, CHA, Chun Kit, TSUI, Pak Lun Patrick, AU upon the effectiveness of their appointments. Pak Lun Patrick, AU will be the chair of our nominating committee. We have determined that Ho Wa, CHA, Chun Kit, TSUI, Pak Lun Patrick, AU satisfy the “independence” requirements under Nasdaq Rule 5605. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Exemption

We are a “foreign private issuer”, as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Class A Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•        Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Remuneration

The directors may receive such remuneration as our board of directors may determine from time to time. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics; (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Agreements with Executive Officers and/or Directors

We have entered into employment agreements with our senior executive officers and/or directors.

On December 12, 2024, BUUU entered into separate standard employment agreements with: (a) Mr. Wai Kwong POON, the Director and Chief Executive Officer; (b) Ms. Nana CHAN, the Director and the Chair of the Board; and (c) Mr. Chun Kit, YU, the Chief Financial Officer, respectively (collectively, the Directors and Officer Employment Agreements) (Ms. Chan, Mr. Poon, and Mr. Yu are collectively referred as the Named Directors and Officers). The initial term of employment under the Directors and Officer Employment Agreements is for a term of one year unless terminated earlier. Upon expiration of the initial-year term, the Directors and Officer Employment Agreements shall be automatically extended for successive one-year terms unless a three-months prior written notice to terminate the Directors and Officer Employment Agreement or unless terminated earlier pursuant to the terms of the Directors and Officer Employment Agreements.

Pursuant to the Directors Employment Agreements, Mr. Poon will receive cash compensation of annual salary of HK$576,000 from BU Creation Limited, BUUU’s operating entity, and nil from BUUU; Ms. Chan will receive cash compensation of annual salary of HK$576,000 from BU Creation Limited, BUUU’s operating entity, and nil from BUUU; Mr. Yu will receive cash compensation of annual salary of HK$180,000 from BU Creation Limited, BUUU’s operating entity, and nil from BUUU.

BUUU is entitled to terminate their agreement for cause at any time without remuneration for certain acts of the Named Directors and Officers, as being convicted of any criminal conduct, any act of gross or willful misconduct, or any severe, willful, grossly negligent, or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. The Named Directors and Officers have agreed to hold, both during and after the terms of his or her agreement, in confidence and not to use for their benefit or the benefit of any third party, any trade secrets, other information of a confidential nature or non-public information of or relating to us in respect of which we owe a duty of confidentiality to a third party. In addition, each Named Directors and Officers has agreed not to, for a period of one year following the termination of his employment, carry on any business in direct competition with the business of the BUUU group of companies, solicit or seek or endeavor to entice away any customers, clients, representative, or agent of the BUUU group of companies or in the habit of dealing with the BUUU group of companies who is or shall at any time within two years prior to such cessation have been a customer, client, representative, or agent of the BUUU group of companies, and use a name including the words used by the BUUU group of companies in its name or in the name of any of its products, services or their derivative terms, or Chinese or English equivalent in such a way as to be capable of or likely to be confused with the name of the BUUU group of companies.

The Named Directors and Officers will continue to receive cash compensation, in the form of salary from BU Creation Limited, one of the Operating Subsidiaries, pursuant to their Letters of Appointment with BU Creation Limited.

Agreements with independent directors

We will enter into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Compensation of Executive Directors and Executive Officers

For the six months ended December 31, 2024, we paid an aggregate of HK$693,000 in cash to our Executive Directors and Executive Officers and for the six months ended December 31, 2023, we paid an aggregate of HK$558,000 in cash to our Executive Directors and Executive Officers. For the financial year ended June 30, 2023, we paid an aggregate of HK$1,030,000 in cash to our Executive Directors and Executive Officers and for the financial year ended June 30, 2024, we paid an aggregate of HK$1,353,000 in cash to our Executive Directors and Executive Officers.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, and June 30, 2023 and 2024, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

We describe below the related party transactions of our Company that occurred during the six months ended December 31, 2024 and 2023, and years ended June 30, 2022, 2023 and 2024, and for the period beginning January 1, 2025 through the date of this prospectus.

The table below sets forth the major related parties and their relationships with our Company:

Name of related parties	Relationship with our Company
BUBI Services Limited	Controlling shareholder of our Company
Nana CHAN	Shareholder of BUUU
Poon Wai Kwong (“Mr. Poon”)	Shareholder of BUUU
Cheung Suk Ling (“Ms. Cheung”)	Spouse of Mr. Poon and director of BU Creation and BU Workshop until August 16, 2023
Li Sze Ho	Minority shareholder of BU Workshop
Chung Yiu Cho	Minority shareholder of BU Production until September 25, 2023
Chung Yiu Chung	Minority shareholder of BU Production until September 25, 2023

Amounts due from related parties:

		As of December 31,	As of June 30,
		2024	2024	2023
Nana CHAN	(a)	$—	$570,697	$263,874
Wai Kwong POON	(b)	—	150,802	—
Suk Ling CHEUNG	(b)	—	—	131,844
Sze Ho LI	(a)	—	13,446	6,203
Yiu Cho CHUNG	(c)	—	—	3
BUBI Services Limited	(d)	—	50,222	—
		$—	$785,167	$401,924

____________

(a)      Amounts due from Nana CHAN (“Ms. Chan”) and Sze Ho LI (“Mr. Li”) represent expense paid on behalf of Ms. Chan and Mr. Li, respectively. The amounts were unsecured, non-interest bearing and due on demand. Ms. Chan and Mr. Li had fully repaid the outstanding balance on November 15, 2024 and October 30, 2024 respectively.

(b)      Amounts due from Wai Kwong POON (“Mr. Poon”) and Suk Ling CHEUNG (“Ms. Cheung”) represent expense paid on behalf of Mr. Poon and Ms. Cheung, respectively. The amounts were unsecured, non-interest bearing and due on demand. On August 16, 2023, Ms. Cheung had legally transferred all of the amount she owed to our Company to Mr. Poon. Mr. Poon had fully repaid the outstanding balance on November 25, 2024.

(c)      Amount due from Yiu Cho CHUNG represents expense paid on behalf of Yiu Cho CHUNG. Yiu Cho CHUNG was no longer a related party upon the completion of the disposal of BU Production on September 23, 2023. Yiu Cho CHUNG had fully repaid the outstanding balance during the year ended June 30, 2024.

(d)      Amount due from BUBI Services Limited (“BUBI”) represents expense paid on behalf of BUBI. The amounts were unsecured, non-interest bearing and due on demand. BUBI had fully repaid the outstanding balance on October 28, 2024.

As of the date of this prospectus, there was no amount due from any related parties.

Amount due to a related party:

	As of December 31,	As of June 30,
	2024	2024	2023
Chung Yiu CHUNG	$—	$—	$19,569

Amount due to Chung Yiu CHUNG represents expense paid on behalf of our Company for operating purpose. This balance was recorded in BU Production, which was disposed on September 23, 2023. As a result of the disposal, the assets and liabilities associated with BU Production, including this amount due to Chung Yiu CHUNG, were no longer reflected in the Company’s consolidated financial statements.

As of the date of this prospectus, there was no amount due to any related parties.

Transactions entered with related parties:

Other than the expenses paid on behalf as described in the above, there were no transactions entered with related parties during the six months ended December 31, 2024 and 2023, and years ended June 30, 2024 and 2023, and the period beginning January 1, 2025 through the date of this prospectus.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

•        Each person who is known by us to beneficially own more than 5% our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

•        Each of our Directors, Director nominees and named executive officers; and

•        All Directors, Director nominees and named executive officers as a group.

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the Offering are based on 10,000,000 Class A Ordinary Shares, no par value per share, and 5,000,000 Class B Ordinary Shares, no par value per share, issued and outstanding as of the date of this prospectus.

Holders of Class A Ordinary Share will be entitled to one vote per share. Holders of Class B Ordinary Shares will be entitled to twenty (20) votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities.

In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them.

Executive Officers and Directors	Amount of Beneficial Ownership of Class A Shares(1)	Pre- Offering Percentage Ownership of Class A Shares(2)	Amount of Beneficial Ownership of Class B Shares Pre-and Post- Offering	Percentage Ownership of Class B Shares	Pre- Offering Combined Voting Power of Class A and Class B Shares(2)	Post- Offering Combined Voting Power of Class A and Class B Shares
Directors and Named Executive Officers:
Nana CHAN(3)	6,040,000	60.40%	5,000,000	100%	96.40%	95.10%
Wai Kwong POON(3)	6,040,000	60.40%	5,000,000	100%	96.40%	95.10%
Chun Kit YU	—	—%	—	—%	—%	—%
Ho Wa, CHA	—	—%	—	—%	—%	—%
Chun Kit, TSUI	—	—%	—	—%	—%	—%
Pak Lun Patrick, AU	—	—%	—	—%	—%	—%
Directors, Director Nominees and Named Executive Officers as a group (5 persons)	—	—%	—	—%	—%	—%
5% or Greater Stockholders:
BUBI Services Limited(3)	6,040,000	60.40%	5,000,000	100%	96.40%	95.10%
A Max Holding Limited(4)	2,500,000	25.00%	—	—	2.27%	2.24%

____________

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Ordinary Shares and Class B Ordinary Shares. All shares represent only Class A Ordinary Shares and Class B Ordinary Shares held by shareholders as no options are issued or outstanding.

(2)      Calculation based on 10,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class A Ordinary Shares are entitled to one (1) vote per share. Holders of Class B Ordinary Shares are entitled to twenty (20) votes per share.

(3)      BUBI Services Limited is an investment holding company incorporated in the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. BUBI Service Limited is owned as to 40% by Ms. Nana CHAN, our Chair of the Board, and 40% by Mr. Wai Kwong POON, our Chief Executive Officer and Director and 20% by Perfect Wood Limited, a company incorporated in the British Virgin Islands which is owned as to 50% by Mr. Chao YUAN and 50% by Ms. Li PAN. Ms. Pan is also the sole director and sole shareholder of A Max Holding Limited. The members of the board of directors of BUBI Services Limited constituted only by Mr. Wai Kwong POON and Ms. Nana CHAN have voting and dispositive power over the Class A and Class B Ordinary Shares held by BUBI Services Limited and approval of a majority of directors, i.e. jointly by Ms. Chan and Mr. Poon, is required to approve an action. Ms. Chan and Mr. Poon, as a group, may be deemed the beneficial owners of the shares held by BUBI Services Limited, and Ms. Chan and Mr. Poon jointly hold the voting and dispositive power over the Class A Ordinary Shares and Class B Ordinary Shares held by BUBI Services Limited.

(4)      A Max Holding Limited is an investment holding company incorporated in the British Virgin Islands with its registered address at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. It is wholly owned by Ms. Li PAN, the sole director and sole shareholder. Therefore, Ms. Li PAN has the voting and dispositive power over the Class A Ordinary Shares held by A Max Holding Limited, and Ms. Pan is deemed as the beneficial owners of the shares held by A Max Holding Limited.

DESCRIPTION OF SHARES

We are a British Virgin Islands business company incorporated under the laws of BVI on April 16, 2024, and our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), and the BVI Business Companies Act of 2020 (as amended) (the “BVI Act”) which is referred to as the BVI Act below and the common law of the British Virgin Islands.

As of the date of this prospectus, we are authorized to issue 250,000,000 Class A Ordinary Shares with no par value each and 250,000,000 Class B Ordinary Shares with no par value each. All of our shares to be issued in the offering will be issued as fully paid. As of the date of this prospectus, there were 10,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BUUU.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC.

Dividends

The holders of BUUU’s Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the BCA. Our Amended and Restated Memorandum and Articles of Association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. Under the laws of the British Virgin Islands, our Company may pay a dividend if the board of directors are satisfied, on reasonable grounds that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

Voting Rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with the Amended and Restated Memorandum and Articles of Association. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of our company. Each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to a vote at general meetings of our company. At any meeting the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have the corresponding vote(s) for the shares that such shareholder holds.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Transfer of ordinary shares

Subject to the restrictions contained in our Amended and Restated Memorandum and Articles of Association, the lock-up agreements as described in below and applicable securities laws any of our shareholders may transfer all or any of his or her ordinary shares by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. For so long as the Class A Ordinary Shares are listed on the Nasdaq Capital Market, Class A Ordinary Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Nasdaq Capital Market. Subject to our Amended and Restated Memorandum and Articles of Association, our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless (a) the Ordinary Shares are not fully paid up or on which our Company has a lien; (b) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four. If the Directors refuse to register a transfer they shall, within one (1) month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Liquidation

As permitted by the BVI Act and our Amended and Restated Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders provided the shareholders have approved, by resolution of shareholders, a liquidation plan approved by the directors, if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended).

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our Amended and Restated Memorandum and Articles of Association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, which is currently effective, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide written notice of all meetings of shareholders, stating the time, date and place at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 30% of the voting rights in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty per cent (50%) of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place and if, at the adjourned meeting, there are present within one hour from the time appointed for the meeting in person or by proxy not less than one-third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. At every meeting, the chairman of the board of directors shall preside as chairman of the meeting. If there is no chairman of the board of directors or if the chairman of the board of directors is not present at the meeting, the members present shall choose one of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a written notice served to such shareholders at least fourteen (14) days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the BVI Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Amended and Restated Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BVI Act, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed.

Variations of Rights of Shares

The rights attached to our shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors or by a resolution of shareholders:

•        amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•        subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•        subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of Books and Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Memorandum and Articles of Association (with any amendments) and records of annual fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

Under the BVI Act, a member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (i) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BCA. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days from the date of such notice to give to the Company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Act or our Amended and Restated Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the Court is satisfied that:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to proceed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Amended and Restated Memorandum and Articles of Association, we indemnify against all expenses, including legal expenses, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or (b) is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, a director of a British Virgin Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the Company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a British Virgin Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the British Virgin Islands.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholder may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholder. Our Amended and Restated Memorandum and Articles of Association does permit shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BCA does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at least 30% of the voting rights of our Company at general meetings to requisition a meeting of shareholders, in which case our board is obliged to convene a meeting of shareholders and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before meetings of shareholders. As a British Virgin Islands business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Amended Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, subject to certain restrictions as contained herein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolutions passed at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholder.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of directors or a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is and will continue to be able to discharge its debts, pay or provide for its debts as they fall due and that the value of the Company’s assets equals or exceed its liabilities, and the shareholders have approved, by resolutions of shareholders, a liquidation plan approved by the directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, the rights attached to the Shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent (50%) of the issued Shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for our Ordinary Shares, including our Class A Ordinary Shares, and while we plan to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a significant public market for the Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this Offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Share, including Ordinary Share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Share and our ability to raise equity capital in the future.

Upon completion of this Offering and assuming the issuance of 1,500,000 Class A Ordinary Shares offered hereby and exclusion of the exercise of underwriter’s over-allotment options, we will have an aggregate of 11,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares issued and outstanding. The Class A Ordinary Shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act.

All of our Class A Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Class A Ordinary Shares sold in this Offering are “restricted securities”, as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•        1% of the number of Class A Ordinary Shares then outstanding, or

•        the average weekly trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Class A Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this Offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, it will not, for a period of six (6) months after the closing of this Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any share of capital share of the Company or any securities convertible into or exercisable or exchangeable for shares of capital share of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital share of the Company of any securities convertible into or exercisable or exchangeable for shares of capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in such or otherwise.

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months from the effective date of the registration statement, without the prior written consent of the representative. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Class A Ordinary Shares may dispose of significant numbers of the Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of the Class A Ordinary Shares from time to time. Sales of substantial amounts of the Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Class A Ordinary Shares. See “Underwriting”.

TAXATION

The following sets forth the material BVI, Hong Kong and U.S. federal income tax consequences related to an investment in our Class A Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Class A Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Class A Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Material United States Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our Class A Ordinary Shares by a U.S. holder (as defined below) that holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, banks or other financial institutions, insurance companies, broker-dealers, pension plans, cooperatives, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), holders who are not U.S. holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting shares, holders who will hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations with respect to the ownership and disposition of our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Class A Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Class A Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for United States federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The discussion below under “Dividends” and “Sale or Other Disposition of Class A Ordinary Shares” is written on the basis that we will not be or become a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions (including the amount of any tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a “dividend” for United States federal income tax purposes. A non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at a reduced United States federal tax rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met.

A non-United States corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (b) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. In the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A Ordinary Shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our Class A Ordinary Shares. Dividends received on the Class A Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on Class A Ordinary Shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Class A Ordinary Shares

Subject to the Passive Foreign Investment Company (PFIC) rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. The gain or loss will be treated as a capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A Ordinary Shares for more than one year, you will be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Based on our current and anticipated operations and the composition of our assets, we were not PFIC for U.S. federal income tax purposes. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year. PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code (“IRC”), for any taxable year if either:

•        at least 75% of its gross income is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this Offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Class A Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A Ordinary Shares and the amount of cash we raise in this Offering. Accordingly, fluctuations in the market price of the Class A Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this Offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A Ordinary Shares from time to time and the amount of cash we raise in this Offering) that may not be within our control. If we are a PFIC for any year during which you hold Class A Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A Ordinary Shares. If we cease to be a

PFIC and you did not previously make a timely “mark-to-market” election as described below, you will continue to be treated as a PFIC, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Class A Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income,

•        the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year, and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A Ordinary Shares cannot be treated as capital, even if you hold the Class A Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Class A Ordinary Shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the Class A Ordinary Shares as of the close of your taxable year over your adjusted basis in such Class A Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Class A Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Class A Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Class A Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Class A Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A Ordinary Shares. Your basis in the Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Class A Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Class A Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Class A Ordinary Shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the Class A Ordinary Shares and any gain realized on the disposition of the Class A Ordinary Shares. If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A Ordinary Shares, then such Class A Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A Ordinary Shares for tax purposes.

IRC Section 1014(a) provides for a step-up in basis to the fair market value for our Class A Ordinary Shares when inherited from a decedent that was previously a holder of our Class A Ordinary Shares. However, if we are determined to be a PFIC and a decedent that was a U.S. Holder did not make either a timely qualified electing fund election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares, or a mark-to-market election and ownership of those Class A Ordinary Shares are inherited, a special provision in IRC Section 1291(e) provides that the new U.S. Holder’s basis should be reduced by an amount equal to the IRC Section 1014 basis minus the decedent’s adjusted basis just before death. As such if we are determined to be a PFIC at any time prior to a decedent’s passing, the PFIC rules will cause any new U.S. Holder that inherits our Class A Ordinary Shares from a U.S. Holder to not get a step-up in basis under IRC Section 1014 and instead will receive a carryover basis in those Class A Ordinary Shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A Ordinary Shares and the elections discussed above.

Information Reporting

Dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Class A Ordinary Shares. Generally, gains arising from disposal of the Class A Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Class A Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Class A Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Class A Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Class A Ordinary Shares are located in the United States. The transfer of Class A Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

BVI Taxation

The Company and all distributions, interest and other amounts paid by the company in respect of the Class A Ordinary Shares of the Company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of a BVI company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI business company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as (i) political and economic stability; (ii) an effective and sophisticated judicial system with a dedicated commercial court; (iii) tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities; and (iv) the absence of foreign exchange control or currency restrictions and (v) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI: (a) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and (b) BVI companies do not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the BVI are outweighed by the benefits to us and our investors of such incorporation.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. All our directors and officers are located in Hong Kong, outside of the United States, and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Hong Kong

According to the opinion of David Fong & Co., our counsel with respect to Hong Kong law, judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

British Virgin Islands

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in BVI against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below (collectively, the “underwriters”), where Dominari Securities LLC, as representative of the several underwriters named therein (the “Representative”) is acting as the representative of the underwriters (the “Representative”) have severally agreed to purchase from us on a firm commitment basis the following respective number of the Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
Dominari Securities LLC
Pacific Century Securities, LLC (“Pacific Century Securities”)
Revere Securities LLC (“Revere Securities”)
Total	1,500,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by us if any Class A Ordinary Shares are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The underwriters are offering Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions.

All sales of the Class A Ordinary Shares in the United States will be made through United States registered broker-dealers. Sales of the Class A Ordinary Shares made outside the United States may be made by affiliates of the underwriters.

Over-Allotment Option

If the underwriters sell more Class A Ordinary Shares than the total number set forth in the table above, the Company has granted to the underwriters a 45-day option following the effective date of this prospectus to purchase up to 225,000 additional Class A Ordinary Shares (15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering) from us at the initial public offering price less the underwriting discounts and commissions, based on the assumed offering price of US$5.00 per Class A Ordinary Share (midpoint of the range set forth on the cover page of this prospectus). The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Ordinary Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell Class A Ordinary Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A Ordinary Shares. They may also cause the price of the Class A Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts, Commissions, and Expenses

The Company has agreed to pay the underwriters a cash fee equal to seven (7.0%) of the aggregate gross proceeds raised in this offering. The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Initial public offering price	$	$	$
Underwriting discounts to be paid by us
Proceeds, before expenses, to us	$	$	$

We have agreed to pay reasonable and documented underwriters’ accountable expenses of up to US$250,000, which includes, without limitation, (A) reasonable fees of legal counsel incurred by the underwriters in connection with the offering; (B) all third party due diligence include the cost of any background checks; (C) IPREO book-building and prospectus tracking software; (D) reasonable roadshow expenses; (E) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriter’s U.S. & local counsel shall reasonably request, and (F) background check consultant. We have agreed to pay an advance of $100,000 to the Representative for out-of-pocket expenses related to this offering. The Advance will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advances in accordance with FINRA Rule 5110(g).

The Company has also agreed to pay the underwriters a non-accountable expense, equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Class A Ordinary Shares excluding shares sold pursuant to the exercise of the over-allotment option.

Right of First Refusal

Pacific Century Securities will receive a right of first refusal in connection with this offering, which covers all investment banking services on an exclusive basis for nine (9) months from the closing of the Offering, including (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering (the “Right of First Refusal”). In compliance with FINRA Rule 5110(g)(5)(B), the Right of First Refusal granted hereunder may be terminated by us for “Cause,” which shall mean a material breach by Pacific Century Securities of the underwriting agreement or a material failure by Pacific Century Securities to provide the services as contemplated by the underwriting agreement.

Tail Fee

We have also agreed to pay Pacific Century Securities a cash fee equal the out-of-pocket expenses and non-accountable expenses in this Offering (“Tail Fee”) in a transaction or series of transactions (each of such transactions, a “Tail Financing”) in which the Company’s securities are sold by the Company or any of its affiliates to an investor which the Pacific Century Securities contacted or introduced to the Company, which was not known to the Company during the Engagement Period (as defined below), provided that such Tail Financing is consummated within 12 months after the Engagement Period. In compliance with FINRA Rule 5110(g)(5)(B), the Tail Fee will be terminated upon the Company’s termination of the underwriting agreement for cause, in which case we will not be responsible for paying for the Tail Fee unless a Tail Financing is consummated within the Engagement Period.

“Engagement Period” means the period that begins on November 22, 2024, and continues for an initial period of 12 months or upon the completion of the Offering. Engagement Period shall be automatically renewed for six (6) consecutive months thereafter under the same terms and conditions as described herein by the mutual written agreement of the Company and Pacific Century Securities unless the earlier of the following occurs of (i) either party notifies the other in writing at least thirty (30) days in advance of not renewing the Engagement Period or (ii) the completion of the Offering.

Electronic Offer, Sale and Distribution of Ordinary Share

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Ordinary Shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations.

Lock-up Agreements

The Company, each of its directors and officers and holders of five percent (5.0%) or more of the our securities (including warrants, options, convertible securities and Class A Ordinary Shares) on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of (a) for the Company, six (6) months from the closing of the Offering and (b) for our directors and officers and shareholders holding 5% or more of the issued and outstanding Class A Ordinary Shares, six (6) months starting from the effective date of the registration statement, without the prior written consent of the Representative not to directly or indirectly:

•        issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Class A Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for the Class A Ordinary Share or other capital stock;

•        in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of Class A Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for Class A Ordinary Share or other capital stock, filed with the SEC after the closing date of this offering; or

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Class A Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for Class A Ordinary Share or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of the Class A Ordinary Share or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire Class A Ordinary Shares pursuant to any existing stock option or the converting any of preferred convertible stock.

Stabilization

Prior to this Offering, there has been no public market for the Class A Ordinary Shares. Consequently, the initial public offering price for the Class A Ordinary Shares will be determined by negotiations among us and the Representative. Among the factors to be considered in determining the initial public offering price are the Company’s results of operations, its current financial condition, its future prospects, its markets, the economic conditions in and future prospects for the industry in which the Company competes, its management and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to the Company. Neither the Company nor the underwriters can assure investors that an active trading market will develop for the Class A Ordinary Shares, or that Class A Ordinary Shares will trade in the public market at or above the initial public offering price.

The Company plans to have the Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “BUUU.”

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the Underwriter of the Class A Ordinary Share in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of the Class A Ordinary Share available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Ordinary Share originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•        In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of the Ordinary Share until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of the Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of the Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of Ordinary Shares described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any Class A Ordinary Shares may be made at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Ordinary Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Ordinary Shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the Class A Ordinary Shares have not authorized and do not authorize the making of any offer of the Class A Ordinary Shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Class A Ordinary Shares as contemplated in this prospectus. Accordingly, no purchaser of the Ordinary Shares, other than the underwriters, is authorized to make any further offer of the Ordinary Shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Ordinary Shares has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This document, as well as any other offering or marketing material relating to the Class A Ordinary Shares which are the subject of the offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the Class A Ordinary Shares nor the shares underlying the Ordinary Shares will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Class A Ordinary Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the Class A Ordinary Shares.

The Class A Ordinary Shares are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the Class A Ordinary Shares, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the Ordinary Shares shall be deemed to be made to such recipient and no applications for the Ordinary Shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the Ordinary Shares you undertake to us that, for a period of 12 months from the date of issue of the Class A Ordinary Shares, you will not transfer any interest in the Ordinary Shares to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Class A Ordinary Shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Notice to Prospective Investors in Taiwan

The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell Class A Ordinary Shares in Taiwan.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A Ordinary Shares.

Notice to Prospective Investors in the United Arab Emirates

The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Ordinary Shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this Offering. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$1,585
The Nasdaq Capital Market Listing Fee	$80,000
FINRA Filing Fee	$2,750
Legal Fees and Expenses	$298,600
Accounting Fees and Expenses	$335,555
Miscellaneous Expenses	$397,345
Total Expenses	$1,115,835

These expenses will be borne by us. Underwriting discounts and non-accountable expense allowance will be borne by us in proportion to the numbers of Class A Ordinary Shares sold in this Offering.

LEGAL MATTERS

The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. We are represented by David Fong & Co. with respect to certain legal matters as to the laws of Hong Kong. Ortoli Rosenstadt LLP may rely upon David Fong & Co. with respect to matters governed by Hong Kong law. Sichenzia Ross Ference Carmel LLP is acting as U.S. securities counsel for the underwriters in connection with this Offering.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2024 as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of OneStop Assurance PAC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of OneStop Assurance PAC is 10 Anson Road, #06-15 International Plaza, Singapore, 079903.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon the closing of our initial public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act, as applicable to foreign private issuers. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

BUUU GROUP LIMITED AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
BUUU Group Limited

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of BUUU Group Limited and its Subsidiaries (collectively referred to as the “Company”) as of June 30, 2024 and 2023, and the related consolidated statements of operations, consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2024.
Singapore

December 23, 2024

BUUU GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	As of June 30,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$448,888	$515,931
Trade receivables	882,929	538,807
Deposits, prepayments and other current assets	157,349	37,354
Contract asset	37,012	—
Amounts due from related parties	785,167	401,924
Total Current Assets	2,311,345	1,494,016

Non-Current Assets:
Property, plant and equipment, net	107,338	136,241
Right of use assets – operating lease	112,548	162,888
Cash surrender value of life insurance policies	55,884	53,977
Deferred tax assets, net	818	149
Total Non-current assets	276,588	353,255
Total Assets	$2,587,933	$1,847,271

Liabilities and Equity
Current Liabilities:
Trade payables	$340,966	$395,990
Other payables and accruals	12,335	27,480
Advance from customers	21,910	23,053
Bank borrowings	534,199	614,715
Current portion of operating lease liabilities	74,445	59,703
Current portion of finance lease liabilities	25,609	24,450
Amount due to a related party	—	19,569
Income tax payable	148,180	22,312
Total Current Liabilities	1,157,644	1,187,272

Non-Current Liabilities:
Operating lease liabilities	43,059	104,088
Finance lease liabilities	45,189	70,541
Total Non-Current Liabilities	88,248	174,629
Total Liabilities	$1,245,892	$1,361,901

Commitments and contingencies

Equity
Share capital* (500,000,000 shares authorized, no-par value, 10,000,000 Class A shares issued and outstanding as of June 30, 2024 and 2023, respectively and 5,000,000 Class B shares issued and outstanding as of June 30, 2024 and 2023, respectively)	$19,823	$19,823
Subscription receivable	(19,801)	(19,801)
Retained earnings	1,266,145	431,994
Accumulated other comprehensive income	2,676	(455)
Capital and reserves attributable to equity holders of the Company	1,268,843	431,561
Non-controlling interests	73,198	53,809
Total Equity	1,342,041	485,370
Total Liabilities and Equity	$2,587,933	$1,847,271

____________

*        Retrospectively presented for the effect of 15,000,000 shares issued on various dates between April 16, 2024 and November 18, 2024 in preparation of the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Years Ended June 30,
	2024	2023
Revenue	$5,812,204	$3,538,973
Cost of revenue	(4,311,964)	(2,830,655)
Gross profit	1,500,240	708,318

Operating expenses
General administrative expenses	(471,550)	(342,678)
Profit from operations	1,028,690	365,640

Other income, net	4,938	21,685
Finance costs	(24,624)	(25,510)
Income before income tax	1,009,004	361,815
Provision for income tax expense	(128,787)	(31,283)
Net income for the year	880,217	330,532
Less: Net income attributable to non-controlling interests	(46,066)	(46,843)
Net income attributable to equity holders of the Company	$834,151	$283,689

Basic and diluted earnings per ordinary share	$0.06	$0.02

Weighted average number of ordinary shares outstanding	15,000,000 *	15,000,000 *

____________

*        Retrospectively presented for the effect of 15,000,000 shares issued on various dates between April 16, 2024 and November 18, 2024 in preparation of the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Years Ended June 30,
	2024	2023
Net income for the year	$880,217	$330,532
Currency translation differences	3,000	264
Total comprehensive income for the year	$883,217	$330,796

Attributable to:
Equity holders of the Company	$837,282	$283,916
Non-controlling interests	45,935	46,880
Total comprehensive income for the year	$883,217	$330,796

The accompanying notes are an integral part of these consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Ordinary shares		Subscription receivable	Accumulated Other Comprehensive Income	Retained Earnings	Non- Controlling Interests	Total Equity
	Number of Shares*	Amount (no-par value)*
Balance as of June 30, 2022	15,000,000	$19,823	$(19,801)	$(682)	$148,305	$6,923	$154,568
Capital contribution from non-controlling interests of BU Production (Note 13)	—	—	—	—	—	6	6
Net income for the year	—	—	—	—	283,689	46,843	330,532
Foreign currency translation	—	—	—	227	—	37	264
Balance as of June 30, 2023	15,000,000	$19,823	$(19,801)	$(455)	$431,994	$53,809	$485,370
Disposal of BU Production (Note 10)	—	—	—	—	—	(26,546)	(26,546)
Net income for the year	—	—	—	—	834,151	46,066	880,217
Foreign currency translation	—	—	—	3,131	—	(131)	3,000
Balance as of June 30, 2024	15,000,000	$19,823	$(19,801)	$2,676	$1,266,145	$73,198	$1,342,041

____________

*        Retrospectively presented for the effect of 15,000,000 shares issued on various dates between April 16, 2024 and November 18, 2024 in preparation of the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in US dollars (“$”)

	Years Ended June 30,
	2024	2023
Cash Flows From Operating Activities:
Net income for the year	$880,217	$330,532
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property, plant and equipment	46,202	51,285
Lease expenses	43,195	59,163
Finance costs	24,624	25,510
Deferred income tax	(667)	8,975
Loss on disposal of property, plant and equipment	—	4,211
Change in cash value of life insurance policies	(1,708)	7,792
Gain on lease termination	—	(741)
Changes in operating assets and liabilities:
Trade receivables	(655,722)	(357,533)
Deposits, prepayments and other current assets	(130,429)	107,000
Contract asset	(36,959)	—
Trade payables	78,886	303,888
Other payables and accruals	79,668	8,644
Advance from customers	(1,225)	(134,874)
Operating lease liabilities	(37,712)	(58,435)
Income tax payable	129,455	26,545
Amounts due with related parties	(330,553)	(238,852)
Net Cash Provided By Operating Activities	87,272	143,110

Cash Flows From Investing Activities:
Acquisition of property, plant and equipment	(25,402)	(8,444)
Acquisition of life insurance policies	—	(61,761)
Disposal of a subsidiary, net of cash disposed	(1,599)	—
Net Cash Used In Investing Activities	(27,001)	(70,205)

Cash Flows From Financing Activities:
Proceeds from bank borrowings	—	498,225
Repayment of bank borrowings	(100,997)	(85,062)
Payment of finance lease liabilities	(28,099)	(53,849)
Net Cash (Used In) Provided By Financing Activities	(129,096)	359,314

Effect of movements in exchange rates on cash held	1,782	182

Net changes in cash	(67,043)	432,401
Cash at beginning of the year	515,931	83,530
Cash at end of the year	$448,888	$515,931

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$23,922	$25,125
Cash paid for taxes	—	—

The accompanying notes are an integral part of these consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations

BUUU Group Limited (“BUUU” or the “Company”) is a business company established under the laws of the British Virgin Islands on April 16, 2024. It is a holding company with no business operation. It is authorised to issue a maximum of 500,000,000 no par value shares divided into (i) 250,000,000 Class A Ordinary Shares with no par value each and (ii) 250,000,000 Class B Ordinary Shares with no par value each.

The Company, through its subsidiaries incorporated and domiciled in Hong Kong (collectively referred to as the “Company”), specializes in all aspects of the design, planning and production of face-to-face events, immersive environments and brand-based experiences for clients and venues, including event organizers, consumer brand marketers and retail shopping centers.

BU Creation Limited (“BU Creation”) was incorporated in Hong Kong under the Hong Kong Companies Ordinance (Chapter 622) on May 11, 2017. BU Creation is a 100% owned subsidiary of BUUU. BU Creation engages principally in providing fully integrated event design, event planning, event production, and on-site event management services.

BU Workshop Limited (“BU Workshop”) was incorporated in Hong Kong under the Hong Kong Companies Ordinance (Chapter 622) on September 13, 2019. BU Workshop is a 75% owned subsidiary of BUUU. BU Workshop engages principally in stage production services, including merchandizing and selling event set furniture and decor.

BU Production Limited (“BU Production”) was incorporated in Hong Kong under the Hong Kong Companies Ordinance (Chapter 622) on February 14, 2023. BU Production is a 50% owned subsidiary of BU Workshop, where BU Workshop had majority voting rights to control. BU Production engages principally in the production of event set furniture and decor, including props, backdrops, and stages, substantially for BU Workshop. On September 25, 2023, BU Workshop fully disposed of this investment.

Reorganization

On October 17, 2024, BUUU resolved and approved to increase the maximum number of shares it is authorized to issue from 50,000 with no par value to 500,000,000 with no par value. On the same day, BUUU resolved and approved to re-designate (a) 249,999,999 authorized but unissued ordinary shares of no par value into 249,999,999 Class A ordinary shares (“Class A Ordinary Shares”) of no par value; and (b) 250,000,000 authorized but unissued ordinary shares of no par value into 250,000,000 Class B ordinary shares (“Class B Ordinary Shares”) of no par value, and re-designate a total of 1 issued ordinary shares of no par value owned by BUBI Services Limited (“BUBI Services”) into 1 Class A Ordinary Shares of no par value.

On October 22, 2024, 6,039,999 Class A Ordinary Shares were issued and allotted to BUBI Services at a total consideration of US$1. On November 7, 2024, A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited, subscribed for and were allotted 3,960,000 Class A ordinary shares representing approximately 25.0%, 4.8%, 4.8%, 1.0% and 4.0% of the issued share capital of BUUU. On November 18, 2024, under a share swap arrangement (the “Share Swap”), Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited transferred their entire shareholding interest in BU Creation and BU Workshop to BUUU, in consideration of the allotment and issue an aggregate of 5,000,000 Class B ordinary shares to BUBI Services, credited as fully paid. Following the Share Swap, BU Creation and BU Workshop became a subsidiary of BUUU.

On December 13, 2024, pursuant to a sale and purchase agreement entered into between Glitter Win International Limited and Excellent Prospect Investment Holding Limited, Excellent Prospect Investment Holding Limited has acquired 480,000 Class A Ordinary Shares from Glitter Win International Limited, representing 4.8% of the Class A Ordinary Shares in issue of BUUU.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations (cont.)

The following diagram illustrates the Company’s legal entity ownership structure after the reorganization as of June 30, 2024:

BUUU Group Limited
British Virgin Islands
100%
75%
BU Creation Limited
Hong Kong
BU Workshop Limited
Hong Kong

Note 2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

2.1 Basis of presentation and going concern

The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements include the financial statements of the Company and all its majority-owned subsidiaries from the dates they were incorporated. All intercompany balances and transactions have been eliminated on consolidation.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Management of the Company is satisfied that the Company’s operating profit has provided the Company adequate financial resources to continue in operational existence for the foreseeable future, a period of at least 12 months from the date of this report.

2.2 Basis of consolidation

The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholders before and after the Reorganization. Accordingly, the combination of these entities has been accounted for as a reorganization of entities under common control in accordance with ASC 805 guidelines, whereby the resulting controlling entity, namely, BUUU recognized the assets and liabilities of the Subsidiaries transferred at their carrying amounts with a carry-over basis. The reorganization of entities under common control was retrospectively applied to the financial statements of all prior periods when the financial statements are issued for a period that includes the date the share exchange transaction occurred.

Equity interests in BU Workshop and BU Production held by parties other than BUUU are presented as non-controlling interests in equity.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.3 Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the management of the Company to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. Areas involving significant estimates and assumptions include revenue recognition for contracts, valuation of deferred tax assets, expected credit loss assessment, determination of useful lives of property, plant and equipment, principles of consolidation and reverse recapitalization. Actual results could differ from those estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in earnings in the period in which they become known.

2.4 Foreign currency translation

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying consolidated financial statements have been expressed in “$”. The Company’s operating subsidiaries are based in Hong Kong, with its books and records maintained in its local currency, the Hong Kong Dollar (“HKD”), which is the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates and adjustments resulting from the translation, if any, are included in accumulated other comprehensive income or loss. Revenue and expenses are translated at average rates prevailing during the years. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

The currency exchange rates were utilized as follows:

	2024	2023
Year-end HKD exchange rate	0.1281	0.1276
Annual average HKD exchange rate	0.1279	0.1276

2.5 Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of June 30, 2024, and 2023, substantially all the Company’s cash and cash equivalents were deposited with financial institutions with high credit ratings and quality.

2.6 Deposits, prepayments and other current assets

Deposits, prepayments and other current assets primarily consists of advances to suppliers for purchasing furniture and decor, rental deposits made to the landlord, prepaid expenses and other receivables. Deposits, prepayments and other current assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

2.7 Trade receivables

Trade receivables are recorded at the invoiced amount less expected credit losses as needed.

To estimate expected credit losses, the Company has identified the relevant risk characteristics of its customers and considers past collection experience, current economic conditions, and expected future economic conditions. The Company did not record provision for expected credit losses for the years ended June 30, 2024, and 2023.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.8 Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance and repairs are charged to general administrative expenses; major additions to improve service potential or extend economic life are capitalized.

Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Useful life
Motor vehicles	5 years
Furniture and fixtures	4 years
Computer equipments	4 years
Leasehold improvements	Shorter of useful life or remaining lease term

2.9 Impairment of Long-Lived Assets

The Company tests its long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate of the Company’s operations; unanticipated competition; and slower growth rates. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

2.10 Life insurance policies

In September 2022 and February 2023, the Company purchased two life insurance policies (the “policies”) on a director that the Company is the policyholder and are recorded at the amount that can be realized under the insurance contracts at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. The Company may terminate the policies at any time and receive the cash surrender value at the date of withdrawal calculated by the insurance company. The gain or loss related to the change in cash value of these life insurance policies at the balance sheet date is recorded as other income under the Company’s consolidated statements of operations.

As of June 30, 2024 and 2023, the cash surrender values of the life insurance policies of $55,884 and $53,977 were measured at fair value (Note 2.13) and classified as non-current assets.

2.11 Leases

The Company leases all the office space, warehouse and motor vehicles to conduct the business. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria is met: the lease transfers ownership of the asset by the end of the lease term, the lease contains an option to purchase the asset that is reasonably certain to be exercised, the lease term is for a major part of the remaining useful life of the asset or the present value of the lease payments equals or exceeds substantially all of the fair value of the asset. A lease is classified as an operating lease if it does not meet any one of these criteria. The Company’s operating leases are comprised of office space and warehouse leases, and finance leases are comprised of motor vehicles.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

The Company recognizes a lease liability and a right-of-use (“ROU”) asset at the commencement date of a lease. A lease liability is initially measured as the Company’s obligation for the future fixed lease payments that will be made over the lease term, measured on a discounted basis. An ROU asset is an asset that represents the Company’s right to use or control the use of specified assets for the lease term. The lease term includes periods for which it’s reasonably certain that the renewal options will be exercised and periods for which it’s reasonably certain that the termination options will not be exercised. The future fixed lease payments are discounted using the rate implicit in the lease. If the rate implicit in the leases is not readily determinable, the lessee should use the incremental borrowing rate as the discount rate, which approximates the interest rate at which the lessee could borrow on a collateralized basis with similar terms and payments and in similar economic environments. The Company elected not to recognize any leases with lease terms of 12 months or less at the commencement date in the consolidated balance sheets.

The ROU asset is subsequently measured at the amount of the lease liability with adjustments, if applicable. The Company will evaluate the carrying value of ROU assets if there are indicators of impairment and review the recoverability of the related asset group. If the carrying value of the asset group is determined to not be recoverable and is in excess of the estimated fair value, the Company will record an impairment loss in other expenses in the consolidated statements of operations.

Operating leases are included in operating lease ROU assets and operating lease liabilities in the consolidated balance sheets. Operating lease liabilities that become due within one year of the balance sheet date are classified as current portion of operating lease liabilities. Finance leases are included in motor vehicles and finance lease liabilities in the consolidated balance sheets. Finance lease liabilities that become due within one year of the balance sheet date are classified as current portion of finance lease liabilities.

Lease expense for operating leases consists of the fixed lease payments recognized on a straight-line basis over the lease term. Lease expense for finance leases consists of the amortization of the right-of-use asset over the shorter of the lease term or useful life of the underlying asset. Interest accretion on the finance lease liabilities is recorded as finance costs. For both operating and finance leases, lease expense related to variable payments is recognized as incurred based on performance or usage in accordance with the contractual agreements.

2.12 Trade payables, other payables and accruals

Trade payables, other payables and accruals are liabilities for unpaid goods and services provided to the Company prior to the end of each reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

2.13 Fair value measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available and to minimize the use of unobservable inputs when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

The cash surrender value of life insurance policies is classified as Level 2. The value was determined by inputs that are readily available in a public market or can be derived from information available in publicly quoted markets. These inputs include the underwriting insurance company’s valuation models, which take into account the passage of time, mortality tables, interest rates, cash values for paid-up additions and dividend accumulations. The cash surrender value represents the guaranteed value the Company would receive upon surrender of these policies held on a director as of June 30, 2024 and 2023. The fair value of the life insurance policies is marked to market at each reporting period and any changes in fair value is reflected in the consolidated statements of operations for that period.

The carrying values of the Company’s financial instruments, including cash, trade receivables, deposits, prepayments and other assets, trade payables, other payables and accruals, amounts due from/to related parties, approximate their fair values as of June 30, 2024 and 2023 due to the short-term nature of these instruments.

2.14 Revenue from contracts with customers

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented and determines revenue recognition by applying the following five-step model:

•        Identification of the contract, or contracts, with a customer;

•        Identification of the performance obligations in the contract;

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when, or as, the Company satisfies a performance obligation.

Segment reporting

The Company generates its revenue from one service line and operates as a single operating segment. Due to the integrated structure of the Company’s business, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance. The following table identifies the disaggregation of the Company’s revenue for the years ended June 30, 2024 and 2023, respectively:

	For the years ended June 30,
Service Type	2024	Percentage of Total revenue (in %)	2023	Percentage of Total revenue (in %)
Event management services	$4,681,586	80.5	$2,554,480	72.2
Stage production services	1,130,618	19.5	984,493	27.8
Total	$5,812,204	100.0	$3,538,973	100.0

During the years ended June 30, 2024 and 2023, all revenue was generated from Hong Kong and from third parties.

Event management services

The Company provides customized event management services upon requests from its customers in exchange for a fixed transaction price. The service generally entail design, logistics, layout of events and coordination and supervision of the actual event set-up and implementation. These services are not distinct within the context of the contracts and are considered as a single performance obligation.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

The Company recognizes revenue that are satisfied over time by measuring the progress toward complete satisfaction of the performance obligation using a single method of measuring progress which depicts the performance in transferring control of the associated goods or services to the customers. The Company uses input methods to measure the progress toward the complete satisfaction of performance obligations satisfied over time. Significant management judgment is required in determining the level of effort required under an arrangement and the period over which the Company is expected to complete the performance obligations under an arrangement. At each reporting period, the Company measures the progress based on the budgeting and costing systems and estimates the proportion of service rendered based on the ratio of costs incurred to estimated total costs.

Stage production services

Apart from the event management services, the Company also provides stage production services, including sales of furniture pieces, essential decor items, stage equipment and the corresponding installation service to its customers. The transaction price is fixed. The Company recognizes revenues from stage production services at a point of time when the goods are delivered to the customer.

Contract balances

Contract assets

The Company recognizes a contract asset when revenue is recognized in advance of invoicing on a customer contract, unless the right to payment for that revenue is unconditional (i.e. requiring no further performance and only the passage of time). If a right to payment is determined to meet the criteria to be considered ‘unconditional’, then the Company will recognize a trade receivable. As of June 30, 2024 and 2023 the balances of contract asset amounted to $37,012 and $nil, respectively.

Contract liability

The Company presents the consideration that a customer pays before the Company transfers the service to the customer as a contract liability (advance from customers) when the payment is made. An advance from customers is the Company’s obligation to transfer services to a customer for which the Company has received consideration from the customer. As of June 30, 2024, and 2023, the balances of advance from customers amounted to $21,910 and $23,053, respectively. For the years ended June 30, 2024 and 2023, $23,053 and $157,732 of revenue recognized was included in the Company’s advance from customers’ balance as of June 30, 2023 and 2022, respectively. The Company expects to recognize June 30, 2024 advance from customers’ balance of $21,910 in revenue over the next twelve months.

Contract costs

The Company applies the practical expedient in ASC Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of revenue.

2.15 Cost of revenue

Cost of revenue is recognized when incurred. Cost of revenue consists primarily of subcontracting costs associated with the tasks outsourced to a subcontractor to fulfill the Company’s revenue contracts and staff costs incurred that are directly attributable to the revenue-generating services to clients.

2.16 Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

Current taxes are the expected tax receivable or payable on the taxable income or loss for the current period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The Company conducts business activities and is subject to taxes in Hong Kong. The Company files tax returns in Hong Kong and is subject to examination by the Hong Kong tax authority.

Deferred tax assets and liabilities are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

Deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

2.17 Earnings per share (“EPS”)

Basic EPS is calculated by dividing the net income attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year. Diluted EPS is calculated by using the weighted average number of ordinary shares outstanding adjusted to include the potentially dilutive effect of ordinary shares outstanding during the year using the treasury stock method and as if converted method, unless their inclusion in the calculation is anti-dilutive.

2.18 Non-controlling interests

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated balance sheets and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the consolidated statements of operations.

2.19 Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.20 Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

In the opinion of the management of the Company, there were no pending or threatened claims and litigation as of June 30, 2024, and through the date of this report.

2.21 Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. This standard requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. This standard will be effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company has adopted this new standard effective July 1, 2022 and the adoption of this guidance did not have a material impact on its consolidated financial statements.

In November 2021, the FASB issued ASU 2021-10, “Government Assistance (Topic 832)” which enhances disclosure of transactions with governments that are accounted for by applying a grant or contribution model. The new pronouncement requires entities to provide information about the nature of the transaction, terms and conditions associated with the transaction and financial statement line items affected by the transaction. The standard must be adopted for year ends beginning after December 15, 2021, with early adoption permitted. The Company has adopted this accounting policy on July 1, 2022 and the adoption of this guidance did not have a material impact on its consolidated financial statements.

On December 14, 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures. The amendments require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pre-tax income or loss by the applicable statutory income tax rate). In addition, public business entities are required to provide certain qualitative disclosures about the rate reconciliation and the amount of income taxes paid (net of refunds received) disaggregated (1) by federal (national), state, and foreign taxes and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). For public business entities, the standard is effective for annual periods beginning after December 15, 2024. The amendments in this ASU require a cumulative effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual reporting period in which an entity adopts the amendments. The Company is evaluating the impact of this standard on the Company’s consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 3. Risks and uncertainties

Economic and political risk

The Company’s operating subsidiaries conduct business in Hong Kong, a Special Administrative Region of the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in Hong Kong are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of trade receivables. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for a provision for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on trade receivables.

Details of the customers which accounted for 10% or more of the revenue are as follows:

	For the years ended June 30,
	2024	% revenue	2023	% revenue
Customer A	$1,694,083	29.1%	$806,316	22.8%
Customer B	866,590	14.9%	437,083	12.3%
Customer C	488,749	8.4%	455,273	12.9%
Customer D	34,960	0.6%	380,343	10.7%
Customer E	259,121	4.5%	374,026	10.6%
	$3,343,503	57.5%	$2,453,041	69.3%

Details of the customers which accounted for 10% or more of the trade receivables are as follows:

	As of June 30,
	2024	% trade receivables	2023	% trade receivables
Customer A	$239,702	27.1%	$—	—%
Customer B	256,142	29.0%	—	—%
Customer C	122,395	13.9%	120,958	22.5%
Customer D	13,974	1.6%	186,307	34.6%
Customer E	—	—%	113,902	21.1%
	$632,213	71.6%	$421,167	78.2%

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 4. Deposits, prepayments and other current assets

At June 30, 2024 and 2023, deposits and prepayments consisted of the following:

	As of June 30,
	2024	2023
Refundable deposits	21,862	20,654
Advance to suppliers	214	16,700
Other receivables*	135,273	—
	$157,349	$37,354

____________

*        As of June 30, 2024, other receivables mainly represent the non-trade receivables due from BU Production. BU Production ceased to be a subsidiary of the Company upon the completion of the disposal on September 23, 2023 and the balance with BU Production ceased to be eliminated on consolidation.

Note 5. Property, plant and equipment, net

At June 30, 2024 and 2023, property, plant and equipment consisted of the following:

	As of June 30,
	2024	2023
Motor vehicles	205,680	204,934
Furniture and fixtures	17,437	18,550
Computer equipment	17,101	14,013
Leasehold improvements	42,938	28,686
	283,156	266,183
Accumulated depreciation	(175,818)	(129,942)
Property, plant and equipment, net of accumulated depreciation	$107,338	$136,241

____________

*        A motor vehicle with a net carrying amount of $78,601 and $103,244 are held under a finance lease arrangement as of June 30, 2024 and 2023, respectively (Note 8).

During the years ended June 30, 2024 and 2023, the Company recorded additions to different categories of property, plant and equipment in aggregate costs of $25,402 and $132,725, respectively. Apart from the additions, during the years ended June 30, 2024 and 2023, the Company disposed of different categories of property, plant and equipment in aggregate costs of $9,420 and $70,657, respectively.

For the years ended June 30, 2024 and 2023, depreciation expense, including the depreciation expense of fixed assets under finance leases, was $46,202 and $51,285, respectively.

Note 6. Right-of-use assets and operating lease liabilities

The Company has leases for the office premise and warehouse in Hong Kong expiring on various dates through April 2026, which are classified as operating leases. All cash payments of operating lease cost are classified within operating activities in the consolidated statements of cash flows. For the years ended June 30, 2024 and 2023, lease expense included in the Company’s general administrative expenses was $43,195 and $59,163, respectively.

The carrying amounts of right-of-use assets are as below:

	As of June 30,
	2024	2023
Office premise and warehouse	$140,479	$183,249
Less: Accumulated lease expense	(27,931)	(20,361)
ROU assets, net	$112,548	$162,888

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 6. Right-of-use assets and operating lease liabilities (cont.)

During the year ended June 30, 2023, the Company derecognized the cost and accumulated depreciation of the right-of-use assets of $17,115 and $16,374, respectively upon the full termination of an operating lease before the expiration of the lease term. The Company recorded a gain of $741 related to the termination of this lease in other income under the Company’s Consolidated Statements of Operations.

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

As of June 30, 2024
Within 1 year	$77,457
After 1 year but within 5 years	43,570
Total operating lease payments	$121,027
Less: imputed interest	(3,523)
Total operating lease obligation	$117,504
Less: current portion of operating lease liabilities	(74,445)
Long-term operating lease liabilities	$43,059

Other information:

	For the years ended June 30,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows from operating lease	$40,975	$60,859
Right-of-use assets obtained in exchange for operating lease liabilities	$115,838	$324,917
Remaining lease term for operating leases (years)	1.83	2.66
Weighted average discount rate for operating leases	3.43%	3.29%

Note 7. Other payables and accruals

	As of June 30,
	2024	2023
Payroll payable	$4,540	$12,840
Other payables	7,795	14,640
	$12,335	$27,480

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 8. Finance lease liabilities

In August 2022, the Company acquired a motor vehicle pursuant to a hire purchase financing arrangement. Future minimum lease payments under finance lease that have initial non-cancelable lease terms as of June 30, 2024 were as follows:

Finance lease
Year ended June 30,
2025	$28,140
2026	28,140
2027	18,760
Total finance lease payments	$75,040
Less: imputed interest	(4,242)
Total finance lease obligation	$70,798
Less: current portion of finance lease liabilities	(25,609)
Long-term finance lease liabilities	$45,189

For the year ended June 30, 2024 and 2023, interest expense of $3,596 and $10,866 were recorded as finance costs, respectively.

Note 9. Bank borrowings

		As of June 30,
		2024	2023
Loan I	(a)	$83,104	$135,547
Loan II	(b)	226,377	248,839
Loan III	(c)	224,718	230,329
Total bank borrowings		$534,199	$614,715

____________

(a)      On December 15, 2021, the Company borrowed a term loan from a financial institution in the amount of HKD2,050,000 (approximately $264,000) (“Loan I”), which is repayable by 60 monthly installments in average amount of HKD36,888 (approximately $4,800) with the first installment to be paid on January 15, 2021. The loan bears an annual interest rate at the Hong Kong Prime Rate minus 2.5%. For the years ended June 30, 2024 and 2023, effective interest rates for this loan were 2.98% and 2.72% per annum, respectively. The loan was secured by joint personal guarantee provided by Ms. Nana CHAN, shareholder of BUUU and Suk Ling CHEUNG, spouse of Wai Kwong POON who is the shareholder of BUUU.

(b)      On August 30, 2022, the Company borrowed a term loan from a financial institution in the amount of HKD2,100,000 (approximately $268,000) (“Loan II”), which is repayable by 120 monthly installments in average amount of HKD20,831 (approximately $2,700) with the first installment to be paid on September 30, 2022. The loan bears an annual interest rate at the Hong Kong Prime Rate minus 2.5%. For the years ended June 30, 2024 and 2023, effective interest rates for this loan were 3.13% and 3.47% per annum, respectively. The loan was secured by joint personal guarantee provided by Ms. Nana CHAN, shareholder of BUUU and Suk Ling CHEUNG, spouse of Wai Kwong POON who is the shareholder of BUUU.

(c)      On February 27, 2023, the Company borrowed a term loan from a financial institution in the amount of HKD1,805,000 (approximately $230,000) (“Loan III”), which is repayable by 132 monthly installments in average amount of HKD16,808 (approximately $2,100) with the first installment to be paid on March 27, 2023. The loan bears an annual interest rate at the Hong Kong Prime Rate minus 2.5%. For the years ended June 30, 2024 and 2023, effective interest rates for this loan were 3.38% and 3.61% per annum, respectively. The loan was secured by joint personal guarantee provided by Ms. Nana CHAN, shareholder of BUUU, Suk Ling CHEUNG, spouse of Wai Kwong POON who is the shareholder of BUUU and Sze Ho LI, minority shareholder of BU Workshop.

All of these term loan agreements contain a repayable on demand clause that these loans shall be immediately due and payable by the Company on demand by the bank at any time. Therefore, as of June 30, 2024 and 2023, the outstanding balance of bank borrowings was classified as current liability on the Company’s consolidated balance sheets. For the year ended June 30, 2024 and 2023, interest expense of $21,028 and $14,644 were recorded as finance costs, respectively.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 10. Disposal of subsidiaries

On September 25, 2023, the Company completed the disposal of its entire 50% equity interest in BU Production. No gain or loss on disposal was recorded during the year ended June 30, 2024. This disposal was not classified as a discontinued operation as BU Production was operating within the Company’s same core business as other subsidiaries, and the operating results contributed by BU Production were immaterial to the Company’s consolidated financial statements.

Note 11. Income tax

British Virgin Islands

The Company was incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholding tax in the British Virgin Islands.

Hong Kong

BU Creation, BU Workshop and BU Production were incorporated in Hong Kong and subject to the Hong Kong corporate income tax rate of 16.5% on income derived from Hong Kong.

The components of the income tax provision were as follows:

	For the years ended June 30,
	2024	2023
Current income tax expense	129,456	22,319
Deferred income tax (benefit) expense	(669)	8,964
Total income tax expenses	$128,787	$31,283

A reconciliation between the statutory tax rate to income before income taxes and the actual provision for income taxes was as follows:

	For the years ended June 30,
	2024	2023
Income before income tax	$1,009,004	$361,815
Hong Kong income tax statutory rate	16.5%	16.5%
Income tax at statutory rate	166,486	59,699
Preferential tax rate*	(37,139)	(26,135)
Utilization of tax losses carried forward from prior year	—	(8,973)
Permanent differences	(560)	6,692
Income tax expenses	$128,787	$31,283

____________

*        With effective from April 1, 2018, the provision for Hong Kong current tax is based on a preferential rate of 8.25% on the first approximately $255,000 (HKD2,000,000) of the assessable income as determined in accordance with the relevant income tax rules and regulations of Hong Kong. In addition, each entity was entitled to a 100% waiver of the profit tax subject to a ceiling of HKD3,000 (approximately $380) and HKD6,000 (approximately $760) for the taxable years of 2024 and 2023, respectively.

Deferred tax assets net of deferred tax liabilities at June 30, 2024 and 2023 were $818 and $149, respectively. These deferred tax assets reflect the tax effect of temporary differences between the book and taxable income related to the lease expense and capital allowance claimed in Hong Kong, where the Company operates.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 11. Income tax (cont.)

Deferred tax assets and liabilities are comprised of the following:

	As of June 30,
	2024	2023
Deferred tax assets:
Operating lease liabilities	$19,388	$27,026
Total deferred tax assets	$19,388	$27,026
Deferred tax liabilities:
Right of use assets – operating lease	$(18,570)	$(26,877)
Total deferred tax liabilities	$(18,570)	$(26,877)
Deferred tax assets, net	$818	$149

Note 12. Related Party Transactions

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2024 and 2023:

Name of related parties	Relationship with the Company
BUBI Services Limited	Controlling shareholder of the Company
Nana CHAN	Shareholder of BUUU
Poon Wai Kwong (“Mr. Poon”)	Shareholder of BUUU
Cheung Suk Ling (“Ms. Cheung”)	Spouse of Mr. Poon and director of BU Creation and BU Workshop until August 16, 2023
Li Sze Ho	Minority shareholder of BU Workshop
Chung Yiu Cho	Minority shareholder of BU Production until September 25, 2023 (Note 10)
Chung Yiu Chung	Minority shareholder of BU Production until September 25, 2023 (Note 10)

Amounts due from related parties:

		As of June 30,
		2024	2023
Nana CHAN	(a)	$570,697	$263,874
Wai Kwong POON	(b)	150,802	—
Suk Ling CHEUNG	(b)	—	131,844
Sze Ho LI	(a)	13,446	6,203
Yiu Cho CHUNG	(c)	—	3
BUBI Services Limited	(d)	50,222	—
		$785,167	$401,924

____________

(a)      Amounts due from Nana CHAN (“Ms. Chan”) and Sze Ho LI (“Mr. Li”) represent expense paid on behalf of Ms. Chan and Mr. Li, respectively. The amounts were unsecured, non-interest bearing and due on demand. Ms. Chan and Mr. Li had fully repaid the outstanding balance on November 15, 2024 and October 30, 2024 respectively.

(b)      Amounts due from Wai Kwong POON (“Mr. Poon”) and Suk Ling CHEUNG (“Ms. Cheung”) represent expense paid on behalf of Mr. Poon and Ms. Cheung, respectively. The amounts were unsecured, non-interest bearing and due on demand. On August 16, 2023, Ms. Cheung had legally transferred all of the amount she owed to the Company to Mr. Poon. Mr. Poon had fully repaid the outstanding balance on November 25, 2024.

(c)      Amount due from Yiu Cho CHUNG represents expense paid on behalf of Yiu Cho CHUNG. Yiu Cho CHUNG was no longer a related party upon the completion of the disposal of BU Production on September 23, 2023. Yiu Cho CHUNG had fully repaid the outstanding balance during the year ended June 30, 2024.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2024 AND 2023
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 12. Related Party Transactions (cont.)

(d)      Amount due from BUBI Services Limited (“BUBI”) represents expense paid on behalf of BUBI. The amounts were unsecured, non-interest bearing and due on demand. BUBI had fully repaid the outstanding balance on October 28, 2024.

Amount due to a related party:

	As of June 30,
	2024	2023
Chung Yiu CHUNG	$—	$19,569

Amount due to Chung Yiu CHUNG represents expense paid on behalf of the Company for operating purpose. This balance was recorded in BU Production, which was disposed on September 23, 2023. As a result of the disposal, the assets and liabilities associated with BU Production, including this amount due to Chung Yiu CHUNG, were no longer reflected in the Company’s consolidated financial statements.

Note 13. Equity

The shareholders’ equity structure as of June 30, 2024 and 2023 are presented after giving retroactive effect to the reorganization of the Company that was completed on November 18, 2024. Immediately before and after reorganization, the Company, together with its subsidiary, were effectively controlled by the same shareholder; therefore, for accounting purposes, the reorganization was accounted for as a recapitalization.

Authorized Shares

The Company has 500,000,000 authorized ordinary shares, no-par value per share.

Ordinary Shares

As of the date of this report, the Company has 10,000,000 Class A ordinary shares and 5,000,000 Class B outstanding and issued to the participating shareholders in connection with the reorganization of the Company.

Capital contribution from non-controlling interests of BU Production

BU Production was incorporated on February 14, 2023 with a share capital of HKD100 (approximately $12). The Company owned 50% of the outstanding shares of BU Production with the majority voting rights to control; the remaining 50% is considered non-controlling interest. Upon its incorporation, the Company and non-controlling interest contributed HKD50 (approximately $6) each to BU Production.

Subscription receivable and share allotment

On November 7, 2024, BUUU, via a subscription agreement for aggregate proceeds of $19,800, issued 3,960,000 ordinary shares of BUUU to the pre-IPO investors. As of June 30, 2024 and 2023, proceeds to be received from this subscription were reflected in share capital and subscription receivable in the amount of $19,801.

Note 14. Subsequent Events

On December 20, 2024, the Company and Excellent Prospect Investment Holding Limited, being a shareholder of the Company, entered into a loan agreement, pursuant to which Excellent Prospect Investment Holding Limited agreed to lend $180,000 to the Company for the payment of IPO related expenses. The loan bears 6% interest per annum and will be matured on December 19, 2025.

Save as disclosed above, the Company’s management has evaluated subsequent events up to the date of these consolidated financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to disclose.

BUUU GROUP LIMITED AND SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	As of December 31, 2024 (unaudited)	As of June 30, 2024 (audited)
Assets
Current Assets:
Cash and cash equivalents	$392,686	$448,888
Trade receivables	1,079,747	882,929
Deposits, prepayments and other current assets	319,016	157,349
Contract asset	212,516	37,012
Amounts due from related parties	—	785,167
Deferred initial public offering (“IPO”) costs	119,969	—
Total Current Assets	2,123,934	2,311,345

Non-Current Assets:
Property, plant and equipment, net	84,365	107,338
Right of use assets – operating lease	77,828	112,548
Cash surrender value of life insurance policies	56,172	55,884
Deferred tax assets, net	529	818
Total Non-current assets	218,894	276,588
Total Assets	$2,342,828	$2,587,933

Liabilities and Equity
Current Liabilities:
Trade payables	$866,025	$340,966
Other payables and accruals	12,379	12,335
Advance from customers	33,367	21,910
Bank borrowings	487,444	534,199
Loan payables	180,000	—
Current portion of operating lease liabilities	76,189	74,445
Current portion of finance lease liabilities	26,297	25,609
Income tax payable	207,760	148,180
Total Current Liabilities	1,889,461	1,157,644

Non-Current Liabilities:
Operating lease liabilities	4,844	43,059
Finance lease liabilities	32,133	45,189
Total Non-Current Liabilities	36,977	88,248
Total Liabilities	$1,926,438	$1,245,892

Commitments and contingencies

Equity
Share capital* (500,000,000 shares authorized, no-par value, 10,000,000 Class A shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively and 5,000,000 Class B shares issued and outstanding as of December 31, 2024 and June 30, 2024, respectively)	$19,823	$19,823
Subscription receivable	(19,801)	(19,801)
Retained earnings	373,451	1,266,145
Accumulated other comprehensive income	11,189	2,676
Capital and reserves attributable to equity holders of the Company	384,662	1,268,843
Non-controlling interests	31,728	73,198
Total Equity	416,390	1,342,041
Total Liabilities and Equity	$2,342,828	$2,587,933

____________

*        Retrospectively presented for the effect of 15,000,000 shares issued on various dates between April 16, 2024 and November 18, 2024 in preparation of the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Six Months Ended December 31,
	2024 (unaudited)	2023 (unaudited)
Revenue	$2,868,494	$2,926,578
Cost of revenue	(2,120,486)	(2,210,424)
Gross profit	748,008	716,154

Operating expenses
General administrative expenses	(519,272)	(220,831)
Profit from operations	228,736	495,323

Other income, net	1,077	957
Finance costs	(10,279)	(12,766)
Income before income tax	219,534	483,514
Provision for income tax expense	(58,965)	(48,060)
Net income for the period	160,569	435,454
Less: Net income attributable to non-controlling interests	(4,105)	(24,393)
Net income attributable to equity holders of the Company	$156,464	$411,061

Basic and diluted earnings per ordinary share	$0.01	$0.03

Weighted average number of ordinary shares outstanding	15,000,000 *	15,000,000 *

____________

*        Retrospectively presented for the effect of 15,000,000 shares issued on various dates between April 16, 2024 and November 18, 2024 in preparation of the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Six Months Ended December 31,
	2024 (unaudited)	2023 (unaudited)
Net income for the period	$160,569	$435,454
Currency translation differences	7,994	2,305
Total comprehensive income for the period	$168,563	$437,759

Attributable to:
Equity holders of the Company	$164,977	$413,462
Non-controlling interests	3,586	24,297
Total comprehensive income for the period	$168,563	$437,759

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Amounts expressed in US dollars (“$”) except for numbers of shares)

	For the six months ended December 31, 2023
	Ordinary shares		Subscription receivable	Accumulated Other Comprehensive Income	Retained Earnings	Non- Controlling Interests	Total Equity
	Number of Shares*	Amount (no-par value)*
Balance as of June 30, 2023 (audited)	15,000,000	$19,823	$(19,801)	$(455)	$431,994	$53,809	$485,370
Disposal of BU Production (Note 10)	—	—	—	—	—	(26,546)	(26,546)
Net income for the period	—	—	—	—	411,061	24,393	435,454
Foreign currency translation	—	—	—	2,401	—	(96)	2,305
Balance as of December 31, 2023 (unaudited)	15,000,000	$19,823	$(19,801)	$1,946	$843,055	$51,560	$896,583
	For the six months ended December 31, 2024
	Ordinary shares		Subscription receivable	Accumulated Other Comprehensive Income	Retained Earnings	Non- Controlling Interests	Total Equity
	Number of Shares*	Amount (no-par value)*
Balance as of June 30, 2024 (audited)	15,000,000	$19,823	$(19,801)	$2,676	$1,266,145	$73,198	$1,342,041
Net income for the period	—	—	—	—	156,464	4,105	160,569
Foreign currency translation	—	—	—	8,513	—	(519)	7,994
Dividend declared during the period	—	—	—	—	(1,049,158)	(45,056)	(1,094,214)
Balance as of December 31, 2024 (unaudited)	15,000,000	$19,823	$(19,801)	$11,189	$373,451	$31,728	$416,390

____________

*        Retrospectively presented for the effect of 15,000,000 shares issued on various dates between April 16, 2024 and November 18, 2024 in preparation of the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts expressed in US dollars (“$”)

	Six Months Ended December 31,
	2024 (unaudited)	2023 (unaudited)
Cash Flows From Operating Activities:
Net income for the period	$160,569	$435,454
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property, plant and equipment	23,468	24,064
Lease expenses	35,214	15,304
Finance costs	10,279	8,597
Deferred income tax	292	149
Changes in operating assets and liabilities:
Trade receivables	(191,795)	(689,224)
Deposits, prepayments and other current assets	(158,486)	(130,344)
Contract asset	(174,883)	(53,236)
Trade payables	522,017	448,655
Other payables and accruals	686	96,543
Advance from customers	11,316	(8,965)
Operating lease liabilities	(36,986)	(14,770)
Income tax payable	58,672	47,911
Amounts due from related parties	203,955	(156,636)
Net Cash Provided By Operating Activities	464,318	23,502

Cash Flows From Investing Activities:
Acquisition of property, plant and equipment	—	(3,708)
Disposal of a subsidiary, net of cash disposed	—	(1,599)
Net Cash Used In Investing Activities	—	(5,307)

Cash Flows From Financing Activities:
Payments of dividend to shareholders*	(508,205)	—
Proceeds from loan payables	180,000	—
Repayment of bank borrowings	(60,941)	(44,422)
Payment of finance lease liabilities	(14,108)	(14,049)
Payments of offering costs related to initial public offering	(119,969)	—
Net Cash Used In Financing Activities	(523,223)	(58,471)

Effect of movements in exchange rates on cash held	2,703	1,788

Net changes in cash	(56,202)	(38,488)
Cash at beginning of the period	448,888	515,931
Cash at end of the period	$392,686	$477,443

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$10,984	$8,597

____________

*        A special dividend of $1,094,214 was declared on September 1, 2024 and of which $586,009 was offset with the current account with shareholders.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

BUUU GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations

BUUU Group Limited (“BUUU” or the “Company”) is a business company established under the laws of the British Virgin Islands on April 16, 2024. It is a holding company with no business operation. It is authorised to issue a maximum of 500,000,000 no par value shares divided into (i) 250,000,000 Class A Ordinary Shares with no par value each and (ii) 250,000,000 Class B Ordinary Shares with no par value each.

The Company, through its subsidiaries incorporated and domiciled in Hong Kong (collectively referred to as the “Company”), specializes in all aspects of the design, planning and production of face-to-face events, immersive environments and brand-based experiences for clients and venues, including event organizers, consumer brand marketers and retail shopping centers.

BU Creation Limited (“BU Creation”) was incorporated in Hong Kong under the Hong Kong Companies Ordinance (Chapter 622) on May 11, 2017. BU Creation is a 100% owned subsidiary of BUUU. BU Creation engages principally in providing fully integrated event design, event planning, event production, and on-site event management services.

BU Workshop Limited (“BU Workshop”) was incorporated in Hong Kong under the Hong Kong Companies Ordinance (Chapter 622) on September 13, 2019. BU Workshop is a 75% owned subsidiary of BUUU. BU Workshop engages principally in stage production services, including merchandizing and selling event set furniture and decor.

BU Production Limited (“BU Production”) was incorporated in Hong Kong under the Hong Kong Companies Ordinance (Chapter 622) on February 14, 2023. BU Production is a 50% owned subsidiary of BU Workshop, where BU Workshop had majority voting rights to control. BU Production engages principally in the production of event set furniture and decor, including props, backdrops, and stages, substantially for BU Workshop. On September 25, 2023, BU Workshop fully disposed of this investment.

Reorganization

On October 17, 2024, BUUU resolved and approved to increase the maximum number of shares it is authorized to issue from 50,000 with no par value to 500,000,000 with no par value. On the same day, BUUU resolved and approved to re-designate (a) 249,999,999 authorized but unissued ordinary shares of no par value into 249,999,999 Class A ordinary shares (“Class A Ordinary Shares”) of no par value; and (b) 250,000,000 authorized but unissued ordinary shares of no par value into 250,000,000 Class B ordinary shares (“Class B Ordinary Shares”) of no par value, and re-designate a total of 1 issued ordinary shares of no par value owned by BUBI Services Limited (“BUBI Services”) into 1 Class A Ordinary Shares of no par value.

On October 22, 2024, 6,039,999 Class A Ordinary Shares were issued and allotted to BUBI Services at a total consideration of US$1. On November 7, 2024, A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited, subscribed for and were allotted 3,960,000 Class A ordinary shares representing approximately 25.0%, 4.8%, 4.8%, 1.0% and 4.0% of the issued share capital of BUUU. On November 18, 2024, under a share swap arrangement (the “Share Swap”), Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited transferred their entire shareholding interest in BU Creation and BU Workshop to BUUU, in consideration of the allotment and issue an aggregate of 5,000,000 Class B ordinary shares to BUBI Services, credited as fully paid. Following the Share Swap, BU Creation and BU Workshop became a subsidiary of BUUU.

On December 13, 2024, pursuant to a sale and purchase agreement entered into between Glitter Win International Limited and Excellent Prospect Investment Holding Limited, Excellent Prospect Investment Holding Limited has acquired 480,000 Class A Ordinary Shares from Glitter Win International Limited, representing 4.8% of the Class A Ordinary Shares in issue of BUUU.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations (cont.)

The following diagram illustrates the Company’s legal entity ownership structure after the reorganization as of December 31, 2024:

Note 2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these unaudited interim condensed consolidated financial statements.

2.1 Basis of presentation and going concern

The unaudited interim condensed consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying unaudited interim condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, the unaudited interim consolidated financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. The results of operations for the six months ended December 31, 2024 are not necessarily indicative of results to be expected for the full year ending June 30, 2025. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the years ended June 30, 2024 and 2023.

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and all its majority-owned subsidiaries from the dates they were incorporated. All intercompany balances and transactions have been eliminated on consolidation.

These unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Management of the Company is satisfied that the Company’s operating profit has provided the Company adequate financial resources to continue in operational existence for the foreseeable future, a period of at least 12 months from the date of this report.

2.2 Basis of consolidation

The Company and its subsidiaries resulting from Reorganization has always been under the common control of the same controlling shareholders before and after the Reorganization. Accordingly, the combination of these entities has been accounted for as a reorganization of entities under common control in accordance with ASC 805 guidelines, whereby the resulting controlling entity, namely, BUUU recognized the assets and liabilities of the Subsidiaries

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

transferred at their carrying amounts with a carry-over basis. The reorganization of entities under common control was retrospectively applied to the financial statements of all prior periods when the financial statements are issued for a period that includes the date the share exchange transaction occurred.

Equity interests in BU Workshop held by parties other than BUUU are presented as non-controlling interests in equity.

2.3 Use of estimates

The preparation of the unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires the management of the Company to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. Areas involving significant estimates and assumptions include revenue recognition for contracts, valuation of deferred tax assets, expected credit loss assessment, determination of useful lives of property, plant and equipment, principles of consolidation and reverse recapitalization. Actual results could differ from those estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported in earnings in the period in which they become known.

2.4 Foreign currency translation

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying unaudited interim condensed consolidated financial statements have been expressed in “$”. The Company’s operating subsidiaries are based in Hong Kong, with its books and records maintained in its local currency, the Hong Kong Dollar (“HKD”), which is the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates and adjustments resulting from the translation, if any, are included in accumulated other comprehensive income or loss. Revenue and expenses are translated at average rates prevailing during the reporting periods. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

The currency exchange rates were utilized as follows:

	December 31, 2024	June 30, 2024
Period-end HKD exchange rate	0.1287	0.1281
	Six Months Ended December 31,
	2024	2023
Period average HKD exchange rate	0.1284	0.1279

2.5 Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 2024, and June 30, 2024, substantially all the Company’s cash and cash equivalents were deposited with financial institutions with high credit ratings and quality.

2.6 Deposits, prepayments and other current assets

Deposits, prepayments and other current assets primarily consists of advances to suppliers for purchasing furniture and decor, rental deposits made to the landlord, prepaid expenses and other receivables. Deposits, prepayments and other current assets are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.7 Trade receivables

Trade receivables are recorded at the invoiced amount less expected credit losses as needed.

To estimate expected credit losses, the Company has identified the relevant risk characteristics of its customers and considers past collection experience, current economic conditions, and expected future economic conditions. The Company did not record provision for expected credit losses for the six months ended December 31, 2024, and 2023.

2.8 Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance and repairs are charged to general administrative expenses; major additions to improve service potential or extend economic life are capitalized.

Depreciation of property, plant and equipment is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Useful life
Motor vehicles	5 years
Furniture and fixtures	4 years
Computer equipments	4 years
Leasehold improvements	Shorter of useful life or remaining lease term

2.9 Impairment of Long-Lived Assets

The Company tests its long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate of the Company’s operations; unanticipated competition; and slower growth rates. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

2.10 Deferred IPO costs

Deferred IPO costs consist primarily of direct expenses paid to attorneys, consultants, underwriters, and other parties related to the Company’s IPO. The balance will be offset with the proceeds received at the closing of IPO.

2.11 Life insurance policies

In September 2022 and February 2023, the Company purchased two life insurance policies (the “policies”) on a director that the Company is the policyholder and are recorded at the amount that can be realized under the insurance contracts at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. The Company may terminate the policies at any time and receive the cash surrender value at the date of withdrawal calculated by the insurance company. The gain or loss related to the change in cash value of these life insurance policies at the balance sheet date is recorded as other income under the Company’s consolidated statements of operations.

As of December 31, 2024 and June 30, 2024, the cash surrender values of the life insurance policies of $56,172 and $55,884 were measured at fair value (Note 2.13) and classified as non-current assets.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.12 Leases

The Company leases all the office space, warehouse and motor vehicles to conduct the business. Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria is met: the lease transfers ownership of the asset by the end of the lease term, the lease contains an option to purchase the asset that is reasonably certain to be exercised, the lease term is for a major part of the remaining useful life of the asset or the present value of the lease payments equals or exceeds substantially all of the fair value of the asset. A lease is classified as an operating lease if it does not meet any one of these criteria. The Company’s operating leases are comprised of office space and warehouse leases, and finance leases are comprised of motor vehicles.

The Company recognizes a lease liability and a right-of-use (“ROU”) asset at the commencement date of a lease. A lease liability is initially measured as the Company’s obligation for the future fixed lease payments that will be made over the lease term, measured on a discounted basis. An ROU asset is an asset that represents the Company’s right to use or control the use of specified assets for the lease term. The lease term includes periods for which it’s reasonably certain that the renewal options will be exercised and periods for which it’s reasonably certain that the termination options will not be exercised. The future fixed lease payments are discounted using the rate implicit in the lease. If the rate implicit in the leases is not readily determinable, the lessee should use the incremental borrowing rate as the discount rate, which approximates the interest rate at which the lessee could borrow on a collateralized basis with similar terms and payments and in similar economic environments. The Company elected not to recognize any leases with lease terms of 12 months or less at the commencement date in the consolidated balance sheets.

The ROU asset is subsequently measured at the amount of the lease liability with adjustments, if applicable. The Company will evaluate the carrying value of ROU assets if there are indicators of impairment and review the recoverability of the related asset group. If the carrying value of the asset group is determined to not be recoverable and is in excess of the estimated fair value, the Company will record an impairment loss in other expenses in the consolidated statements of operations.

Operating leases are included in operating lease ROU assets and operating lease liabilities in the consolidated balance sheets. Operating lease liabilities that become due within one year of the balance sheet date are classified as current portion of operating lease liabilities. Finance leases are included in motor vehicles and finance lease liabilities in the consolidated balance sheets. Finance lease liabilities that become due within one year of the balance sheet date are classified as current portion of finance lease liabilities.

Lease expense for operating leases consists of the fixed lease payments recognized on a straight-line basis over the lease term. Lease expense for finance leases consists of the amortization of the right-of-use asset over the shorter of the lease term or useful life of the underlying asset. Interest accretion on the finance lease liabilities is recorded as finance costs. For both operating and finance leases, lease expense related to variable payments is recognized as incurred based on performance or usage in accordance with the contractual agreements.

2.13 Trade payables, other payables and accruals

Trade payables, other payables and accruals are liabilities for unpaid goods and services provided to the Company prior to the end of each reporting period. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

2.14 Fair value measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available and to minimize the use of unobservable inputs when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The cash surrender value of life insurance policies is classified as Level 2. The value was determined by inputs that are readily available in a public market or can be derived from information available in publicly quoted markets. These inputs include the underwriting insurance company’s valuation models, which take into account the passage of time, mortality tables, interest rates, cash values for paid-up additions and dividend accumulations. The cash surrender value represents the guaranteed value the Company would receive upon surrender of these policies held on a director as of December 31, 2024 and June 30, 2024. The fair value of the life insurance policies is marked to market at each reporting period and any changes in fair value is reflected in the consolidated statements of operations for that period.

The carrying values of the Company’s financial instruments, including cash, trade receivables, deposits, prepayments and other assets, trade payables, other payables and accruals, amounts due from/to related parties, approximate their fair values as of December 31, 2024 and June 30, 2024 due to the short-term nature of these instruments.

2.15 Revenue from contracts with customers

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented and determines revenue recognition by applying the following five-step model:

•        Identification of the contract, or contracts, with a customer;

•        Identification of the performance obligations in the contract;

•        Determination of the transaction price;

•        Allocation of the transaction price to the performance obligations in the contract; and

•        Recognition of revenue when, or as, the Company satisfies a performance obligation.

Segment reporting

The Company generates its revenue from one service line and operates as a single operating segment. Due to the integrated structure of the Company’s business, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance. The following table identifies the disaggregation of the Company’s revenue for the six months ended December 31, 2024 and 2023, respectively:

	For the six months ended December 31,
Service Type	2024	Percentage of Total revenue (in %)	2023	Percentage of Total revenue (in %)
Event management services	$2,235,481	77.9	$2,267,221	77.5
Stage production services	633,013	22.1	659,357	22.5
Total	$2,868,494	100.0	$2,926,578	100.0

During the six months ended December 31, 2024 and 2023, all revenue was generated from Hong Kong and from third parties.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

Event management services

The Company provides customized event management services upon requests from its customers in exchange for a fixed transaction price. The service generally entail design, logistics, layout of events and coordination and supervision of the actual event set-up and implementation. These services are not distinct within the context of the contracts and are considered as a single performance obligation.

The Company recognizes revenue that are satisfied over time by measuring the progress toward complete satisfaction of the performance obligation using a single method of measuring progress which depicts the performance in transferring control of the associated goods or services to the customers. The Company uses input methods to measure the progress toward the complete satisfaction of performance obligations satisfied over time. Significant management judgment is required in determining the level of effort required under an arrangement and the period over which the Company is expected to complete the performance obligations under an arrangement. At each reporting period, the Company measures the progress based on the budgeting and costing systems and estimates the proportion of service rendered based on the ratio of costs incurred to estimated total costs.

Stage production services

Apart from the event management services, the Company also provides stage production services, including sales of furniture pieces, essential decor items, stage equipment and the corresponding installation service to its customers. The transaction price is fixed. The Company recognizes revenues from stage production services at a point of time when the goods are delivered to the customer.

Contract balances

Contract assets

The Company recognizes a contract asset when revenue is recognized in advance of invoicing on a customer contract, unless the right to payment for that revenue is unconditional (i.e. requiring no further performance and only the passage of time). If a right to payment is determined to meet the criteria to be considered ‘unconditional’, then the Company will recognize a trade receivable. As of December 31, 2024 and June 30, 2024, the balances of contract asset amounted to $212,516 and $37,012, respectively.

Contract liability

The Company presents the consideration that a customer pays before the Company transfers the service to the customer as a contract liability (advance from customers) when the payment is made. An advance from customers is the Company’s obligation to transfer services to a customer for which the Company has received consideration from the customer. As of December 31, 2024 and June 30, 2024, the balances of advance from customers amounted to $33,367 and $21,910, respectively. For the six months ended December 31, 2024 and 2023, $21,910 and $23,053 of revenue recognized was included in the Company’s advance from customers’ balance as of June 30, 2024 and 2023, respectively. The Company expects to recognize December 31, 2024 advance from customers’ balance of $33,367 in revenue over the next twelve months.

Contract costs

The Company applies the practical expedient in ASC Topic 606 that permits the recognition of incremental costs of obtaining contracts as an expense when incurred if the amortization period of such costs is one year or less. These costs are included in cost of revenue.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.16 Cost of revenue

Cost of revenue is recognized when incurred. Cost of revenue consists primarily of subcontracting costs associated with the tasks outsourced to a subcontractor to fulfill the Company’s revenue contracts and staff costs incurred that are directly attributable to the revenue-generating services to clients.

2.17 Income Taxes

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the current period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The Company conducts business activities and is subject to taxes in Hong Kong. The Company files tax returns in Hong Kong and is subject to examination by the Hong Kong tax authority.

Deferred tax assets and liabilities are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

Deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

2.18 Earnings per share (“EPS”)

Basic EPS is calculated by dividing the net income attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is calculated by using the weighted average number of ordinary shares outstanding adjusted to include the potentially dilutive effect of ordinary shares outstanding during the period using the treasury stock method and as if converted method, unless their inclusion in the calculation is anti-dilutive.

2.19 Non-controlling interests

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the unaudited interim condensed consolidated balance sheets and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the unaudited interim condensed consolidated statements of operations.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

2.20 Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

2.21 Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

In the opinion of the management of the Company, there were no pending or threatened claims and litigation as of December 31, 2024, and through the date of this report.

2.22 Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures,” which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The purpose of the amendment is to enable investors to better understand an entity’s overall performance and assess potential future cash flows. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The guidance is to be applied retrospectively to all prior periods presented in the financial statements. The Company is evaluating the impact of this standard on the Company’s unaudited condensed consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40)–Disaggregation of Income Statement Expenses (“ASU 2024-03”) which is intended to improve the disclosures about a public entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2024-03 should be applied on a prospective basis, but retrospective application is permitted. The Company is evaluating the impact of this standard on the Company’s unaudited condensed consolidated financial statements.

Economic and political risk

The Company’s operating subsidiaries conduct business in Hong Kong, a Special Administrative Region of the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in Hong Kong are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 2. Significant Accounting Policies (cont.)

Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of trade receivables. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for a provision for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on trade receivables.

Details of the customers which accounted for 10% or more of the revenue are as follows:

	For the six months ended December 31,
	2024	% revenue	2023	% revenue
Customer A	$661,010	23.0%	$657,438	22.5%
Customer B	547,497	19.1%	—	—%
Customer C	200,897	7.0%	635,188	21.7%
Customer D	—	—%	488,802	16.7%
	$1,409,404	49.1%	$1,781,428	60.9%

Details of the customers which accounted for 10% or more of the trade receivables are as follows:

	As of December 31, 2024	% trade receivables	As of June 30, 2024	% trade receivables
Customer A	$272,073	25.2%	$—	—%
Customer B	262,392	24.3%	1,025	0.1%
Customer C	21,556	2.0%	256,142	29.0%
Customer D	78,345	7.3%	239,702	27.1%
Customer E	45,700	4.2%	122,395	13.9%
	$680,066	63.0%	$619,264	70.1%

Note 3. Deposits, prepayments and other current assets

At December 31, 2024 and June 30, 2024, deposits and prepayments consisted of the following:

	As of December 31, 2024	As of June 30, 2024
Refundable deposits	15,963	21,862
Advance to suppliers	134,195	214
Other receivables*	168,858	135,273
	$319,016	$157,349

____________

*        As of December 31, 2024, other receivables mainly represent the non-trade receivables due from BU Production. BU Production ceased to be a subsidiary of the Company upon the completion of the disposal on September 23, 2023 and the balance with BU Production ceased to be eliminated on consolidation.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 4. Property, plant and equipment, net

At December 31, 2024 and June 30, 2024, property, plant and equipment consisted of the following:

	As of December 31, 2024	As of June 30, 2024
Motor vehicles	206,741	205,680
Furniture and fixtures	17,527	17,437
Computer equipment	17,189	17,101
Leasehold improvements	43,159	42,938
	284,616	283,156
Accumulated depreciation	(200,251)	(175,818)
Property, plant and equipment, net of accumulated depreciation	$84,365	$107,338

____________

*        A motor vehicle with a net carrying amount of $66,564 and $78,601 are held under a finance lease arrangement as of December 31, 2024 and June 30, 2024, respectively (Note 8).

During the six months ended December 31, 2024 and 2023, the Company recorded additions to different categories of property, plant and equipment in aggregate costs of $nil and $3,708, respectively. Apart from the additions, during the six months ended December 31, 2024 and 2023, the Company disposed of different categories of property, plant and equipment in aggregate costs of $nil and $9,420, respectively.

For the six months ended December 31, 2024 and 2023, depreciation expense, including the depreciation expense of fixed assets under finance leases, was $23,468 and $24,064, respectively.

Note 5. Right-of-use assets and operating lease liabilities

The Company has leases for the office premise and warehouse in Hong Kong expiring on various dates through April 2026, which are classified as operating leases. All cash payments of operating lease cost are classified within operating activities in the consolidated statements of cash flows. For the six months ended December 31, 2024 and 2023, lease expense included in the Company’s general administrative expenses was $35,214 and $15,304, respectively.

The carrying amounts of right-of-use assets are as below:

	As of December 31, 2024	As of June 30, 2024
Office premise and warehouse	$141,204	$140,479
Less: Accumulated lease expense	(63,376)	(27,931)
ROU assets, net	$77,828	$112,548

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

As of December 31, 2024
Within 1 year	$77,857
After 1 year but within 5 years	4,866
Total operating lease payments	$82,723
Less: imputed interest	(1,690)
Total operating lease obligation	$81,033
Less: current portion of operating lease liabilities	(76,189)
Long-term operating lease liabilities	$4,844

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 5. Right-of-use assets and operating lease liabilities (cont.)

Other information:

	For the six months ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows from operating lease	$38,928	$16,113
Right-of-use assets obtained in exchange for operating lease liabilities	$78,464	$—
Remaining lease term for operating leases (years)	1.23	—
Weighted average discount rate for operating leases	3.61%	—%

Note 6. Other payables and accruals

	As of December 31, 2024	As of June 30, 2024
Payroll payable	$4,592	$4,540
Other payables	7,787	7,795
	$12,379	$12,335

Note 7. Finance lease liabilities

In August 2022, the Company acquired a motor vehicle pursuant to a hire purchase financing arrangement. Future minimum lease payments under finance lease that have initial non-cancelable lease terms as of December 31, 2024 were as follows:

Finance lease
Six months ended December 31,
2025	$28,285
2026	28,285
2027	4,714
Total finance lease payments	$61,284
Less: imputed interest	(2,854)
Total finance lease obligation	$58,430
Less: current portion of finance lease liabilities	(26,297)
Long-term finance lease liabilities	$32,133

For the six months ended December 31, 2024 and 2023, interest expense of $1,406 and $1,929 were recorded as finance costs, respectively.

Note 8. Bank borrowings

	As of December 31, 2024	As of June 30, 2024
Loan I(a)	$56,168	$83,104
Loan II(b)	215,348	226,377
Loan III(c)	215,928	224,718
Total bank borrowings	$487,444	$534,199

____________

(a)      On December 15, 2021, the Company borrowed a term loan from a financial institution in the amount of HKD2,050,000 (approximately $264,000) (“Loan I”), which is repayable by 60 monthly installments in average amount of HKD36,888 (approximately $4,800) with the first installment to be paid on January 15, 2021. The loan bears an annual interest rate at the Hong Kong Prime Rate minus 2.5%. For the six months ended December 31, 2024 and 2023, effective interest rates for this loan were 3.02% and 3.31% per annum, respectively. The loan was secured by joint personal guarantee provided by Ms. Nana CHAN, shareholder of BUUU and Suk Ling CHEUNG, spouse of Wai Kwong POON who is the shareholder of BUUU.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 8. Bank borrowings (cont.)

(b)      On August 30, 2022, the Company borrowed a term loan from a financial institution in the amount of HKD2,100,000 (approximately $268,000) (“Loan II”), which is repayable by 120 monthly installments in average amount of HKD20,831 (approximately $2,700) with the first installment to be paid on September 30, 2022. The loan bears an annual interest rate at the Hong Kong Prime Rate minus 2.5%. For the six months ended December 31, 2024 and 2023, effective interest rates for this loan were 3.36% and 3.54% per annum, respectively. The loan was secured by joint personal guarantee provided by Ms. Nana CHAN, shareholder of BUUU and Suk Ling CHEUNG, spouse of Wai Kwong POON who is the shareholder of BUUU.

(c)      On February 27, 2023, the Company borrowed a term loan from a financial institution in the amount of HKD1,805,000 (approximately $230,000) (“Loan III”), which is repayable by 132 monthly installments in average amount of HKD16,808 (approximately $2,100) with the first installment to be paid on March 27, 2023. The loan bears an annual interest rate at the Hong Kong Prime Rate minus 2.5%. For the six months ended December 31, 2024 and 2023 effective interest rates for this loan were 3.38% and 3.61% per annum, respectively. The loan was secured by joint personal guarantee provided by Ms. Nana CHAN, shareholder of BUUU, Suk Ling CHEUNG, spouse of Wai Kwong POON who is the shareholder of BUUU and Sze Ho LI, minority shareholder of BU Workshop.

All of these term loan agreements contain a repayable on demand clause that these loans shall be immediately due and payable by the Company on demand by the bank at any time. Therefore, as of December 31, 2024 and 2023, the outstanding balance of bank borrowings was classified as current liability on the Company’s consolidated balance sheets. For the six months ended December 31, 2024 and 2023, interest expense of $8,873 and $10,837 were recorded as finance costs, respectively.

Note 9. Loan payables

On December 20, 2024, the Company and Excellent Prospect Investment Holding Limited, being a shareholder of the Company, entered into a loan agreement, pursuant to which Excellent Prospect Investment Holding Limited agreed to lend $180,000 to the Company for the payment of IPO related expenses. The loan bears 6% interest per annum and will be matured on December 19, 2025.

Note 10. Disposal of subsidiaries

On September 25, 2023, the Company completed the disposal of its entire 50% equity interest in BU Production. No gain or loss on disposal was recorded during the six months ended December 31, 2023. This disposal was not classified as a discontinued operation as BU Production was operating within the Company’s same core business as other subsidiaries, and the operating results contributed by BU Production were immaterial to the Company’s consolidated financial statements.

Note 11. Income tax

British Virgin Islands

The Company was incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholding tax in the British Virgin Islands.

Hong Kong

BU Creation, BU Workshop and BU Production were incorporated in Hong Kong and subject to the Hong Kong corporate income tax rate of 16.5% on income derived from Hong Kong.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 11. Income tax (cont.)

The components of the income tax provision were as follows:

	For the six months ended December 31,
	2024	2023
Current income tax expense	58,673	47,911
Deferred income tax (benefit) expense	292	149
Total income tax expenses	$58,965	$48,060

A reconciliation between the statutory tax rate to income before income taxes and the actual provision for income taxes was as follows:

	For the six months ended December 31,
	2024	2023
Income before income tax	$219,534	$483,514
Hong Kong income tax statutory rate	16.5%	16.5%
Income tax at statutory rate	36,223	79,780
Preferential tax rate*	(22,681)	(29,339)
Permanent differences	45,423	(2,381)
Income tax expenses	$58,965	$48,060

____________

*        With effective from April 1, 2018, the provision for Hong Kong current tax is based on a preferential rate of 8.25% on the first approximately $255,000 (HKD2,000,000) of the assessable income as determined in accordance with the relevant income tax rules and regulations of Hong Kong. In addition, each entity was entitled to a 100% waiver of the profit tax subject to a ceiling of HKD1,500 (approximately $193) and HKD3,000 (approximately $384) for the taxable years of 2025 and 2024, respectively.

Deferred tax assets net of deferred tax liabilities at December 31, 2024 and June 30, 2024 were $529 and $818, respectively. These deferred tax assets reflect the tax effect of temporary differences between the book and taxable income related to the lease expense and capital allowance claimed in Hong Kong, where the Company operates.

Deferred tax assets and liabilities are comprised of the following:

	As of December 31, 2024	As of June 30, 2024
Deferred tax assets:
Operating lease liabilities	$13,303	$19,388
Total deferred tax assets	$13,303	$19,388
Deferred tax liabilities:
Right of use assets – operating lease	$(12,774)	$(18,570)
Total deferred tax liabilities	$(12,774)	$(18,570)
Deferred tax assets, net	$529	$818

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 12. Related Party Transactions

Other than disclosed elsewhere in the unaudited interim condensed consolidated financial statements, there are no other transactions with related parties for the six months ended December 31, 2024 and 2023. The table below sets forth the major related parties and their relationships with the Company as of December 31, 2024 and June 30, 2024:

Name of related parties	Relationship with the Company
BUBI Services Limited	Controlling shareholder of the Company
Nana CHAN	Shareholder of BUUU
Poon Wai Kwong (“Mr. Poon”)	Shareholder of BUUU
Cheung Suk Ling (“Ms. Cheung”)	Spouse of Mr. Poon and director of BU Creation and BU Workshop until August 16, 2023
Li Sze Ho	Minority shareholder of BU Workshop
Chung Yiu Cho	Minority shareholder of BU Production until September 25, 2023 (Note 11)
Chung Yiu Chung	Minority shareholder of BU Production until September 25, 2023 (Note 11)

Amounts due from related parties:

	As of December 31, 2024	As of June 30, 2024
Nana CHAN(a)	$—	$570,697
Wai Kwong POON(b)	—	150,802
Sze Ho LI(a)	—	13,446
BUBI Service Limited(c)	—	50,222
	$—	$785,167

____________

(a)      Amounts due from Nana CHAN (“Ms. Chan”) and Sze Ho LI (“Mr. Li”) represent expense paid on behalf of Ms. Chan and Mr. Li, respectively. The amounts were unsecured, non-interest bearing and due on demand. Ms. Chan and Mr. Li had fully repaid the outstanding balance on November 15, 2024 and October 30, 2024 respectively.

(b)      Amounts due from Wai Kwong POON (“Mr. Poon”) represent expense paid on behalf of Mr. Poon. The amounts were unsecured, non-interest bearing and due on demand. Mr. Poon. Mr. Poon had fully repaid the outstanding balance on November 25, 2024.

(c)      Amount due from BUBI Services Limited (“BUBI”) represents expense paid on behalf of BUBI. The amounts were unsecured, non-interest bearing and due on demand. BUBI had fully repaid the outstanding balance on October 28, 2024.

Note 13. Equity

The shareholders’ equity structure as of December 31, 2024 and 2023 are presented after giving retroactive effect to the reorganization of the Company that was completed on November 18, 2024. Immediately before and after reorganization, the Company, together with its subsidiary, were effectively controlled by the same shareholder; therefore, for accounting purposes, the reorganization was accounted for as a recapitalization.

Authorized Shares

The Company has 500,000,000 authorized ordinary shares, no-par value per share.

Ordinary Shares

As of the date of this report, the Company has 10,000,000 Class A ordinary shares and 5,000,000 Class B outstanding and issued to the participating shareholders in connection with the reorganization of the Company.

BUUU GROUP LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 13. Equity (cont.)

Subscription receivable and share allotment

On November 7, 2024, BUUU, via a subscription agreement for aggregate proceeds of $19,800, issued 3,960,000 ordinary shares of BUUU to the pre-IPO investors. As of December 31, 2024 and 2023, proceeds to be received from this subscription were reflected in share capital and subscription receivable in the amount of $19,801.

Cash dividend

On September 1, 2024, BU Creation Limited, the subsidiary of the Company, declared a special dividend of approximately HK$71,000 per share (equivalent to approximately $9,140 per share) with respect to the 100 issued shares of BU Creation Limited or HK$7,100,000 (equivalent to $913,990) to the shareholders of BU Creation Limited, of which $505,303 was offset with the current account with shareholders. The dividend declared by BU Creation Limited has been fully paid at the date these unaudited interim condensed consolidated financial statements are issued.

On September 1, 2024, BU Workshop Limited, the subsidiary of the Company, declared a special dividend of approximately HK$14,000 per share (equivalent to approximately $1,802 per share) with respect to the 100 issued shares of BU Workshop Limited or HK$1,400,000 (equivalent to $180,224) to the shareholders of BU Workshop Limited, of which $80,706 was offset with the current account with shareholders. The dividend declared by BU Workshop Limited has been fully paid at the date these unaudited interim condensed consolidated financial statements are issued.

Note 14. Subsequent Events

The Company’s management has evaluated subsequent events up to the date of these unaudited interim condensed consolidated financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to disclose.

BUUU Group Limited

1,500,000 Class A Ordinary Shares

________________________________

PROSPECTUS

________________________________

[•], 2025

Until and including [•], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

Section 132 of the BVI Business Companies Act provides that subject to the memorandum or articles of association of a company, the company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company, or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provided that the said person had acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Any indemnity given in breach of the foregoing proviso is void and of no effect.

Under our Amended and Restated Memorandum and Articles of Association, we shall indemnify, hold harmless and exonerate against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The underwriting agreement in connection with this Offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

Item 7. Recent Sales of Unregistered Securities

BUUU Group Limited (“BUUU”) was incorporated under the laws of the BVI on April 16, 2024. At the date of BUUU’s incorporation, 1 ordinary share was issued to BUBI Services Limited (“BUBI Services”), the Controlling Shareholder.

On October 17, 2024, BUUU resolved and approved to increase the maximum number of shares it is authorized to issue from 50,000 with no par value to 500,000,000 no par value. On the same day, BUUU resolved and approved to re-designate (a) 249,999,999 authorized but unissued ordinary shares of no par value into 249,999,999 Class A ordinary shares (“Class A Ordinary Shares”) of no par value; and (b) 250,000,000 authorized but unissued ordinary shares of no par value into 250,000,000 Class B ordinary shares (“Class B Ordinary Shares”) of no par value, and re-designate a total of 1 issued ordinary shares of no par value owned by BUBI Services into 1 Class A Ordinary Shares of no par value.

On October 22, 2024, 6,039,999 Class A Ordinary Shares were issued and allotted to BUBI Services at a total consideration of US$1. On November 7, 2024, BUUU entered into Sale and Purchase Agreements with A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited, respectively. Pursuant to the Sale and Purchase Agreements, BUUU is to sell, and A Max Holding Limited, Glitter Win International Limited, Tight Core Limited, Storm Citadel Global Limited and Virtuous Accolade Limited are to acquire 2,500,000, 480,000, 480,000, 100,000 and 400,000 Class A Ordinary Shares, at the consideration of US$12,500, US$2,400, US$2,400, US$500 and US$2,000, respectively.

On November 18, 2024, BUUU completed a series of transactions effectuating the reorganization of the BUUU group of companies, pursuant to which, BU Creation Limited became a wholly owned subsidiary of BUUU and BU Workshop Limited became the subsidiary which is 75% owned by BUUU.

Pursuant to the two Sale and Purchase Agreements dated November 18, 2024 between Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited (all as vendors) and BUUU (as purchaser) for the purpose of reorganization, BUUU allotted and issued 5,000,000 Class B Ordinary Shares in aggregate to BUBI Service Limited, as the consideration for the transfer of issued capital of BU Creation Limited and BU Workshop Limited held by Ms. Nana CHAN, Mr. Wai Kwong POON and Perfect Wood Limited to BUUU.

We believe that each of the issuances and transfers above was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedule

(a)     The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum and Articles of Association
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of David Fong & Co., Solicitors regarding certain Hong Kong tax matters (included in Exhibit 99.8)
8.2*	Opinion of Ogier as to BVI tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement between the Registrant and Wai Kwong POON, dated December 12, 2024
10.2†	Employment Agreement between the Registrant and Chun Kit YU, dated December 12, 2024
10.3†	Employment Agreement between the Registrant and Nana CHAN, dated December 12, 2024
10.4†	Form of the Independent Non-Executive Director Offer Letter
10.5†	Letter of Appointment between BU Creation Limited (Registrant’s operating entity) and Chun Kit YU, dated January 1, 2024.
14.1†	Code of Business Conduct and Ethics
14.2†	Executive Compensation Recovery Policy
14.3†	Insider Trading Policy
21.1†	List of Subsidiaries
23.1*	Consent of OneStop Assurance PAC, an independent registered public accounting firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of David Fong & Co. (included in Exhibit 99.8)
99.1†	Audit Committee Charter
99.2†	Nominating Committee Charter
99.3†	Compensation Committee Charter
99.4†	Consent from GOVEN Intelligence Holdings Limited
99.5†	Consent of Pak Lun Patrick, AU, Independent Director Nominee
99.6†	Consent of Chun Kit, TSUI, Independent Director Nominee
99.7†	Consent of Ho Wa, CHA, Independent Director Nominee
99.8*	Opinion of David Fong & Co. regarding certain Hong Kong legal and tax matters
107*	Filing Fee Table

____________

*        Filed herein

**      To be filed via amendment

†        Previously filed

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on May 20, 2025.

BUUU Group Limited
By:	/s/ Wai Kwong POON
Name:	Wai Kwong POON
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Wai Kwong POON, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Wai Kwong POON	Chief Executive Officer and Director	May 20, 2025
Wai Kwong POON	(Principal Executive Officer)
/s/ Chun Kit YU	Chief Financial Officer	May 20, 2025
Chun Kit YU	(Principal Financial and Accounting Officer)
/s/ Nana CHAN	Director and the Chair of the Board	May 20, 2025
Nana CHAN

SIGNATURE OF AUTHORIZED AGENT IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized agent in the United States of America, has signed this registration statement thereto in New York, NY on May 20, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.